UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

NABORS INDUSTRIES LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

NABORS

Nabors Industries Ltd.
Crown House
Second Floor
4-Par-la-Ville Road
Hamilton, Bermuda HM 08

STRENGTH THROUGH TRANSFORMATION

PROXY STATEMENT

NOTICE OF 2026 ANNUAL MEETING
OF SHAREHOLDERS

Date and Time
Tuesday,
June 2, 2026
10:00 a.m.
Central Time
Place
The Offices of Nabors Corporate Services, Inc.
515 W. Greens Road
Houston, TX 77067
Who Can Vote
Only shareholders of record at the close of business on April 2, 2026, may vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.
How to Cast your Vote
Online
www.proxyvote.com and accessible via the QR code below.

By mail
Sign, date and return your proxy card/voting instruction form to vote by mail.
By phone
1-800-690-6903
In Person
Owners with shares held through a bank or broker may vote in person at the Annual Meeting if they have a legal proxy from the bank or broker and bring it to the Annual Meeting.

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors” or the “Company”), we cordially invite you to attend the Company’s annual meeting of shareholders to be held at the offices of our subsidiary, Nabors Corporate Services, Inc., 515 W. Greens Road, Houston, Texas, 77067 on June 2, 2026, at 10:00 a.m. Central Time (the “Annual Meeting”), for the following purposes:

Proposals		Board Vote Recommendation	For Further Details
1	Election of eight Directors for one-year term	“FOR” each Director nominee	Page 30
2
Approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2026, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration
		“FOR”	Page 40
3	Approval, on a non-binding, advisory basis, of the compensation paid by the Company to its named executive officers as disclosed in this Proxy Statement	“FOR”	Page 44
4	Approval of Amendment No. 5 to the Company’s Amended and Restated 2016 Stock Plan	“FOR”	Page 97

Consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Company’s annual audited financial statements for the year ended December 31, 2025 will be presented at the Annual Meeting. For information regarding the Company’s 2025 financial performance, please read our 2025 Annual Report.
Further information regarding the Annual Meeting and the above proposals is set forth in the accompanying Proxy Statement. The proposal summaries above do not contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement.
We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about Wednesday, April 22, 2026. Shareholders who have requested a paper copy of the Proxy Statement and the Company’s 2025 Annual Report will receive those documents. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.
The Notice and proxy materials are first being made available to our shareholders on or about April 22, 2026.
For the Board of Directors,

Mark D. Andrews
Vice President & Corporate Secretary
April 22, 2026

2026 Proxy Statement

LETTERS FROM LEADERSHIP
From our Chairman of the Board, President, and CEO
Dear Fellow Shareholders:
In 2025, we continued to execute our strategy to position Nabors for sustainable value creation across industry cycles. While market conditions in the U.S. Lower 48 softened during the year, we made significant progress strengthening our strategic foundation, expanding our international footprint, advancing our technology leadership, and scaling our capital-efficient Drilling Solutions (“NDS”) platform. These initiatives support our objective of building a more diversified and resilient enterprise capable of generating durable free cash flow and delivering attractive long-term returns to shareholders.
Strategic Transactions
The highlight of the year was the acquisition of Parker Wellbore, and the subsequent sale of Parker’s Quail Tools subsidiary. The acquisition of Parker Wellbore for $274 million (comprised of 4.8 million shares and $93 million of acquired net debt) translated into 1.4x EV/EBITDA with immediately accretive adjusted free cash flow. The subsequent Quail Tools divestiture led to cash proceeds of $625 million, translating into a valuation on the sale of 4.2x EV/EBITDA. The combined result of these transactions was that Nabors essentially sold shares at approximately $130 per share, a valuation significantly higher than Nabors’ share price at that time.
Transforming our Balance Sheet
Compared to the beginning of 2025, we reduced gross debt on a pro-forma basis by $389 million, materially strengthening our balance sheet and reducing future cash interest obligations. In addition, we completely extinguished the debt acquired from the Parker Wellbore acquisition. This reflects our disciplined capital allocation framework and continued focus on expanding free cash flow while reducing leverage.
Strategic International Growth
Our International Drilling segment delivered exceptional results, with Adjusted EBITDA increasing more than 12% year over year. This growth reflects our long-term customer relationships and growing demand for Nabors’ advanced drilling capabilities. A key contributor was SANAD, our onshore drilling joint venture in Saudi Arabia. During 2025, SANAD deployed five additional newbuild rigs, bringing the number of operating newbuild rigs to 14 of the planned 50-rig fleet by year-end. These high-specification rigs are generating attractive financial returns while reinforcing SANAD’s leadership position in the Saudi Arabia land drilling market. We also expanded our presence across several other strategic international markets. In Argentina, we mobilized idle rigs from the United States and paired them with a comprehensive suite of NDS technologies under multi-year term contracts to support development in the rapidly growing unconventional market of the Vaca Muerta. In addition, we deployed three large, high-specification rigs in Kuwait, also under multi-year term contracts. These rigs are targeted for high-value deep natural gas drilling.
Continued Advancement of our Technology Business
Our NDS business continued to demonstrate the value of its capital-efficient model, further enhanced by the addition of several Parker businesses. Adjusted EBITDA grew more than 65% during 2025, including the contribution from Quail Tools. In addition, our NDS business, adjusted to exclude Quail Tools, generated 87% free cash flow conversion. The NDS portfolio improves drilling performance and efficiency for our customers while requiring significantly less capital than traditional drilling operations, creating a highly scalable and differentiated business model. This model supports higher margins and advances our strategy to expand free cash flow and strengthen our balance sheet.
2026 Proxy Statement 1

The Path Forward
Looking ahead, our strategic priorities remain clear. We will continue to strengthen our balance sheet, expand free cash flow generation, and further scale our technology and services portfolio. At the same time, we remain committed to advancing technologies that improve drilling performance, enhance safety, and reduce the environmental footprint of our operations and those of our customers.
For our shareholders, disciplined capital allocation and sustained value creation take precedence. We will remain consistent in our approach: investing selectively in high-return growth opportunities, deleveraging, and strengthening the Company’s financial resilience. As free cash flow expands, we expect to increase our flexibility to return capital to shareholders over time while continuing to invest in the technologies and capabilities that differentiate Nabors in the global energy services market.
Nabors operates at the center of an industry that continues to evolve rapidly. With our expanding global footprint, differentiated technology portfolio, and the dedication of our talented employees worldwide, we believe the Company is well positioned to deliver long-term value for our customers and our shareholders.
On behalf of the Board of Directors and our leadership team, thank you for your continued confidence and support.

Sincerely yours,

ANTHONY G. PETRELLO Chairman, President and Chief Executive Officer April 22, 2026

(1)
Throughout this Proxy we reference non-GAAP measures such as “net debt”, “Adjusted EBITDA”, “Adjusted Free Cash Flow” and other measures against which we gauge performance, liquidity and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures.

2 2026 Proxy Statement

KEY VALUE DRIVERS

STRATEGIC OVERVIEW

Key Value Drivers

Delivering performance, growth, and innovation across our business

5
VALUE DRIVERS

01

DELIVERING ON OUR COMMITMENT TO DE-LEVER

Strategic actions and operational cash flow generation driving meaningful debt reduction

• 4Q 2017
$3.7B
• 4Q 2025
$1.6B

MEANINGFUL PROGRESS

Reducing net debt from **$3.7B** (4Q 2017) to **$1.6B** (4Q 2025) - a reduction of over **$2.1B** across eight years.

02

INTERNATIONAL DRILLING EXPANSION

Expanding rig count driving higher daily revenue and adjusted daily adjusted gross margin

$50,000
$40,000
$30,000
$20,000
$10,000
$-
1Q 2Q 3Q 4Q
2022
2023
2024
2025
Daily Rig Revenue
Daily Adjusted Gross Margin

03

DISCIPLINED L48 DRILLING EXECUTION

Sustaining stable margins in a dynamic market

$40,000
$30,000
$20,000
$10,000
$-
1Q 2Q 3Q 4Q
2022
2023
2024
2025
Daily Rig Revenue
Daily Adjusted Gross Margin

04

TECHNOLOGY & INNOVATION WITH PROVEN IMPACT

NDS delivering strong growth in international markets

Note: Values are adjusted to exclude the contribution from Quail Tools

$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
80%
70%
60%
50%
40%
30%
20%
1Q 2Q 3Q 4Q
2022
2023
2024
2025
Revenue
Adjusted Gross Margin
Adjusted Gross Margin %

05

INNOVATION & SUSTAINABILITY IN ACTION

Driving operational efficiency, enabling complex well execution and reducing emissions

Introduced the PACE-X Ultra™ Rig

AWARDS:
- O&G Middle East Digital Enabler of the Year
- O&G Middle East Service Provider of the Year

2026 Proxy Statement 3

From our Independent Lead Director
Dear Fellow Shareholders,
On behalf of the Board of Directors of Nabors Industries Ltd., I am pleased to present our 2026 Proxy Statement. In 2025, the Board remained closely engaged with management to strengthen Nabors’ competitive position, enhance its financial resilience, and advance the Company’s long-term value for shareholders.
Board Oversight and Strategic Priorities
Throughout the year, the Board maintained active oversight of the Company’s strategy, capital allocation priorities, and enterprise risk management. Our focus remains to ensure Nabors is positioned to compete effectively across industry cycles, improve returns, strengthen the balance sheet, and expand the Company’s differentiated capabilities in international markets and technology-enabled drilling solutions.
Strategic Execution and Portfolio Management
During 2025, Nabors advanced several strategic priorities under the Board’s oversight, in particular:
The integration of Parker Wellbore, which strengthened Nabors’ global drilling and services platform and enhanced the Company’s ability to deliver integrated solutions to customers.
The divestiture of Parker’s Quail Tools business, which optimized our business portfolio. The Board worked closely with management to evaluate this transaction and to oversee the disciplined deployment of proceeds.
Capital Discipline and Balance Sheet Strength
A central priority for the Board in 2025 was continued progress in improving the Company’s capital structure. Proceeds from the Quail Tools divestiture were largely used to reduce outstanding debt, supporting a meaningful reduction in leverage and enhancing financial flexibility.
The Board believes that maintaining a robust balance sheet is essential to supporting Nabors’ long-term strategy, enabling the Company to pursue opportunities that drive durable earnings growth and improved investment returns over time. We will continue to oversee capital allocation decisions with a focus on strengthening the Company’s financial profile and creating value for shareholders.
International Growth and Technology Leadership
International markets remain a key driver of Nabors’ long-term strategy. During 2025, the SANAD joint venture with Saudi Aramco continued to expand its rig fleet under long-term contracts in the Kingdom of Saudi Arabia. These deployments support one of the most active and stable drilling markets globally and are expected to contribute increasingly to Nabors’ earnings and cash flow in the years ahead.
The Board also maintained oversight of the Company’s continued investment in advanced drilling technologies and automation. Nabors Drilling Solutions’ expanding platform and Nabors’ Canrig equipment innovations continue to differentiate the Company’s service offering by improving drilling efficiency, consistency, and safety. We believe these technologies represent an important competitive advantage as the industry continues to emphasize performance and capital efficiency.
Strong Governance and Shareholder Alignment
The Board remains committed to maintaining high standards of governance, transparency, and accountability. Our independent directors provide active oversight of management and regularly review the Company’s strategy, financial performance, and risk management practices.
During the year, the Board and its committees continued to focus on executive compensation alignment, succession planning, and Board composition. Specifically, during 2025, we added a new independent director, David Tudor. David’s addition brings decades of leadership and expertise in power generation, distribution and energy storage that will strengthen the strategic decision-making and risk oversight capabilities of the Board. In addition, we also appointed a new Chief Financial Officer, Miguel Rodriguez, in
4 2026 Proxy Statement

accordance with the Company’s succession plan. The execution of the succession plan ensured continuity in the lead financial role of the Company, preserved institutional knowledge, and enabled the promotion of an existing executive with proven capital discipline. We believe these steps reflect our commitment to responsiveness, accountability, and execution as we engage with shareholders and position Nabors for sustainable growth.
Looking to the Future
The Board believes that Nabors has made important progress in strengthening the Company’s strategic and financial foundation. With an expanding international presence, differentiated drilling technologies, and a stronger balance sheet, the Company is increasingly well positioned to generate sustainable value across industry cycles.
The Board will continue to work closely with management to ensure disciplined execution of the Company’s strategy, prudent capital allocation, and strong governance practices that support long-term shareholder value.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. Even if you plan to attend the Annual Meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the Annual Meeting in accordance with your instructions. On behalf of the Board of Directors, I would like to thank our employees worldwide for their dedication to operational excellence and safe performance, and we appreciate the continued support and engagement of our shareholders.

Sincerest regards,

JOHN YEARWOOD Independent Lead Director April 22, 2026

2026 Proxy Statement 5

EXECUTIVE SUMMARY

2025

Performance Highlights

Financial results, strategic priorities, technology, safety & sustainability

01 FINANCIAL PERFORMANCE

Strong EBITDA Growth Across All Segments

TOTAL ADJUSTED EBITDA

$913M ▲ 4% vs. 2024

Consistent growth across core operations driven by disciplined execution.

DRILLING SOLUTIONS & RIG TECHNOLOGIES

$239M ▲ 48% vs. 2024

Combined Adjusted EBITDA

INTERNATIONAL ADJUSTED DAILY GROSS MARGIN

$17,634 ▲ 7% vs. 2024

Reflects expanding international drilling profitability

02 CEO'S GROWTH STRATEGY

Unlocking Long-Term Value

Saudi Arabia Joint Venture

Unlocking value from our Saudi Arabia joint venture to accelerate regional growth and strengthen our global footprint.

Targeted International Expansion

Pursuing disciplined, high-return international opportunities to diversify revenue and capture growing global demand.

Technical Leadership

Advancing our technology portfolio to deliver measurable performance improvements and maintain a competitive edge.

03 TECHNOLOGY & SAFETY

Leading in Safety, Cybersecurity & Innovation

129

SAFETY - RIGS RECORDABLE INCIDENT FREE

129 rigs operated throughout 2025 without a single recordable incident

ISO 27001

RIGCLOUD

Our digital platform is ISO 27001 certified, reflecting our focus on cybersecurity and data protection.

58

PATENTS AWARDED IN 2025

15 U.S. & 43 International – a leader amongst closest peers.

05 CLIIMATE & PEOPLE

Responsible Operations & Inclusive Culture

INDEPENDENT LIMITED ASSURANCE

Scope 1, 2 & limited 3

Independent limited assurance received for Scope 1, Scope 2, and select Scope 3 emissions - reinforcing our transparency and accountability commitments.

ACE PROGRAM - 3RD COHORT

100% Diverse

100% diverse representation in the third cohort of the ACE (Actively Changing Energy) program - driving inclusion across our workforce.

6 2026 Proxy Statement

PROACTIVE SHAREHOLDER ENGAGEMENT
Why We Engage
We believe that dialogue with shareholders and key stakeholders affords our Board and management team deep, important insights on the most important topics facing our Company. This year, we reached out to the top thirty institutional holders (which includes institutions holding more than 0.30% of Nabors shares outstanding) with an emphasis on engaging with institutional holders who voted against Say-on-Pay. We respond to all shareholder engagement requests continually engage with shareholders on a variety of topics throughout the year. Doing so allows for more focused, effective responses to issues and questions as they arise.
How We Engage

Engagement Process	Outreach	Discussion	Feedback	Results

Throughout the year, we engage in intensive outreach to our shareholders. Shareholders are engaged through various methods, including one-on-one meetings, analyst conferences, investor meetings, panel discussions, and the Annual Meeting.

Active discussions involving management and independent Directors, including our Independent Lead Director and committee chairpersons, are the key to gaining insight and understanding of investor questions and concerns.
			Shareholder feedback from any medium is shared with management, Board committees and the full Board of Directors.	Shareholder feedback is deliberated by the Board, and converted into tangible actions or additional disclosure, as appropriate.

Shareholder Engagement Facts	62%	30%	32%	100%	Participants

Total percentage of common shares outstanding held by institutional shareholders each with ownership >0.30% that we reached out to following the 2025 Annual Meeting.
All of these shareholders were offered meetings to ask questions and provide feedback on Say-on-Pay or other matters.

Total percentage of the outstanding shares held by institutional shareholders who elected to participate in one or more meetings with independent directors and Nabors experts following the 2025 Annual Meeting.
Our investor relations team also engaged in additional dialogue on a regular basis with many of our shareholders to discuss business fundamentals.
			The total percentage of common shares outstanding of shareholders that did not respond or determined a discussion was not needed following the 2025 Annual Meeting.	Percentage of inbound shareholder requests to which we responded.
The Chair of the Compensation Committee, the Independent Lead Director, and the Corporate Secretary participated in the discussions following the 2025 Annual Meeting along with a small team of experts from Nabors. The Chair of the Risk Oversight Committee joined a number of these discussions as well. Our investor relations team also engaged in dialogue on a regular basis with many of our shareholders.

2026 Proxy Statement 7

Engagement Topics	Focus Areas
ESG	•	Our commitment to sustainable operations, including continued efforts to enhance transparency and reporting of emissions
	•	Our approach to Board and committee refreshment, including the appointment of a new Director
	•	Our approach to monitoring and mitigating geopolitical risks
	•	The successful execution of our succession planning efforts through the appointment of our new CFO
Executive Compensation (See CD&A for additional details)	•	Continued enhanced disclosure, clarity and readability of our CD&A
	•	Our ongoing commitment to align C-Suite compensation with performance, including the thorough benchmarking performed for our new CFO’s compensation package, in alignment with that of our peers
	•	Our implementation of well-defined, financially focused, C-Suite goals and quantifiable metrics
	•	Updates to the Company’s peer group, directly responsive to shareholder feedback
•
Our focus on pay for performance (e.g., Performance Stock Units (“PSU”s) and Total Shareholder Return (“TSR”) shares) rather than purely time-based equity awards (e.g., Restricted Stock Units (“RSUs”)), in contrast to our peers – specifically, 100% of our CEO’s long-term incentives are provided in the form of performance-based stock units or TSR shares

	•	Our use of annual goals as part of a broader scheme of multi-year targets and continued use of long-term performance goal setting
	•	Greater disclosure of the Compensation Committee’s target setting process
Company Strategy	•	Enhanced disclosure on the Company’s continued efforts to reduce debt, improve our debt maturity profile and balance sheet
	•	Our strategy of targeted growth using disciplined capital deployment focused on international markets and technology innovation

8 2026 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
ESG Committee Renamed to Governance and Nominating Committee
During the past year, the Board elected to rename the ESG Committee to the Governance and Nominating Committee to better reflect its responsibilities for corporate governance, board composition, and ESG oversight. The Board believes this change aligns committee oversight with evolving governance practices and shareholder expectations.
The Governance and Nominating Committee retains oversight of the Company’s environmental, social, and governance strategy, including sustainability initiatives, human capital management, and corporate responsibility matters.
As disclosed in more detail, below, the Governance and Nominating Committee’s responsibilities include identifying and recommending qualified Director nominees, overseeing board and committee evaluations and refreshment, monitoring ESG-related risks and opportunities, and reviewing the Company’s corporate governance framework.
In connection with this change, the Board updated the committee charter to reflect the new name and responsibilities and posted the revised charter on the Company’s website.
2026 Proxy Statement 9

Governance and Sustainability Milestones Achieved Over the Years
We were among the first public companies to establish an independent board committee focused on sustainability initiatives. Over the past several years, and in direct response to shareholder feedback, the Governance and Nominating Committee has implemented meaningful enhancements to our governance and sustainability programs. In addition to the actions taken in 2025 (see “2025 and 2026 Shareholder Feedback on ESG” below), we continue to view a thoughtful sustainability approach as important – even as perspectives evolve in the broader macro landscape.

2013

Adopted a **PROXY ACCESS POLICY** for shareholders owning 5% of the Company's shares continuously for three years

2013

Implemented a **DIRECTOR RESIGNATION POLICY**

2014

SUSTAINABILITY REPORT inaugural filing

2014

Enhanced **BOARD DIVERSITY** with gender and racial criteria, leading the way to appointment of diverse Directors

2014

Board committed to **SPLITTING THE CEO AND BOARD CHAIR** roles following tenure of current CEO

2014

Transitioned to a fully **DECLASSIFIED BOARD** with annual elections

2017

Amended proxy access to **REDUCE THRESHOLD** from 5% to 3% by adopting the 3/3/20/20 formulation(1)

2018

Hired the Company's first **CHIEF ADMINISTRATIVE OFFICER,** tasked with overseeing E&S

2018

Increased Director **STOCK OWNERSHIP** from 3x to 5x annual cash retainer and **CAPPED ANNUAL RENUMERATION**

2020

Established the framework for our **ENERGY TRANSITION STRATEGY**

2020

Established the **BASELINE YEAR FOR GHG EMISSIONS** reduction

2021

Adopted the Task Force for Climate-Related Financial Disclosure **(TCFD)** framework

2021

Introduced and continue to increase the **RIGOR OF E&S GOALS** and metrics

2022

Achieved **ONGOING REDUCTIONS IN SCOPE 1 & 2 GHG EMISSIONS INTENSITY,** exceeding global targets

2023

Received **LIMITED INDEPENDENT ASSURANCE** for Scope 1 and 2 GHG emissions, and select Scope 3 emissions

2024

Completed CSRD readiness assessment with **LIMITED INDEPENDENT ASSURANCE** across Scope 1, 2(US), and select Scope 3 categories

2025

APPOINTED NEW CFO with industry standard employment conditions

2025

Refreshed **BOARD WITH NEW DIRECTOR** bringing diverse industry experience

(1)
Structure that enables a shareholder or a group of up to 20 shareholders who have held at least 3% of Company stock for 3 years to nominate up to 20% of the Board. The shorthand for this proxy access policy with this formulation is 3/3/20/20.

10 2026 Proxy Statement

2025 and 2026 Shareholder Feedback on ESG
The table below details the feedback we heard from our shareholders on ESG initiatives and the actions the Company took to address shareholders’ views on our ESG program. The changes implemented in 2025 and 2026 reflect our Board’s strong commitment to shareholder engagement and responsiveness.

What We Heard	Actions Taken
Continue inclusion of ESG metrics into executive compensation
Continued inclusion of an emissions reporting performance goal for the CEO, building upon the Company’s continued commitment to sustainability (See “2025 CEO Performance Goals and Achievements”, below)

Shareholders said that board refreshment was a priority for good governance practices
In response to shareholder feedback regarding board refreshment and tenure, the Board appointed a new, highly qualified, independent Director, David Tudor, adding fresh perspectives and complementary expertise while maintaining continuity and experience (See “Director Nominees” below)

Shareholders said that succession planning and management refreshment was a priority for good governance practices	In response to shareholder feedback, the Board appointed Miguel Rodriguez as Chief Financial Officer. (See “Other Executive Officers” below)
Shareholders and proxy advisors asked the Board to eliminate the single trigger in our executive contracts
In response to shareholder feedback, the Board eliminated the legacy employment agreement of our former CFO, which included a single trigger change in control provision, and implemented an Executive Severance Agreement with our new CFO, which is consistent with market standards, and includes a double trigger for change in control (See “Other Executive Officers” below)

Shareholders asked the board to provide additional disclosure in conformity with ESG standards
Continued to publish an annual Sustainability Report disclosing the Company’s environmental and social initiatives, achievements and operational awareness while meeting stakeholder expectations and committing to stay ahead of the everchanging ESG landscape

Shareholders asked the board to provide additional disclosure on how the board thinks about risk oversight, especially geopolitical risks	In response to shareholder feedback, we have enhanced our disclosure relating to the board’s approach to risk mitigation and management. (See “Risk Oversight”, below)

Our Commitment to Sustainability
Nabors is committed to balancing traditional and emerging energy solutions while minimizing environmental impact, prioritizing safety, and leveraging technology to drive long-term value creation.
2026 Proxy Statement 11

Key Sustainability Highlights
Verified Emissions Inventory
•	Independent third-party assurance obtained for Scope 1, Scope 2, and limited Scope 3 emissions, enhancing transparency of our emissions reporting.
Industry Recognition
•	Recognized at the 19th Annual Oil & Gas Middle East Awards, receiving two major awards and finalist recognition in three additional categories.
•	Digital Enabler of the Year – awarded jointly with Halliburton for advancements in drilling automation and remote operations.
•	Service Provider of the Year – awarded for the third consecutive year, recognizing consistent excellence in safety, efficiency, and technical capability.
Technical Innovation
•	Continued deployment of technology-driven drilling automation and digital solutions designed to enhance operational efficiency, safety, and environmental performance.

Sustainability Governance
Our integrated management system supports a structured, enterprise-wide approach to sustainability governance, addressing risks in operations, safety, environmental, security, and compliance.

12 2026 Proxy Statement

Worker Health and Safety
We value safety. We care.

TOTAL RECORDABLE INCIDENT RATE	HEALTH AND SAFETY ACHIEVEMENTS

0.42 UNCHANGED FROM 0.42 IN 2024	129 RIGS RECORDABLE FREE IN 2025, AN INCREASE FROM 107 RIGS IN 2024

Talent and Diversity
As a global company, we prioritize collaboration and partnership to drive success. We recognize that a diverse workforce is essential to achieving our goals and are committed to fostering an inclusive environment that values diverse backgrounds, ethnicities, and experiences.

2026 Proxy Statement 13

Our Commitment to Governance Best Practices
Our shareholders elect the Board of Directors to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law or the Company’s Bye-laws, all corporate authority resides in the Board as the representative of the shareholders.
Role of the Board of Directors
The Board directs the management of the Company’s business and affairs and selects executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. The Governance Guidelines, and the Code of Business Conduct, and all Committee Charters are available on the Company’s website at www.nabors.com.
Corporate Governance Best Practices
As corporate governance best practices continue to evolve, so do we. Our Board is committed to the following best practices:

✔	Independent Lead Director	✔	Significant stock ownership and holding requirements for NEOs
✔	Annual Director elections	✔	Proxy access
✔	Fulsome Board evaluation	✔	Continuing education for Directors
✔	Active shareholder engagement program	✔	Shareholder rights to call special meetings
✔	Gender, ethnic, cultural and experience diversity among Board and management	✔	Majority independent Board
✔	Robust stock ownership for Board of Directors

Shareholder Communication with the Board
Shareholders and other interested parties may contact any of the Company’s Directors (as a group or individually), Board committees, or independent Directors as a group, by writing to them at Nabors Industries Ltd., c/o: Corporate Secretary and delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda, or by mail to P.O. Box HM3349, Hamilton, HMPX, Bermuda or by emailing Investor.relations@nabors.com. Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy Regarding Shareholder Communications with the Board of Directors”, which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control or auditing matters, may be communicated directly to the Independent Lead Director, to the outside Directors as a group, or to the Audit Committee. Such communications will be treated as confidential and can be anonymous and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.
Overview of Key Governance Topics
Board Leadership Structure
✔	Independent Lead Director role with defined duties, including direct engagement with shareholders
✔	Any Director may raise a matter for consideration by the Board
While our Governance Guidelines provide for an independent chair of the Board following the tenure of our current Chairman and CEO, the Board believes that the current combination of the Chair/CEO role with an experienced, Independent Lead Director creates the most effective and balanced board leadership
14 2026 Proxy Statement

structure for the Company at this time. Both the Chairman and Independent Lead Director serve on the Board’s Executive Committee, and any Director may raise a matter for consideration by the Board. The Board’s current view is that a combined Chair and CEO position, together with non-executive independent Directors and a proactive, objective and highly engaged Independent Lead Director, promotes candid discourse and responsible corporate governance.
If re-elected, Mr. Yearwood will continue to serve as our Independent Lead Director, a position he has held since 2011. The Board believes that Mr. Yearwood’s extensive management experience, industry-leading reputation and effective performance in the role of Independent Lead Director, qualifies him to continue to serve in that capacity.
The Independent Lead Director’s primary responsibilities include:
•	Presiding over the executive sessions of Independent Directors, which are held during all board meetings or whenever otherwise required;
•	Calling meetings of the Independent Directors as desirable;
•	Developing and approving, together with the Chairman, the agenda for board meetings, adding agenda items where he deems appropriate;
•	Serving on the Executive Committee of the Board;
•	Chairing certain portions of the board meetings;
•	Providing input and guidance on strategy and growth directly to management in operations;
•	Serving as a liaison between the Chairman and the Independent Directors;
•	Leading, together with the Governance and Nominating Committee Chair, the Board’s annual self-evaluation; and
•	Performing other duties delegated by the Board from time to time.
The Independent Lead Director also participates in direct engagement discussions with the Company’s shareholders. This past year, our Independent Lead Director partnered with the Chair of the Compensation Committee and members of the Nabors management team in extensive communications with significant shareholders and other stakeholders regarding compensation and ESG matters.
Director Independence
✔	Annual review of independence
✔	Each member of the Board, other than the Chair, is independent
The Governance and Nominating Committee conducts a review at least annually of the independence of each member of the Board and its Committees and reports its findings to the full Board. As permitted by the rules of the SEC and New York Stock Exchange (“NYSE”), the Board has adopted categorical standards to assist in making determinations of Director independence. These standards incorporate and are consistent with the independence requirements of the SEC and NYSE and are set forth in our Governance Guidelines available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related Transactions” below, as well as social and other relationships, in determining whether a Director is independent.
Upon the recommendation of the Governance and Nominating Committee, and after considering all relevant factors, the Board has determined that each member of the Board, other than Mr. Petrello, is independent. The Board also has determined that each member of our Audit, Compensation, and Governance and Nominating Committees meets the independence standards established for these Committees by the NYSE and the applicable rules and regulations of the SEC.
Board Evaluation
✔	Individual Director Evaluations
✔	Annual formal evaluation of the Board and its committees
2026 Proxy Statement 15

✔	Anonymous feedback solicited
✔	Results of the evaluation are reviewed by the Governance and Nominating Committee and discussed at the full board level
The Governance and Nominating Committee regularly assesses the Board’s performance and ensures that it is composed of highly qualified Directors with diverse skillsets and backgrounds. A formal evaluation of the Board and its committees is conducted on an annual basis to solicit anonymous feedback and determine appropriate action.
To ensure a robust approach to Director evaluation and refreshment, our Independent Lead Director, together with the Governance and Nominating Committee Chair, leads the Board’s annual self-evaluation, which considers the following topics:
•	Board/Committee materials
•	Board/Committee meeting logistics and effectiveness
•	Board/Committee oversight responsibilities
•	Board/Committee composition
•	Committee effectiveness
•	Individual Director performance
The results of the evaluation are reviewed by the Governance and Nominating Committee and discussed at the full board level. When appropriate, changes are implemented to improve board performance.
The Board’s Guidelines on Significant Corporate Governance Issues provide that Directors generally will not stand for re-election after reaching age 75. The Board believes this guideline supports thoughtful Board refreshment while preserving flexibility to retain Directors whose continued service is in the best interests of the Company and its shareholders.
In connection with the recommendations for Director Nominees at the Annual Meeting, the Board has elected to waive this guideline with respect to Mr. John Kotts, who turned 75 this year. In reaching this determination, the Board considered, among other things, Mr. Kotts’ extensive industry experience, historical and institutional knowledge of the Company, continued strong performance and engagement as a Director, and the Board’s ongoing succession and refreshment planning. The Board also considered the importance of maintaining continuity during a period of strategic execution.
The Board conducts annual evaluations of its composition and individual Director performance and expects to continue to assess Mr. Kotts’ service in the same manner as all other Directors.
Policy on Director Commitments
✔	Employee Directors may not be a Director of more than two public companies
✔	Non-employee Directors may not be a Director of more than four public companies
Directors are encouraged to serve on the boards of directors of other companies, as the Board believes such service broadens and deepens our Directors’ knowledge and experience. Our Board Guidelines on Significant Corporate Governance Issues set forth certain limitations on Director service to ensure that each Director’s outside directorships do not interfere with his or her ability to meet the responsibilities and expectations of service on our Board, including as it relates to conflicts of interest and overboarding. Under such policy, unless approved by the Board, the employee Directors of the Board may not be a member of the Board of Directors of more than two public companies and non-employee Directors of the Board may not be a member of the board of Directors of more than four public companies. All Directors must notify the Chair of the Board and Chair of the Governance and Nominating Committee in advance of accepting an invitation to serve on another public company board (other than a non-profit’s board) to ensure that such new board does not present a conflict with the Director’s role as a member of the Board or overburden the Director’s capacity to serve on the Board. Furthermore, the Governance and Nominating Committee conducts an annual review of Director commitments, including consideration of directorships and any
16 2026 Proxy Statement

leadership positions held at other public and private companies and nonprofit entities, and has determined that all Directors currently comply with these guidelines.
Director Diversity
✔	Committed to maintaining a pipeline of diverse Director candidates
✔	Routinely evaluates size and structure of the Board
As the Governance and Nominating Committee considers its long-term Board refreshment strategy, we are committed to maintaining a pipeline of diverse Director candidates. The Governance and Nominating Committee also routinely evaluates the size and structure of its Board, including the possibility of expanding the size of the Board over time. The Governance and Nominating Committee would aim to fill these positions with diverse candidates from the current pipeline.
Director Refreshment and Succession Planning Process
✔	Committed to seeking additional, skilled Directors
✔	Established practice of rotating membership of key Committees and Committee leadership positions to allow for fresh perspectives
The Governance and Nominating Committee believes it is desirable to maintain a mix of longer-tenured, experienced Directors who have developed enhanced knowledge and understanding of, and valuable insight into, the Company and its operations and newer Directors with fresh perspectives. The Governance and Nominating Committee has considered shareholder perspective regarding longer-tenured Directors. At this time, the Board believes that its longer-serving Directors provide meaningful contribution and perspective to the boardroom given their experience and institutional knowledge and are well positioned to provide effective oversight of management. Accordingly, while Director tenure is taken into consideration when evaluating the Board’s composition, the Governance and Nominating Committee believes that imposing limits on Director tenure would deprive the Board of the valuable contributions of its most experienced members. While the Board does not impose Director tenure limits and is comfortable with its current size, which allows for greater collaboration and non-member participation across committees, the Board is mindful of the benefits of refreshment and, as such, expanded the board size and appointed a new member, David Tudor, who brings diverse experience and complimentary skillsets to the Board. For further detail on Mr. Tudor’s appointment, please see the “Director Nominees” section, below.
The Board also has an established practice of rotating membership of key Committees as well as rotating Committee leadership positions to allow for fresh perspectives.
Risk Oversight
✔
Risk Oversight Committee meets at least quarterly to evaluate the Company’s risk exposure and tolerance and receives reports from the Company’s Enterprise Risk Management Committee (“ERMC”) and other Board Committees

✔	Procedure in place for employees, shareholders and any other person to report concerns to the Board
Our full Board is responsible for risk oversight and delegates this responsibility to the Risk Oversight Committee. The Risk Oversight Committee oversees the Company’s policies and processes regarding risk assessment and risk management, and the Company’s enterprise risk management, compliance, and operational control activities. The Risk Oversight Committee meets at least quarterly to evaluate the Company’s risk exposure and tolerance and to discuss the most critical risks facing the Company.
2026 Proxy Statement 17

Board’s Oversight of Risk Management

Risk Oversight Committee’s Role

•
Receives information from management regarding a variety of matters, including geopolitical, operations, legal, regulatory, finance, internal audit, ESG, cybersecurity, information technology, and strategy, as well as any material risks associated with each matter.
•
Receives an update from the chair of each of the committees and in turn provides a quarterly risk report to the full Board.
•
Receives an update from the Company’s ERMC, composed of over a dozen top senior personnel from various business unit functions, each of whom supervises day-to-day risk management throughout the Company.
•
Conducts a thorough review of best practices for risk oversight as it relates to changes to procedures, practices, controls and committee charter to ensure a robust process.

Role of Other Committees in Risk Oversight

Audit	Compensation	Governance and Nominating	Technology & Safety
Oversees the Company’s financial statements and regularly interacts with parties including management, the internal and external auditors, and Compensation Committee on related risks	Reviews executive compensation in light of incentive risk structures and evaluates the connection between risk management policies and practices, corporate strategy, and compensation
Reviews and evaluates ESG-related risks from strategic, regulatory and financial perspective, as well as risks associated with conflicts of interest and other risks associated with related-party interactions and the Company’s governance structure
Reviews key technology and health & safety systems and policies to assess key risks, including cybersecurity issues

Management’s Role in Risk Oversight

•
Nabors ERMC is tasked with evaluating risks specific to Nabors, as well as those that are commonly associated with the industry.
•
In 2025, Nabors surveyed executives, directors and operational area managers across the globe to measure their perception of the top enterprise risks facing the Company.
•
The ERMC meets regularly throughout the year to discuss the risks identified in the survey and generates mitigation strategies. The results of these meetings are reported to the Risk Oversight Committee quarterly, with interim escalation to that Committee regarding any material matters identified.

The Board also has a procedure in place for employees, shareholders and any other person to report concerns about the Company’s conduct, accounting, internal controls and other matters to the Board.
Cybersecurity Oversight
✔	Risk Oversight Committee meets at least quarterly to evaluate the Company’s cybersecurity risk profile
✔	Company leverages the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF 2.0) and the Oil and Natural Gas Subsector Cybersecurity Capability Maturity Model (ONG C2M2)
✔	Company performs regular testing and monitoring of our systems both in house and by external third parties
Cybersecurity is an integral element of risk management at Nabors. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely
18 2026 Proxy Statement

detection, and mitigation of the effects, and preparedness for recovery of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.
1.
Our Vice President of Information Technology reports to the Technology and Safety Committee and the Risk Oversight Committee on the Company’s cybersecurity program and developments at each of the regularly scheduled quarterly Board meetings. The ERMC receives cybersecurity reports periodically throughout the year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;

2.
We have a cross-functional approach to addressing cybersecurity risk, with the Risk Oversight Committee receiving reports from the ERMC on the Company’s enterprise risks, including cybersecurity risks, and mitigation strategies; and

3.	In addition, the full Board periodically receives a comprehensive cybersecurity review, such as Director education conducted by third party experts in cybersecurity.
We leverage the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF 2.0) to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Additionally, we evaluate our controls environment using other relevant standards such as the Oil and Natural Gas Subsector Cybersecurity Capability Maturity Model (ONG C2M2). The Company has not experienced a material cybersecurity breach within the last three years.
We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles. The Company is committed to supporting our Directors’ expansion of skills and knowledge related to cybersecurity to better equip them to assess our exposure (and guide our response) to cybersecurity threats. For example, Tanya Beder holds a Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University and a certification in Gaming Cyber and Information Operations from the Military Operations Research Society.
We perform regular testing and monitoring of our systems including vulnerability scanning, penetration testing, tabletop exercises, and disaster recovery exercises that are performed both in-house and by external third parties.
Strategy Oversight
✔	Senior management presents to the Board at least quarterly on strategic progress and initiatives
✔	Board meets at least annually for a formal strategy session
Overseeing the Company’s business strategy is a key focus area for the Board, and Directors are regularly engaged in ongoing dialogue on the topic. In order for the Board to remain apprised of ongoing and emerging developments, senior management presents at least quarterly on strategic progress and initiatives. The Board also meets at least annually for a formal strategy session in which it assesses overall progress and go-forward strategic priorities, which ensure that compensation metrics incentivize executives and the management team to execute on goals aligned with the budget and achievement of the Board’s short and long-term objectives. Further, frequent formal and informal interactions take place between the Board and senior business unit leaders.
Code of Business Conduct
✔	All employees and non-employee Directors are required to abide by our Code of Business Conduct
✔	We expect vendors and suppliers to act consistently with the Code of Business Conduct
The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers and senior management, as well as our non-employee
2026 Proxy Statement 19

Directors, are required to abide by our Code of Business Conduct and related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. We also expect our vendors,suppliers, consultants and agents to act consistently with the Code of Business Conduct. The Code of Business Conduct is posted on our website at www.nabors.com.
Meetings of the Board and Committees
✔	Twenty-four Board and Committee meetings were held throughout 2025
✔	Each of our Directors attended at least 75% of all meetings of the Board and Committees on which they served during 2025
✔	Four of our Board members attended the 2025 Annual General Meeting
✔	The Board aims to meet periodically in an international operating jurisdiction to stay informed of local market conditions and meet with key stakeholders
Our Board members are actively involved in on-going oversight of the Company’s activities. Board and Committee meetings typically involve several days of preparation and meeting time, periodically involving travel to one of our business operations locations, so that board members have a “field-level” view of the business and its people. In addition to the 24 board and Committee meetings held throughout 2025, our board members routinely met with members of Nabors’ senior leadership, shareholders, key customers, vendors, and other stakeholders.
The Board has six Committees, each of which report, its activities to the full Board:

FULL BOARD
Board of Directors
Receives committee reports and provides oversight
Audit Committee
Compensation Committee
Governance & Nominating Committee
Risk Oversight Committee
Technology & Safety Committee
Executive Committee
Board direction to committees
Committee reporting to the full Board

Appointments to and chairs of the Committees are recommended by the Governance and Nominating Committee and approved by the Board. Directors are expected to attend all meetings of the Board and Committees on which they serve. In practice, we believe a smaller board provides the unique opportunity for all Directors to participate in all committee meetings, regardless of committee membership, which promotes greater knowledge sharing and leverages each Director’s specialized skillset.
Each of our Directors attended at least 75% of all meetings and information sessions of the Board and Committees on which they served during 2025. Although it is not a policy, we encourage our Board members to attend the annual general meeting of shareholders. In 2025, four of our Board members attended the 2025 Annual General Meeting.
20 2026 Proxy Statement

The following chart shows the current membership and Chair of each Committee.

Director	Audit	Compensation	Governance and Nominating	Risk Oversight	Technology & Safety	Executive
Tanya S. Beder	✔	Chair			✔
Anthony R. Chase		✔	✔	Chair
James R. Crane					Chair	✔
John P. Kotts	Chair	✔
Michael C. Linn			Chair	✔
Anthony G. Petrello						Chair
David J. Tudor*	✔			✔
John Yearwood*	✔		✔		✔	✔
Number of Meetings	4	4	4	4	4	0

*	During 2025, Mr. Yearwood served as a member of the Risk Oversight Committee until Mr. Tudor replaced him upon his appointment to the Board in July 2025.
Board Practices and Commitment
✔	The Board has direct communication with shareholders to discuss issues that are of importance to them
✔	The Board and its committees have executive sessions with every regular meeting of the Board
The Board held four meetings during 2025, in addition to numerous information sessions. The Board also took action by unanimous written consent when appropriate. Each of the Audit, Compensation, Governance and Nominating (formerly the ESG Committee), Risk Oversight, and Technology and Safety committees met four times, in addition to holding numerous information sessions, and also took action by unanimous written consent when appropriate. On an interim basis, the Executive Committee of the Board or a Special Committee may be designated to oversee ongoing active matters that may require actions between Board meetings. In 2025, the Executive Committee took action on three occasions via unanimous written consent.
Key management personnel are invited on a rotational basis to make presentations to the Board at every meeting. This practice ensures informed contact by the Board members with management. Our standard practice is to permit all Board members to attend any and all Committee meetings. This practice promotes extraordinary depth of knowledge with respect to Company matters and ensures the Company benefits from the Directors’ collective knowledge, skill and experience. Board members also hold meetings with shareholders, either in person or by telephone. This allows the Board to have direct communication and to discuss issues that are of importance to the shareholders. Members of the Board also meet regularly with management and employees of the Company to discuss strategy and other matters. The Board and its committees also have executive sessions without management present whenever required, including in connection with every regular meeting of the Board. Any committee member or Board Director can request such executive session at each of the regularly scheduled meetings.
2026 Proxy Statement 21

Key Committee Responsibilities
The following tables show the key responsibilities of each Board Committee.

Audit Committee
Members: John P. Kotts (Chair), Tanya S. Beder, John Yearwood, David J. Tudor
Key Responsibilities
• Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.
• Selects, determines the compensation of, evaluates and, if deemed appropriate, replaces the independent auditor, and preapproves audit and permitted non-audit services.
• Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.
• After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.
• Prepares the Audit Committee reports for inclusion in the Proxy.
• Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to have met the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts, Tudor and Yearwood and Ms. Beder meet the criteria of “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Governance and Nominating Committee
Members: Michael C. Linn (Chair), Anthony R. Chase, John Yearwood
Key Responsibilities

 •
Identifies and recommends candidates for election to the Board.
 •
Monitors skill set coverage of the current Board as well as Committee and executive succession planning.
 •
Establishes procedures for the Committee’s oversight of the evaluation of the Board.
 •
Reviews corporate governance policies annually.
 •
Reviews and approves any related-party transactions involving Directors and executive officers.
 •
Oversees setting of ESG strategy and related risks and opportunities.
 •
Receives regular updates from key sustainability-related personnel on initiative progress.
 •
Monitors and advises the Board on environmental, social, and governance-related policy initiatives, including compliance, and oversees the publication of the Company’s sustainability report.

All members of the Governance and Nominating Committee were determined to have met the independence standards of the NYSE.
The Governance and Nominating Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

22 2026 Proxy Statement

Compensation Committee
Members: Tanya S. Beder (Chair), Anthony R. Chase, John P. Kotts
Key Responsibilities

 •
Evaluates the performance of the CEO and CFO.
 •
Establishes the compensation of our named executive officers, and reviews and approves the compensation of other senior leaders.
 •
Establishes, reviews and approves measurable goals applicable to the compensation of the CEO and CFO and the goals and objectives of the Company’s executive compensation programs.
 •
Oversees the administration of our incentive compensation and other equity-based compensation plans for officers and employees.
 •
Reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) and recommends to the Board the inclusion of the CD&A and Compensation Committee reports in the proxy statement.
 •
Communicates with the Audit Committee regarding performance goals and evaluations of key finance, internal control, internal audit and risk management personnel.

 •
In consultation with the Governance and Nominating Committee and our independent, external compensation consultant, recommends Director compensation.
 •
Meets with the Risk Oversight Committee to confirm that compensation and incentive pay structures do not encourage excessive risk taking.

All members of the Compensation Committee were determined to have met the independence standards of the NYSE.
The Compensation Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Risk Oversight Committee
Members: Anthony R. Chase (Chair), Michael C. Linn, David J. Tudor
Key Responsibilities
• Monitors management’s identification and evaluation of major strategic, operational, regulatory, information technology, cybersecurity and other external risks inherent in the Company’s business.
• Discusses and identifies the most critical risks facing the Company.
• Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.
• Reviews the Company’s processes for managing and mitigating operational and enterprise risk.
The Risk Oversight Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

2026 Proxy Statement 23

Technology and Safety Committee
Members: James R. Crane (Chair), Tanya S. Beder, John Yearwood
Key Responsibilities
• Reviews the Company’s strategic technology positions, including intellectual property, patents, and trademarks.
• Monitors the Company’s compliance with health and safety standards.
• Reviews the Company’s safety performance.
• Reviews the integrity of information technology systems, including the potential for cybersecurity threats.
• Coordinates with Risk Oversight Committee in order to mitigate risk from cybersecurity threats and, in case of a cybersecurity incident, to remediate any damage from the incident.
The Technology and Safety Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Executive Committee
Members: Anthony G. Petrello (Chair), James R. Crane, John Yearwood
Key Responsibilities
• As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

Non-Employee Director Compensation
We believe it is essential to attract outstanding non-employee Directors and to align their economic interests in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the Compensation Committee. Director compensation is based on market analysis provided by the Compensation Committee’s independent compensation consultant. Since the 2021 Annual General Meeting, Pay Governance, LLC (“Pay Governance”) has served as the Compensation Committee’s independent compensation consultant, and we are pleased with the ongoing refreshment of our compensation practices. The Compensation Committee consists entirely of independent Directors and is authorized to delegate authority to one or more subcommittees.
We believe that Director compensation should be reasonable considering the customary practices for companies of similar size, global scope and complexity and should reflect the time, effort and expertise required of our Directors to adequately perform their responsibilities. The amount of compensation paid or awarded to our non-employee Directors takes into account the high level of Director involvement with the Company, the amount of time required for our Directors to adequately perform their duties, and the requirement that our Directors occasionally travel substantial distances to attend multi-day meetings at key Nabors market locations throughout the world.
Current retainers are as follows:

Board member cash retainer	$100,000
Board member restricted stock award	$250,000
Committee member (non-Audit) cash retainer	$10,000
Committee Chair (non-Audit) cash retainer	$30,000

Audit Committee Chair cash retainer	$60,000
Audit Committee member cash retainer	$15,000
Independent Lead Director cash retainer	$35,000

All cash retainers are paid on a pro rata basis at the end of each quarter. Any Director may elect to receive immediately vested stock options in lieu of the quarterly cash retainer payment, with the number of options determined using the Black-Scholes options pricing model.
24 2026 Proxy Statement

The restricted share awards to non-employee Directors typically are made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to Directors who are retiring or otherwise not continuing as Directors. In addition, Directors who retire from the Board and who meet other criteria may, under certain circumstances, maintain previously issued equity awards outstanding upon approval by the Compensation Committee.
Under the Director Share Ownership guidelines, each director is required to own Company shares with a value of at least five times the Director’s annual cash retainer (exclusive of any portion of the retainer received as a member or Chair of any Committee). Share value for purposes of the guidelines is determined as of the date of grant for vested or unvested restricted share awards or, in the case of open market purchases, the date of acquisition. Each Director has three years from the date of their first election to the Board by the shareholders to meet the ownership requirements of the guidelines. Each Director is currently in compliance with the guidelines, including for Mr. Tudor who joined as a director on July 24, 2025 and is on track to meet the ownership guidelines within three (3) years of his initial appointment.
The following table sets forth information concerning total Director compensation in 2025 for each non-employee Director. Mr. Petrello, who was an employee of the Company throughout 2025, is not included in this table. His compensation is reflected in the Summary Compensation Table under “Executive Compensation Tables” below.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Tanya S. Beder	155,000	187,500	0	0	0	147,300	489,800
Anthony R. Chase	150,000	187,500	0	0	0	212,500	550,000
James R. Crane	130,000	187,500	0	0	0	147,300	464,800
John P. Kotts	170,000	187,500	0	0	0	62,500	420,000
Michael C. Linn	140,000	187,500	0	0	0	62,500	390,000
David J. Tudor	54,688	214,384	0	0	0	0	269,072
John Yearwood	175,652	187,500	0	0	0	147,300	510,452

(1)
Represents cash retainer fees paid. Any Director may elect to receive immediately vested stock options, in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model. During 2025, none of the Directors elected to receive stock options in lieu of their cash retainer payment.

(2)
The amounts shown in the “Stock Awards” column reflect the grant-date fair value of restricted share awards, in accordance with FASB ASC Topic 718. On June 3, 2025, upon re-election each non-employee Director received an award of 6,277 restricted shares as a part of their annual compensation. The number of restricted shares was determined by dividing the approved award dollar amount of $187,500 (three-quarters of the annual entitlement) by $29.87. Upon his initial appointment as Director on July 24, 2025, Mr. Tudor received an award of 6,440 restricted shares. The number of restricted shares was determined by dividing the approved dollar award amount of $214,384 (a proration of the annual entitlement of $250,000) by $33.29. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

(3)	As of December 31, 2025, each of the non-employee Directors held 6,277 unvested restricted shares, save for Mr. Tudor who held 6,440.
(4)	As of December 31, 2025, the number of outstanding stock options, all of which are fully vested, were as follows: Ms. Beder – 60; Mr. Chase – 1,829; and Mr. Kotts – 8,015.
2026 Proxy Statement 25

(5)	The amounts in the “All Other Compensation” column of this table consists of the following:

Name	Deferred Cash Award ($)(a)	Special Committee Membership Fees ($)(b)	Other Compensation ($)(c)	Total ($)

Tanya S. Beder	62,500	84,800	0	147,300
Anthony R. Chase	62,500	0	150,000	212,500
James R. Crane	62,500	84,800	0	147,300
John P. Kotts	62,500	0	0	62,500
Michael C. Linn	62,500	0	0	62,500
David J. Tudor	0	0	0	0
John Yearwood	62,500	84,800	0	147,300

(a)
Non-employee Directors are entitled to receive an annual equity incentive award equal to $250,000. For 2025, upon the recommendation of the Compensation Committee, the Directors elected to receive a deferred cash payment of $62,500 in lieu of one-quarter of the annual restricted share grant they are otherwise entitled to receive in order to preserve shares available for grant under the Amended and Restated 2016 Stock Plan.

(b)
In October of 2024, the Board established an independent Special Committee consisting of Tanya Beder, as Chair, John Yearwood and James Crane, to oversee the business combination between NETC II (NASDAQ:NETD) and e2Companies LLC (“e2”). This Special Committee’s responsibilities ended in December 2025. For their services during 2025, members Mr. Yearwood, Mr. Crane and Ms. Beder each received $84,800.

(c)	Mr. Chase received cash compensation for his services as a Director on the board of SANAD, our joint venture with Saudi Aramco.
Share Ownership of Directors and Executive Officers
Our Directors and executive officers are required to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance.
26 2026 Proxy Statement

As of April 2, 2026, Nabors had 15,959,743 common shares outstanding and entitled to vote, including shares held by subsidiaries of Nabors. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 2, 2026, by each of our current Directors and named executive officers, individually, and our current Directors and current executive officers as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below:

Beneficial Owner(1)	Common Shares Beneficially Owned
	Amount and Nature of Beneficial Ownership(2)	Percent of Total Outstanding(3)

Tanya S. Beder	19,274	*
Anthony R. Chase	17,612	*
James R. Crane	20,723	*
John P. Kotts	20,030	*
Michael C. Linn	18,537	*
Anthony G. Petrello(4)	651,939	4.04%(5)
David J. Tudor	7,140	*
John Yearwood	33,323	*
Mark D. Andrews	26,101	*
William J. Restrepo	168,303	1.05%(5)
Miguel A. Rodriguez	44,839	*
All Directors and executive officers as a group (10 persons)	859,518	5.32%

*	Less than 1%
(1)	The address of each of the Directors and named executive officers listed above is in care of the Company at Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM 08 Bermuda.
(2)
We have included in the table common shares underlying stock options and warrants that have vested or are scheduled to vest within 60 days of April 2, 2026. For purposes of computing the percentage of shares held by the persons named above, such option and warrant shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options and warrants, respectively, or those vesting within 60 days of April 2, 2026, included in the table are as follows: Ms. Beder – 60 and 2,679; Mr. Chase – 1,829 and 1,699; Mr. Crane – 0 and 3,110; Mr. Kotts – 8,015 and 0; Mr. Linn – 0 and 924; Mr. Petrello – 0 and 177,632; Mr. Tudor – 0 and 0; Mr. Yearwood – 0 and 4,879; Mr. Restrepo – 0 and 44,212; and all current Directors/executive officers as a group – 9,904 and 188,410. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule.

(3)	The percentage of class owned is based on the Company’s total common shares outstanding as of April 2, 2026, the record date for this year’s Annual Meeting.
(4)
The shares listed for Mr. Petrello include 23,584 shares and 2,513 warrants owned by a charitable foundation over which Mr. Petrello, as an officer of the foundation, has voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares and warrants.

(5)	Excluding the 177,632 warrants, Mr. Petrello’s percent of total outstanding would be 2.97% and excluding the 44,212 warrants, Mr. Restrepo’s percent of total outstanding would be 0.78%.
Delinquent Section 16(a) Reports
All of our Directors and executive officers are required to file reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, and based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us
2026 Proxy Statement 27

during 2025, and written representations from our Directors and executive officers, we believe that all Section 16(a) filing requirements were met for such directors and executive officers in 2025 in a timely manner, with the exception of the following:
○
Miguel Rodriguez filed one late Form 3 on October 21, 2025 upon initial appointment as Chief Financial Officer on October 1, 2025 and one late Form 4 on October 21, 2025, to report one transaction taking place on October 1, 2025.

○	William Restrepo filed one late Form 4 on October 6, 2025, to report seven separate transactions taking place on September 30, 2025.
Explanatory Note:
The late filings identified above for Mr. Rodriguez resulted from administrative delays associated with the October 2025 federal government shutdown. During this period, unforeseen processing delays in obtaining new EDGAR access credentials prevented the electronic submission of these reports within the required ten-business day and two-business-day timeframe for the Form 3 and Form 4, respectively. These transactions were reported immediately upon the resolution of the administrative delay. The late filing identified above for Mr. Restrepo resulted from an administrative delay associated with Company’s transition to SEC’s Edgar Next system and were reported immediately upon resolution of the administrative delay.
Share Ownership of Certain Beneficial Owners
The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 2, 2026, the record date for this year’s Annual Meeting, except as otherwise specified in the footnotes below, based on Schedule 13G filings made by such persons with the SEC.

Beneficial Owner Name and Address	Amount and Nature of Beneficial Ownership	Percent of Total Outstanding(1)

Adage Capital Management, L.P.(2) 200 Clarendon Street, 52nd Floor Boston, Massachusetts 02116	1,260,000	7.89%
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	1,040,834	6.52%

(1)	The percentage of shares outstanding are based upon the Company’s total common shares outstanding as of April 2, 2026.
(2)
Based on a Schedule 13G filed on February 12, 2026, Adage Capital Management, LP. and certain of its affiliates have shared voting power with respect to 1,260,000 shares and shared dispositive power with respect to 1,260,000 shares as of December 31, 2025.

(3)
Based on a Schedule 13G filed on July 17, 2025, BlackRock and certain of its affiliates have sole voting power with respect to 1,002,296 shares and sole dispositive power with respect to 1,040,834 shares as of June 30, 2025.

Certain Relationships and Related Transactions
The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions”, which is reviewed on an ongoing basis by the Board. A “related person” is defined under applicable SEC rules and includes our Directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our Governance and Nominating Committee, which is comprised entirely of independent Directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the Governance and Nominating Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the Director’s independence.
28 2026 Proxy Statement

Mr. Crane, an independent Director of our Board, controls Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in or otherwise controls several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2025, the value of the Company’s transactions with these CCG companies was $14.8 million excluding pass through charges, which the Governance and Nominating Committee determined is immaterial to both the CCG companies and the Company. In its determination, the Governance and Nominating Committee considered that:
•	The Company’s aggregate payment for services to the CCG companies constituted approximately 0.4% of the consolidated revenue of the CCG companies;
•	Mr. Crane was not and is not involved in the commercial decisions of either the Company or the CCG companies related to the provision of services to the Company; and
•	All commercial transactions between the Company and the CCG companies were and are conducted at arm’s length and in the ordinary course of business.
The Governance and Nominating Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of Director independence established by the NYSE, as well as the Board’s Governance Guidelines and the Company’s Related Party Policy. The Governance and Nominating Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies. Mr. Crane was available to answer questions about the transactions and the relationship between the Company and the CCG companies, but otherwise abstained from any discussion, consideration, or vote of the Board on this subject. Mr. Crane does not serve on the Compensation Committee, the Governance and Nominating Committee, or the Audit Committee of the Board.
In connection with our acquisition of Parker Drilling Company (“Parker”) we entered into voting and lock-up agreements (the “Voting & Lock-Up Agreements”) with certain shareholders of Parker (the “Supporting Shareholders”) that became shareholders of ours upon consummation of the acquisition. Among other things, the Voting & Lock-Up Agreements require the Supporting Shareholders to vote shares received as consideration in the acquisition and any other shares they may own in favor of any candidate nominated as a Director to our Board by the Board itself or the appropriate committee, vote in favor of any other proposals to the shareholders that the Board recommends shareholders at-large vote in favor of or the Board has already approved and vote against any Board candidate not recommended or approved by the Board. The Voting & Lock-Up Agreements also contain standstill provisions. The Voting and Lock-Up Agreements will terminate upon the earlier to occur of (i) 180th consecutive day that the applicable Supporting Shareholder no longer, directly or indirectly, beneficially owns any of our common shares and (ii) the third anniversary of the closing date of the merger.
2026 Proxy Statement 29

Proposal 1	Election of Directors
The members of the Governance and Nominating Committee recommend that you vote “FOR” the re-nomination of all eight Directors.

The members of the Governance and Nominating Committee recommended the re-nomination of all eight Directors. The full Board has agreed with the recommendations of the Governance and Nominating Committee and nominated each of Ms. Beder and Messrs. Chase, Crane, Kotts, Linn, Petrello, Tudor and Yearwood for re-election. Each nominee for Director who is elected at the Annual Meeting will serve a one-year term, expiring at the next annual general meeting of shareholders or until such later time as such Director’s successor is duly elected and qualified. Each of the nominees has agreed to serve as a Director if elected, and we do not anticipate that any will be unable or unwilling to stand for election.
The Governance and Nominating Committee and the Board have determined that the nominees possess the right mix of backgrounds, perspectives and experiences to provide robust oversight. The Board regularly evaluates the needs and risks facing the Company to ensure the Board embodies the necessary skills, attributes and qualifications to suit the evolving landscape in which it operates. The Board’s top priority is to ensure effective and ethical oversight of the Company and its operations, and the implementation of its strategic goals.
To guide this process, the Governance and Nominating Committee considers a broad set of criteria to ensure that each candidate can assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. In identifying and recommending Director nominees, the Governance and Nominating Committee places primary emphasis on the following criteria:
•	Reputation, judgment, integrity and, for non-employee Directors, independence;
•	Diversity of viewpoints, backgrounds and experience, including gender, race, ethnicity, age, and geography;
•	Business or other relevant experience;
•
The extent to which the interplay of the nominee’s expertise, skills, knowledge, and experience with that of the other members of the Board will result in an effective Board that is responsive to the Company’s needs; and

•
For Director nominees who are current Directors, history of attendance at Board and Committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.
30 2026 Proxy Statement

Director Nominee Snapshot
Upon the recommendation of the Governance and Nominating Committee, the Board has nominated the following eight Director nominees (all of whom are current Directors) to be elected at the Annual Meeting of shareholders. All the nominees for Director are independent under the rules of the SEC and NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each Director nominee, including their respective backgrounds, skills and experience, can be found under “Director Nominees” below.

Name, Age and Primary Occupation	Director Since	Independent	Committees
Tanya S. Beder, Age 70 Chair and CEO of SBCC Group Inc.	2017		Audit, Compensation (Chair), Technology and Safety
Anthony R. Chase, Age 71 Chair and CEO of ChaseSource, L.P.	2019		Compensation, Governance and Nominating, Risk Oversight (Chair)
James R. Crane, Age 72 Chair and CEO of Crane Capital Group Inc.	2012		Executive, Technology and Safety (Chair)
John P. Kotts, Age 75 Private investor and entrepreneur	2013		Audit (Chair), Compensation
Michael C. Linn, Age 74 President and CEO of MCL Ventures, LLC	2012		Governance and Nominating (Chair), Risk Oversight
Anthony G. Petrello, Age 71 Chairman of the Board, President and CEO	1991		Executive (Chair)
David J. Tudor, Age 65 CEO and General Manager of Associated Electric Cooperative, Inc.	2025		Audit, Risk Oversight
John Yearwood, Age 66 Independent Lead Director; Retired President, CEO and COO of Smith International, Inc.	2010		Audit, Governance and Nominating, Executive, Technology and Safety

2026 Proxy Statement 31

Director Dashboard

BOD

Board of Directors – Composition Dashboard

8 Directors

INDEPENDENCE

87.5%

7 of 8 Independent

GENDER DIVERSITY

12.5%

1 female Director

AVERAGE AGE

70.5yrs

Range: 65 - 75

AVERAGE TENURE

13.6yrs

Range: 1 - 35

RACE / ETHNICITY

8
Directors

- White – 6 (75%)
- Black – 1 (12.5%)
- W. Indian Islander – 1 (12.5%)

AGE DISTRIBUTION

65-67
2
68-70
1
71-72
3
73-75
2

Median age: 71 yrs

TENURE DISTRIBUTION

0-5 yrs
1
6-10 yrs
2
11-15 yrs
3
16-20 yrs
1
30+ yrs
1

32 2026 Proxy Statement

Summary of Director Nominee Skills and Characteristics

Skills and Expertise	Beder	Chase	Crane	Kotts	Linn	Petrello	Tudor	Yearwood	%
Public Company Director	•	•	•	•	•	•	•	•	100%
Corporate Governance	•	•	•	•	•	•	•	•	100%
Oilfield Services Industry		•		•	•	•		•	63%
Drilling		•			•	•		•	50%
Oil and Gas		•	•	•	•	•	•	•	88%
CEO/ Business Head	•	•	•	•	•	•	•	•	100%
International	•	•	•	•	•	•	•	•	100%
Finance/ Capital Allocation	•	•		•	•	•	•	•	88%
Financial Literacy/ Accounting	•	•	•	•	•	•	•	•	100%
Investment Banking	•	•	•	•			•		63%
Manufacturing				•		•		•	38%
Technology	•	•					•	•	50%
Machine Learning/ Artificial Intelligence	•					•			25%
Logistics			•						13%
Legal		•			•	•			38%
Strategy	•	•	•	•	•	•	•	•	100%
Risk Management	•	•	•	•	•	•	•	•	100%
Supply Chain			•						13%
Academia/ Education	•	•			•				38%
Cybersecurity	•								13%
Health, Safety and Environment		•	•			•		•	50%
Other Attributes
Independence	•	•	•	•	•		•	•	88%
Board Tenure	9	7	14	13	14	35	1	16
Self-Identified Racial, Ethnicity and Gender Characteristics for Directors
Black or African American		•
White or Caucasian	•		•	•	•	•	•
West Indian Islander								•
Gender	F	M	M	M	M	M	M	M

Board Composition
The Board routinely evaluates its composition to ensure that composition is aligned with the needs of the Company’s business strategy. To support this process, the Governance and Nominating Committee evaluates the skills, experience and capabilities of the Board in light of the Company’s strategy and considers how Board composition may evolve to address emergent strategic needs. The Board acknowledges the benefits of diverse viewpoints, experiences and backgrounds in the decision-making process. The Governance and Nominating Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders. As further discussed in the “2025 Shareholder Feedback on ESG” section above, the Board expanded the size of the board by one with the appointment of David Tudor, who brings additional skillsets in the energy and power generation sectors, which drive demand for the Company’s businesses.
The members of the Governance and Nominating Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, balanced tenure and experiences of the
2026 Proxy Statement 33

Director nominees contributes to an effective and well-functioning Board and that, individually and as a whole, the Director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.
Continuing Education for Directors
The Board has access to a number of resources to assist Directors in enhancing their skills and knowledge in current and evolving areas that are relevant to our business. The Company also pays for reasonable expenses associated with a Director’s attendance at continuing education programs. The Board is also routinely briefed by external advisors on the macro and industry environment as well as other issue-specific topics throughout the year.
Director Nominees

Tanya S. Beder, 70, Independent Director DIRECTOR SINCE: 2017 OTHER PUBLIC COMPANY BOARDS: 1 – Kirby Corporation (NYSE: KEX) COMMITTEES: Audit, Compensation (Chair), Technology and Safety
Tanya Beder currently serves as the Chair and CEO of SBCC Group, Inc. (“SBCC”), which she founded in 1987. SBCC is an independent advisory firm and e-family office. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, CA, where she is Chair of the Board. She has served since 2019 as a member of the Kirby Corporation (NYSE: KEX) Board of Directors on the Audit and Governance and Nominating committees. Ms. Beder holds a Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University, a certification in Gaming Cyber and Information Operations from the Military Operations Research Society and a certification for Machine Learning in Business from MIT Sloan School of Management.
Previously, Ms. Beder was the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar investment fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm; and President of Capital Market Risk Advisors, Inc. In these roles she led the implementation of neural networks and other machine learning techniques to trading and risk management. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chair. She is an appointed Fellow of the International Center for Finance at Yale University and taught courses on finance and fintech at Stanford University.
Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

QUALIFICATIONS
Ms. Beder brings to the Board extensive asset management experience, vast knowledge of operational and risk management, and experience serving on both public and private Boards of Directors. The Board also benefits greatly from Ms. Beder’s service on key Committees, including the Compensation Committee, which she Chairs, as well as her financial and cybersecurity expertise.

Anthony R. Chase, 71, Independent Director
DIRECTOR SINCE: 2019
OTHER PUBLIC COMPANY BOARDS: 3
 –   LyondellBasell Industries N.V. (NYSE: LYB)
 –    CullenFrost Bank (NYSE: CFR)
 –    National Energy Services Reunited Corp. (NASDAQ: NESR)
COMMITTEES: Compensation, Governance and Nominating, Risk Oversight (Chair)

34 2026 Proxy Statement

Tony Chase is Chairman & CEO of ChaseSource, LP, a staffing, facilities management, and real estate development firm. ChaseSource is recognized as one of the nation’s largest minority-owned businesses by Black Enterprise Magazine. Mr. Chase started and sold three ventures (Chase Radio Partners, Cricket Wireless and ChaseCom) and now owns and operates his fourth, ChaseSource. The first, Chase Radio Partners, founded in 1992, owned seven radio stations and was sold to Clear Channel Communications in 1998. The second was Cricket Wireless a nationwide cell phone service provider that he started together with Qualcomm in 1993. Mr. Chase opened the first Cricket markets in Chattanooga and Nashville, Tennessee. The third was ChaseCom, a company that built and operated call centers in the United States and India, which Mr. Chase sold to AT&T Corporation in 2007. He is also a principal owner of the Marriott Hotel at George Bush Intercontinental Airport in Houston and the Principle Auto Toyota dealership in greater Memphis, Tennessee.
Mr. Chase serves on the boards of LyondellBasell Industries N.V. (NYSE: LYB), CullenFrost Bank (NYSE: CFR) and National Energy Services Reunited Corp. (NASDAQ: NESR) and previously served on the Boards of Par-Pacific Holdings, Inc. (NYSE: PARR) until 2024 and Heritage Crystal Clean, Inc. until 2022. Mr. Chase is Professor of Law Emeritus at the University of Houston Law Center.
Mr. Chase serves on several non-profit boards in Houston: Houston Endowment, Greater Houston Partnership, Texas Medical Center, MD Anderson Board of Visitors, and the Greater Houston Community Foundation. Mr. Chase served as Deputy Chairman of the Federal Reserve Bank of Dallas and the Chairman of the Greater Houston Partnership. He is also a member of the Council on Foreign Relations.
A native Houstonian, Mr. Chase grew up attending Houston public schools. He is an honors graduate of Harvard College, Harvard Law School and Harvard Business School. He is also an Eagle Scout. Mr. Chase is the recipient of many awards, including the American Jewish Committee’s 2016 Human Relations Award, Houston Technology Center’s 2015 Entrepreneur of the Year, 2013 Mickey Leland Humanitarian Award (NAACP), 2013 Bob Onstead Leadership Award (GHP) and the 2012 Whitney M. Young Jr. Service Award. He also received Ernst & Young’s Entrepreneur of the Year, the Pinnacle Award (Bank of America) and the Baker Faculty Award (UH Law Center).

QUALIFICATIONS
Mr. Chase brings experience and expertise in oil and gas, risk oversight, environmental law, real estate, and management and provision of human resources. He also brings experience as an executive and as a board member of both public and private companies.

James R. Crane, 72, Independent Director DIRECTOR SINCE: 2012 OTHER PUBLIC COMPANY BOARDS: 1 – Water Bridge Infrastructure LLC (NYSE: WBI) COMMITTEES: Executive, Technology and Safety (Chair)
Jim Crane is the Chair and CEO of Crane Capital Group Inc., an investment management company, a position he has held since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 105 offices in 30 countries, and Crane Freight & Cartage. In addition, in 2011 Mr. Crane led an investor group that purchased the Houston Astros.
Mr. Crane was Founder, Chair and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Mr. Crane serves on the board of Water Bridge Infrastructure LLC (NYSE: WBI). He also previously served on the Board of Directors of Cargojet, Inc. (TO: CJT) and Western Gas Holdings, LLC.
Mr. Crane serves as the Chair of the Board of the Houston Astros Foundation as well as the Houston Astros Golf Foundation. He holds a B.S. in Industrial Safety from Central Missouri State University.

QUALIFICATIONS
Mr. Crane’s experience in marketing, logistics, global operations, as well as his track record of creating shareholder value makes him an important resource to the Board. The Board also benefits from Mr. Crane’s proven leadership abilities and experience.

2026 Proxy Statement 35

John P. Kotts, 75, Independent Director DIRECTOR SINCE: 2013 OTHER PUBLIC COMPANY BOARDS: 0 COMMITTEES: Audit (Chair), Compensation
John Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts is a member of the Board of Directors of Gulf Capital Bank. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of lift boat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of America.
Mr. Kotts holds a B.A. in Philosophy and an M.B.A in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

QUALIFICATIONS
Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a Director and nominate him for election to the Board. Mr. Kotts brings entrepreneurial drive and management skills to the Board.

Michael C. Linn, 74, Independent Director DIRECTOR SINCE: 2012 OTHER PUBLIC COMPANY BOARDS: 1 – Black Stone Minerals, L.P. (NYSE: BSM) COMMITTEES: Governance and Nominating (Chair), Risk and Oversight
Michael Linn is the President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm. He is the former Chair, CEO, President and Director of LINN Energy, LLC, which he founded in 2003. Mr. Linn is a member of the Board of Directors of the general partner of Black Stone Minerals, L.P. (NYSE: BSM), and a member of the Board of Directors of CRP XII (Caliber Resource Partners). He also serves as a Senior Advisor to the Board of Directors of Quantum Energy Partners, LLC.
He was formerly on the Board of Directors and member of the Compensation Committee and Audit Committee for Jagged Peak Energy Inc.; Board of Managers for Wireline Holding Company, LLC; Board of Managers for Cavallo Mineral Partners, LLC; Board of Directors and Chair of the Conflicts Committee for Western Refining Logistics GP, LLC; and a Non-Executive Director and Chair of the SHESEC Committee which established safety rules and regulations for Centrica plc.
Mr. Linn is currently a member of the National Petroleum Council, and a former member of the Board of Directors and Chairman of the Independent Petroleum Association of America (IPAA). He also served as Chair and Director of the Natural Gas Council, as a Director of the Natural Gas Supply Association, as Chair and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission.
Mr. Linn serves as Chair of the Board of Trustees of Texas Children’s Hospital and is a member of the Board of Visitors and Development Committee at M.D. Anderson Cancer Center. He is a member of the Senior Cabinet of the President’s Leadership Council at Houston Methodist Hospital and was formerly on the Board of Trustees, Long Range Planning Committee, and Finance Committee at the Museum of Fine Arts, Houston.
Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

QUALIFICATIONS
Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board. The Board also benefits from Mr. Linn’s proven leadership experience as a chief executive officer.

36 2026 Proxy Statement

Anthony G. Petrello, 71, Chairman of the Board, President and Chief Executive Officer NON-INDEPENDENT DIRECTOR DIRECTOR SINCE: 1991 OTHER PUBLIC COMPANY BOARDS: 0 COMMITTEES: Executive (Chair)
Tony Petrello has served as the Chairman of the Board of Nabors since 2012, and as a director since 1991. From 2003 to 2012, he served as the Deputy Chairman of the Board. Since 2011, Mr. Petrello has also served as President and CEO of Nabors and was President and Chief Operating Officer from 1991-2011. Mr. Petrello also serves as a Director of Hilcorp Energy Company and as an officer and Director of Nabors Energy Transition Corp. II and formerly served from 2021 to 2023 as an officer and Director of Nabors Energy Transition Corp. (NYSE: NETC), a special purpose acquisition company co-sponsored by Nabors, until the completion of its business combination with Vast Renewables Ltd. (NASDAQ: VSTE). He is also a member of the Board of Trustees of Texas Children’s Hospital and an advocate for research and clinical programs to address the needs of children with neurological disorders.
In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, which recognizes leaders for advancing technologies that have significantly enhanced the oil and gas industry. Prior to this, in 2011, Mr. Petrello and his wife, Cynthia, received the Woodrow Wilson Award for Public Service from the Smithsonian Institution for their philanthropic efforts.
Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University.

QUALIFICATIONS
Mr. Petrello brings to the Board an extensive and unique combination of commercial, operational, technical, and innovation skills. These skills, plus his thorough knowledge of the Company’s operational activities worldwide, serve as an integral link between the Company and the Board, enabling the Board to better perform its oversight role.

David J. Tudor, 66, Independent Director DIRECTOR SINCE: 2025 OTHER PUBLIC COMPANY BOARDS: 0 COMMITTEES: Audit, Risk Oversight
David Tudor currently serves as the Chief Executive Officer and General Manager of Associated Electric Cooperative Inc., a Springfield, Missouri-based electric cooperative generating electricity for more than two million member-consumers across Missouri, Oklahoma and Iowa. Mr. Tudor has held this position since 2016. Previously, Mr. Tudor was the President and Chief Executive Officer of Champion Energy Services, a retail electric provider. Mr. Tudor negotiated and led the sale of Champion to Calpine in 2015. Mr. Tudor served as a Director of Western Midstream Partners, LP, Electric Power Research Institute, and America's Power.
During the past five years, Mr. Tudor has served as a Director of the National Renewables Cooperative Organization (since 2016) and of Woodway Energy Infrastructure (since 2021). He currently sits on the board of Directors of Cox Health Foundation.
Mr. Tudor received a B.S. in accounting from Lipscomb University in Nashville, Tennessee.

QUALIFICATIONS
Mr. Tudor brings to the Board extensive experience in the energy industry. His business acumen and financial expertise were but a few of the many factors considered by the Board in deciding to appoint him as a Director and nominate him for election to the Board. Mr. Tudor brings entrepreneurial drive and management skills to the Board.

2026 Proxy Statement 37

John Yearwood, 66, Independent Director (Lead)
DIRECTOR SINCE: 2010
OTHER PUBLIC COMPANY BOARDS: 2
 –   TechnipFMC plc (NYSE: FTI)
 –   Vast Renewables Ltd. (OTC: VSTTF)
COMMITTEES: Audit, Governance and Nominating, Executive, Technology and Safety

John Yearwood currently serves on the Boards of Directors of TechnipFMC plc (NYSE: FTI) and Vast Renewables Ltd. (OTC: VSTTF). He also serves on the Boards of Directors of Sheridan Production Partners III, Foro Energy LLC, and Coil Tubing Partners LLC.
He previously served on the boards of Nabors Energy Transition Corp. (NASDAQ: NETC) until December 2023, Sabine Oil & Gas, LLC until August 2016, Premium Oilfield Services, LLC until April 2017, Dixie Electric LLC until November 2018, and Barra Energia LLC until December 2020. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. He was first elected to Smith’s Board of Directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations, management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004.
Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.

QUALIFICATIONS
Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have allowed him to provide critical independent oversight.

The members of the Governance and Nominating Committee (formerly the ESG Committee) recommend that you vote “FOR” the re-nomination of all eight Directors.
38 2026 Proxy Statement

Other Executive Officers

Miguel A. Rodriguez, 55, Chief Financial Officer
Miguel Rodriguez has served as Chief Financial Officer of Nabors since October 2025. In this role, Mr. Rodriguez leads our global financial operations, including finance, tax, treasury, internal audit and accounting, with close oversight on corporate development initiatives and investor relations.

With more than 30 years in oilfield services, Mr. Rodriguez brings extensive experience and a widespread portfolio of proven domestic and international knowledge in corporate finance, tax, capital markets, mergers and acquisitions and strategic planning. Mr. Rodriguez formerly served as Senior Vice President for Operations Finance of Nabors since he joined the Company in 2019. From 1993 to 2019, Mr. Rodriguez served in various senior financial and operational positions requiring strong corporate finance, treasury, tax and financial management skills for SLB. His roles for SLB included senior executive positions in Corporate Treasury, Group Controller for Latin America, and worldwide Controller with postings in the United States, Latin America and Russia. Mr. Rodriguez’s last two postings at SLB included the worldwide Group Vice President of Finance for each of the Drilling and Production businesses.
Mr. Rodriguez holds a bachelor’s degree in business administration and a CPA, respectively, both from Universidad Católica Andrés Bello (UCAB) in Venezuela.

Mark D. Andrews, 53, Vice President & Corporate Secretary
Mark Andrews has served as the Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds an Honors B.B.A. degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

Shareholder Nominations and Proxy Access Policy
The Governance and Nominating Committee accepts shareholder recommendations of Director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the Governance and Nominating Committee for election at our Annual Meeting may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders” available at www.nabors.com.
In addition, the Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders includes the Company’s proxy access policy, which permits up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years to nominate and include in our proxy materials nominees representing up to 20% of the Board, as detailed in the policy, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the policy. Submissions to the Board should be delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, no later than the date required for shareholder submissions pursuant to SEC Rule 14a-8, as set forth on page 110 of this Proxy Statement.
2026 Proxy Statement 39

Proposal 2	Approval and Appointment of Independent Auditor and Authorization for the Audit Committee to Set the Independent Auditor’s Remuneration

The Board of Directors recommends that you vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditor of the Company and authorization of the Audit Committee to set the independent auditor’s remuneration.

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2025. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.
Under Bermuda law, our shareholders have the responsibility to approve the appointment of the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the Annual Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2026, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2026 was approved by the Audit Committee in February 2026.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Audit Committee Pre-Approval Policy
The Audit Committee has established a pre-approval policy for all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chair of the Audit Committee may preapprove permissible proposed non-audit services that arise between Committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2025, all audit and non-audit services performed by the independent auditor were subject to the pre-approval policy.
Independent Auditor Fees
The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2025 and 2024 services. Fees for all services rendered by PricewaterhouseCoopers LLP in 2025 and 2024 were approved by the Audit Committee.

	2025	2024

Audit Fees	$6,112,164	$5,003,326
Audit-Related Fees	$0	220,000
Tax Fees	$189,046	164,166
All Other Fees	$242,132	2,132
Total	$6,543,342	$5,389,624

Audit Fees for the years ended December 31, 2025 and 2024, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit.
Audit-Related Fees for the year ended December 31, 2024, include consultations concerning financial accounting and reporting standards.
40 2026 Proxy Statement

Tax Fees for the years ended December 31, 2025 and 2024, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.
All Other Fees for the years ended December 31, 2025 and 2024 include fees for sustainability reporting assurance services and for advisory services, respectively.
2026 Proxy Statement 41

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor, and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.
The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2025. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.
During 2025, the Audit Committee, among other things:
•
Reviewed and discussed with management, internal auditors and the independent auditor the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the audited consolidated financial statements, the assessment of internal controls, and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting;

•
Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2025 and summaries of the significant reports to management by the internal auditors;
•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;
•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;
•	Reviewed and ratified the Audit Committee’s charter;
•	Met with the independent auditor in executive sessions;
•
Discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies; and

42 2026 Proxy Statement

•
Received written disclosures from independent auditor along with the letter required by applicable requirements of the PCAOB confirming independence of auditor. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting, were compatible with maintaining its independence.

The Audit Committee also reviewed and preapproved, among other things, the audit, tax and other audit-related services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.
Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2025, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2026, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the Annual Meeting.
Respectfully submitted,
THE AUDIT COMMITTEE
John P. Kotts, Chair
Tanya S. Beder
David J. Tudor
John Yearwood
2026 Proxy Statement 43

Proposal 3	Advisory Vote to Approve Compensation of Named Executive Officers
The Board of Directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

As described below in detail under “Compensation Discussion and Analysis”, we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.
As required by Section 14A of the Exchange Act, shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. While the vote to approve executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee. The next advisory vote to approve compensation of Named Executive Officers will occur in 2027.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided below. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2025.
Respectfully submitted,
THE COMPENSATION COMMITTEE
Tanya S. Beder, Chair
Anthony R. Chase
John P. Kotts
44 2026 Proxy Statement

A LETTER FROM THE CHAIR OF THE COMPENSATION COMMITTEE
Dear Fellow Shareholders:
On behalf of the Compensation Committee of the Board of Directors, I am pleased to provide an update on our executive compensation program and the actions we have taken over the past year to further strengthen the alignment between executive pay, company performance, and long-term shareholder value creation.
We are encouraged by the recent measurable improvement in total shareholder returns and operating performance, which we believe reflects the early impact of operational and strategic initiatives implemented by the CEO and the senior leadership team. The CEO’s strategic vision, driven by carefully designed, metric-based goals, is being executed in accordance with the Company’s long-term plan.
Our compensation philosophy is grounded in a straightforward principle: executive compensation should be strongly aligned with the creation of sustainable long-term value for shareholders. Consistent with this philosophy, our executive equity compensation program is 100% performance-based, with no time-based equity awards. Equity awards are earned only if the Company achieves defined financial and strategic performance objectives.
A Performance-Based Long-Term Incentive Structure
Our long-term incentive program utilizes performance share units (“PSUs”) with a hybrid design intended to balance annual operational accountability with longer-term value creation. The majority of PSU opportunities are tied to one-year performance goals, while a portion of the awards incorporate a three-year performance measurement period based currently on return on invested capital (“ROIC”). The Committee believes this structure appropriately reflects the Company’s dynamic operating model and strategic priorities. The annual performance components focus primarily on key operational and financial drivers that management can directly influence and execute against within a given fiscal year. This approach allows the Committee to establish rigorous, clearly defined performance expectations tied to the Company’s near-term strategic execution while still maintaining a meaningful multi-year performance component that reinforces long-term growth and capital discipline. For more detailed information on this, please review the Driving Long-Term Performance through Our Performance-Based Incentive Program section, below.
Consistency and Increasing Rigor in Performance Metrics
Importantly, the performance metrics used for the annual PSU goals have remained consistent over multiple years, reflecting the Company’s strategic priorities and commitment to disciplined execution. In particular, debt reduction and NDS Adjusted EBITDA growth have been included as performance measures in the Company’s PSU program for five consecutive years. Over time, the Compensation Committee has increased the rigor of these targets as the Company has made progress towards its operational and financial objectives. The Committee believes that maintaining consistent performance metrics while progressively increasing the level of difficulty provides a clear and transparent framework for evaluating management performance and reinforces sustained accountability. PSU payouts are determined based strictly on the level of achievement against the pre-established performance goals. If performance falls below threshold levels, payouts may be reduced significantly or eliminated entirely, reinforcing the program’s pay-for-performance orientation. For more detailed information on this, please review the 2025 Performance Achievements section, below.
Driving Strategic Execution Through Prescriptive Goals
During the past year, the Committee continued its focus on establishing clear and prescriptive performance objectives for the CEO. This disciplined approach has contributed to measurable progress across several important areas, including:
•	Continued reduction in the Company’s debt levels and strengthening of the balance sheet (see, Strengthening our Balance Sheet by Materially Reducing Debt, below);
2026 Proxy Statement 45

•	Growth in NDS Adjusted EBITDA, reflecting continued expansion of higher-margin and recurring revenue streams (see, Ongoing Expansion of Technology-Driven High-Margin Segments, below); and
•	Expansion of the Company’s international business and market presence (see, Continued Leadership in International Markets, below)
While we recognize that further progress remains necessary, the Committee believes these developments represent meaningful steps toward improving the Company’s financial profile and long-term growth trajectory. For more detailed information on this, please review the How We Approach Setting CEO and CFO Goals section, below.
Strengthening the Leadership Team
During the year, the Board appointed a new Chief Financial Officer. In connection with this appointment, the Compensation Committee designed a compensation package that was carefully benchmarked against members of the Company’s peer group and structured to align with market practices for companies of comparable size and complexity. The package emphasizes performance-based incentives and long-term equity tied directly to Company performance, reinforcing alignment between executive leadership and shareholder interests while supporting the promotion and appointment of a highly qualified financial leader. For more detailed information on this, please review the Chief Financial Officer Transition, section, below.
Peer Group Enhancements and Shareholder Responsiveness
Over the past year, we carefully considered feedback from shareholders as well as evolving perspectives from proxy advisory firms. As part of this process, the Committee conducted a comprehensive review of the Company’s peer group and implemented updates intended to better align the group with the Company’s market cap, scale, business mix, and competitive landscape. These changes also more closely reflect the frameworks used by proxy advisory firms when evaluating executive compensation programs. We believe these updates enhance our benchmarking process and ensure that compensation decisions are informed by an appropriate set of comparable companies. For more detailed information on these changes, please review the Changes to Peer Group in Response to Shareholder Feedback, section, below.
Looking Ahead
The Committee remains committed to maintaining a compensation framework that is performance-driven, transparent, and responsive to shareholder perspectives. We will continue to evaluate our program to ensure it supports the Company’s strategy and reinforces accountability for delivering sustained improvements in financial performance and shareholder returns. On behalf of the Compensation Committee, we appreciate your continued support and investment in Nabors. We welcome any questions or additional perspectives. Communications can be directed by email to: compensation.committee@nabors.com.
Sincerest regards,

TANYA S. BEDER Chair, Compensation Committee April 22, 2026

46 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) is intended to help shareholders understand the executive compensation related to the named executive officers listed below (the “executive officers” or “NEOs”). This CD&A supplements and should be read in conjunction with the compensation tables and related narratives of this Proxy Statement. For 2025, our NEOs are:
•	Anthony G. Petrello, Chairman of the Board, President and Chief Executive Officer
•	Miguel. A. Rodriguez, Chief Financial Officer(1)
•	Mark D. Andrews, Vice President & Corporate Secretary
•	William Restrepo, Former Chief Financial Officer(2)
(1)	Mr. Rodriguez was appointed as the Chief Financial Officer in October 2025
(2)	Mr. Restrepo served as the Chief Financial Officer until his retirement in October 2025
Chief Financial Officer Transition
Mr. Restrepo retired from his position as Chief Financial Officer of Nabors effective October 1, 2025 (the “Transition Date”). Miguel A. Rodriguez was promoted to Chief Financial Officer on October 1, 2025.
Shareholders have historically asked the board about certain executive contract provisions that, while may have been more common at the time they were negotiated, do not align with their current policies and inquired about whether changes would be made to current employment agreements or that of future executives. The Committee has been mindful of these concerns and consistently indicated their intention to adopt employment arrangements more consistent with current market standards. The Committee has been steadfast in communicating its philosophy to shareholders of its intentions to initiate these contractual updates when executive transitions occur to avoid disrupting the business strategy by risking departure of a key executive due to a contractual renegotiation.
Consistent with the Committee’s commitment to shareholders, in connection with the appointment of our new CFO, the Committee eliminated the legacy terms in the CFO employment agreement, particularly, the single-trigger change in control provision. In fact, our new CFO does not have an executive employment agreement, but rather an executive severance agreement, the terms of which are market standard, and importantly, include a double-trigger change in control provision. To ensure the severance agreement included market and shareholder aligned terms and conditions, the Committee worked with its independent compensation consultant to thoroughly benchmark the terms against the CFO employment arrangements of members of the Company’s peers and industry standards.
In addition to benchmarking contractual terms and conditions, working closely with its independent compensation consultant, the Committee conducted an in-depth analysis on the compensation of similarly situated CFOs of the Company’s peers. This established the competitive compensation package presented to and negotiated with the new CFO.
Our CEO’s contract includes protections that prevent us from implementing similar changes without risking the Company’s ability to retain Mr. Petrello. Notwithstanding this, the Committee has listened to shareholders and remains committed to provide market and industry standard severance provisions to any successor to Mr. Petrello in future years consistent with the above process.
Our Shareholder Engagement Efforts & Feedback
Compensation Committee Response to Ongoing Shareholder Feedback
At our 2025 Annual Meeting, 61.55% of votes cast were in favor of our 2024 executive compensation program. The Board remains dedicated to improving the Say-on-Pay vote by communicating to our shareholders how the current compensation program is designed to drive Nabors’ long-term objectives.
Our Directors and management recognize the benefits that come from robust, frequent, and consistent dialogue with shareholders and other relevant stakeholders. As a result, we maintain an ongoing, proactive outreach effort.
2026 Proxy Statement 47

Our integrated outreach team, which includes the Chairs of our Compensation and Risk Oversight Committees, Lead Director and other subject matter experts of the Company’s leadership team, is dedicated to remaining responsive to the views of our shareholders.
Figure 1 below demonstrates Nabors’ extensive outreach efforts. We continue to look for ways to expand outreach to our shareholders, especially those we have yet to engage with.
Figure 1 Nabors Year-Round Engagement

48 2026 Proxy Statement

Figure 2 Nabors Extensive Shareholder Outreach Efforts

Following our Annual Meeting, we continued to prioritize proactive shareholder engagement with our investor base. During this period, in addition to responding to 100% of inbound shareholder inquiries received, the Board conducted independent outreach to the Company’s top 32 shareholders representing 62% of outstanding shares. Of those to which we reached out, 12 shareholders representing approximately 30% of outstanding shares agreed to meet with us, of those, 10 shareholders, representing 24.1% of shares outstanding, voted against Say on Pay in 2025 while 2 of those shareholders, representing 5.4% of shares outstanding, supported Say on Pay, and 0 of those shareholders, representing 0% of shares outstanding, did not publicly disclose how they voted on Say on Pay. Of the shareholders that did not accept our engagement request, two institutional shareholders, representing 3.3% of shares outstanding as of December 31, 2025, voted against Say-on-Pay. Our investor relations team also engaged in dialogue on a regular basis with many of our shareholders to discuss business fundamentals totalling 34% of our shares outstanding.
Below is a summary of our outreach efforts:

	# Shareholders	% Shares Outstanding	% Voted at 2025 AGM (Est.)*
Proactive outreach:	32	62.0%	61.4%
Engaged/Accepted:	12	29.5%	30.5%
- FOR Say on Pay	2	5.4%	7.9%
- AGAINST Say on Pay	10	24.1%	22.6%
- Vote Not Publicly Disclosed	0	0%	0%
- No Response/Declined Meeting	20	32.5%	30.9%

*	The % Voted at 2025 AGM is based on the quorum for Non-Routine Items at the 2025 AGM, which was approximately 72.5% of shares outstanding.
As part of this year’s engagement process, we also met with ISS and Glass Lewis, to discuss our shareholder engagement process and review the feedback received. The Compensation Committee gives serious consideration to all feedback received, discusses the feedback with the full Board of Directors, and takes it into consideration as part of its decision-making processes.
The Chair of the Compensation Committee personally participated in the shareholder meetings. The Independent Lead Director, CFO, our Vice President & Corporate Secretary, and other subject matter experts within the Company also participated in the meetings.
We remain committed to pursuing various methods of ongoing outreach to shareholders, especially those which have not accepted our invitations to connect thus far. Nabors values the input and feedback of all investors and will continue to look for opportunities to hold meaningful conversations as part of our engagement program.
2026 Proxy Statement 49

The Compensation Committee’s Responsiveness to What We Heard
The tables below detail the feedback we heard from shareholders and proxy advisors in connection with and following our 2025 Annual General Meeting outreach and the actions the Compensation Committee took or will take to address shareholders’ views on our executive compensation program. In addition to our ongoing efforts to align our compensation program with shareholder recommendations, the actions taken in 2025 and through the date of this Proxy Statement reflect our responsiveness and continued strong commitment to shareholder and proxy advisor feedback.
2025 & 2026 Feedback from Shareholders
In light of SEC guidance issued in 2025 on Schedule 13D and 13G reporting, shareholder engagement practices have shifted significantly. The updated rules expand the scope of activities considered as “influencing control” prompting many institutional investors to limit or pause engagements to avoid triggering more burdensome reporting requirements. This change has particularly impacted passive investors, who now face stricter thresholds for maintaining their 13G status. As a result, we have observed a decline in shareholder’s willingness to provide specific feedback and recommendations to the Company regarding their preferred compensation and governance practices. Despite this, we remain steadfast in our efforts to listen and respond to shareholder feedback while navigating these evolving regulations.
During our 2025-2026 off-season engagement, we received feedback on governance and compensation matters. Below we detail the feedback we heard from shareholders and how we responded to the feedback.

Shareholder Feedback	Our Response to Shareholder Feedback

Shareholders said that certain of our peers’ market caps may be considered too large for executive compensation benchmarking and performance comparison purposes. Thus, shareholders requested that we update our peer group.

The Committee respects the opinion of shareholders. As such, during 2026, we updated our peer group to remove SLB and Baker Hughes. We replaced these peers with Oceaneering International Inc. and Liberty Energy Inc. As of the date of the analysis, these peers appeared in, or were consistent with, the peer groups identified by Glass Lewis and ISS for Nabors. For more detailed discussion on the peer group changes please see the section entitled “Changes to Peer Group in Response to Shareholder Feedback” below.

Shareholders indicated that reducing capital expenditures, increasing free cash flow and reducing total debt should be a top priority to drive long-term share performance.
During 2025, driven by the Committee’s prescriptive objectives to the NEOs and management team to reduce debt, the Company focused on strengthening the balance sheet through several transactions.
•
Nabors completed the acquisition of Parker Wellbore for total consideration of $274 million, primarily funded through the issuance of shares.
•
Following the acquisition, the Company completed divestiture of Quail Tools for $625 million.
•
The proceeds from these transactions, together with cash on hand, were used to extinguish $390 million of gross debt versus 2024 and extinguish the Parker Wellbore term loan that came with the acquisition.
•
Nabors effectively refinanced $700 million of notes due in 2027, extending maturity to 2032.
In addition, in response to these changes and the recent offering of Senior Preferred Guaranteed Notes (SPGNs) due in 2032, all three of the major credit rating agencies issued new credit ratings:
•
S&P Global Ratings upgraded its issuer credit rating up to 'B' from 'B-' and outlook to stable; assigned a 'B+' rating to Nabors recently issued SPGN; upgraded its rating for the existing SPGN to 'B+' from 'B-', and upgraded Nabors Senior

50 2026 Proxy Statement

Shareholder Feedback	Our Response to Shareholder Feedback

Guaranteed Notes (PGN) to 'CCC+' from 'CCC'.
•
Fitch Ratings upgraded its rating to “B” from ”B-“, with a stable outlook; upgraded its ratings of Nabors’ PGN to ”B-“ from ”CCC”, and of Nabors Senior Unsecured Notes to ”CCC+” from ”CCC”.
•
Moody’s Investors Service assigned a rating of “Ba3” to Nabors recent SPGN issue, in-line with Moody's rating on Nabors’ existing SPGN.

Shareholders asked for further disclosure and rationale about the Committee’s philosophy for using one-year performance goal incentives.
The Committee explained that the CEOs employment agreement contractually entitles him to earn performance-based shares upon the achievement of annual performance goals.
The Committee further explained our rationale around setting annual performance goals. For more detail, see “How We Approach Setting CEO and CFO Goals” section below.

Compensation Committee Historical Responsiveness to Say-on-Pay Votes
In 2025 we received 62% support in favor of our Say-on-Pay vote. Below is a timeline of our historical responsiveness to low Say-on-Pay support.

2012	Tied all short-term and long-term incentives to performance-based metrics
2013	Adopted a policy limiting severance payments in our executive agreements to 2.99x the sum of average base salary and bonus for three years prior to termination
2017	Increased rigor of TSR Shares by increasing the number of peers in our peer group
2017	Provided greater visibility into targets and thresholds
2018	Introduced and continued to cap TSR Share at target if TSR for the applicable performance period is negative
2020	Introduced and continue to increase the rigor of ESG goals and metrics
2020	Replaced backward-looking Performance shares with forward-looking Performance Share Units
2021
Weighted goals more heavily towards financial performance rather than equally weighted across all goals, including non-financial goals. Established performance metrics with greater specificity and measurement criteria

2022	Introduced and continued to cap the CEO earnout value to 5x multiple of the grant date value of TSR award opportunity
2022	Incorporated two financial metrics, Adjusted EBITDA and CAPEX, into the short-term incentive program
2023	Implemented and continued to grant three-year LTI awards for all NEOs, which include TSR and long-term PSU awards
2023
Modified the TSR payout opportunity to increase the rigor by replacing the ranking payout schedule with a percentile-based determination (See “How We Determine Our Performance-Based TSR Shares”, section, below)

2026 Proxy Statement 51

2023
Increased the challenge of and established objective, measurable performance goals together with heavier weighting on financial and operational related goals (See “2025 Performance Achievements” section, below)

2023
Introduced a new multi-year, long-term performance award based on the achievement of an ROIC goal measured over a three-year performance period (2023-2025) which includes members of the global management team

2024	Updated stock ownership guidelines, including stock holding period requirements consistent with best practices (See “Share Ownership and Holding Guidelines” below)
2024	Continued to grant multi-year performance awards with a 2024-2026 ROIC objective which includes members of the global management team
2025	Continued to grant multi-year performance awards with a 2025-2027 ROIC objective that includes members of the global management team

Compensation Committee’s Response to the 2025 Say-on-Pay Vote
Despite substantial and ongoing changes to our executive compensation program, we continue to receive lower levels of support for Say-on-Pay. Therefore, we have highlighted below the value of our CEO’s strategy for the long-term success of the Company, and why the Board believes our CEO’s compensation is justified. This CD&A will continue to be devoted to expanding the rationale for the size and structure of our CEO’s compensation and is responsive to the feedback we have received.
Recent Highlights of our CEO’s Strategy
The following are key highlights from 2025 of our CEO’s strategic initiatives that are driving progress and positioning Nabors for long term value creation:
Strengthening our Balance Sheet by Materially Reducing Debt
Debt reduction is core to our CEO’s strategy to strengthen the Company’s financial position and enhance long-term shareholder value. During the year, we delivered on this priority, reducing net debt by $554 million, or 26%, to $1.55 billion, as highlighted in Figure 3, below.
Figure 3 Highlighting Reduction in Net Debt

This progress reflects disciplined capital allocation and active portfolio management, including the acquisition of Parker Wellbore and subsequent sale of Quail Tools. These actions enabled the repayment of the outstanding balance on our revolving credit facility, which had been drawn to repay a $178 million term
52 2026 Proxy Statement

loan assumed from the Parker Wellbore transaction. As illustrated in Figure 4, below, we also successfully refinanced $700 million of notes due in 2027, and, immediately subsequent to year-end, fully redeemed approximately $379 million of notes due in 2028.
Collectively, these actions extended our nearest debt maturity to 2029, simplified the capital structure, and improved free cash flow by reducing annual interest expense by approximately $45 million.
On a proforma basis, adjusting for the impact of the redemption of the 2028 notes, total debt at year end would have been approximately $2.12 billion. This would be the Company’s lowest total debt level since early 2006.
Figure 4 Highlighting Management of Maturity Profile Since Year End 2024

Exceptional Strategic Transactions
Mergers and acquisitions execution played an important role in our success this year, marked by the completion of the Parker Wellbore acquisition and the subsequent divestiture of Quail Tools. Together, these transactions, as illustrated in Figure 5 below, meaningfully enhanced liquidity, fundamentally improved our capital structure, and expanded our global operations footprint while strengthening the Nabors Drilling Solutions (NDS) portfolio.
To fund the purchase of Parker Wellbore, following shareholder approval, Nabors issued 4.8 million shares and assumed $93 million in net debt, resulting in total consideration valued at $274 million as of closing. Since closing, certain non-core assets of Parker were divested for approximately $43 million, further extracting value from the transaction. In August, only five months after closing, we sold Quail Tools for $625 million in cash, inclusive of working capital adjustments, doubling our initial investment while retaining the remaining Parker businesses, for which we effectively paid $94 million, or about a 1.4x multiple. The combined result of these transactions was that Nabors essentially sold shares at approximately $130 per share, a valuation significantly higher than Nabors’ $37.50 share price upon closing of the Parker acquisition. Furthermore, the remaining Parker businesses, which were historically earning $7 million of Adjusted EBITDA and for which we paid effectively $94 million, are expected to generate approximately $70 million of Adjusted EBITDA in 2026, including more than $60 million of anticipated synergies.
2026 Proxy Statement 53

Figure 5 Several Major Transactions

*	Total consideration divided by $190 million estimated 2025 EBITDA including synergies of $40 million, at time of transaction.
**	Forecast for 2026.
Ongoing Expansion of Technology-Driven High-Margin Segments
In 2025, our technology-focused, higher-margin businesses contributed over $219 million to the Company’s total Adjusted EBITDA, demonstrating the success of the CEO’s long-term vision to develop low capital intensity income streams. This high-quality Adjusted EBITDA is instrumental in achieving the Company’s goal of significantly deleveraging its capital structure and is directly tied to the goals set by the Compensation Committee (See “CEO Performance Goals and 2025 Achievement”, below), reinforcing the Company’s long-term strategy.
As highlighted in Figure 6, below, Nabors continues to scale its high-margin, capital-light technology businesses by driving deeper penetration on both Nabors and third-party rigs. At the same time, we are expanding our international footprint, gaining significant traction in key markets – most notably in Argentina where we’ve deployed our NDS technology services on fourteen Nabors rigs and ten third party rigs.
Figure 6 Highlighting Growth in Nabors’ Free Cashflow Conversion

54 2026 Proxy Statement

Continued Leadership in International Markets
International expansion remained a central pillar of our strategy during 2025, with continued momentum across several key markets. In the Middle East, Nabors advanced its presence in both Saudi Arabia and Kuwait, deploying rigs under long-term contracts. In Argentina, we continued to expand our footprint in the Vaca Muerta basin, leveraging our operational expertise and advanced drilling systems to meet increasing customer demand for efficient, high-performance rigs and associated services. Collectively, these markets represent some of the most durable and attractive opportunities in the global drilling landscape. We believe we are well positioned to continue this expansion through 2026, as highlighted in Figure 7, below.
Figure 7 Strategic Growth in International Markets

Compensation Committee’s Support of CEO
The Compensation Committee is confident that the CEO’s value to the Company is commensurate with his level of compensation and his skills meet the demands of the Company’s advanced technology portfolio, global scale and future groundbreaking initiatives.
Voluntary CEO Compensation Reductions
Despite his contractual rights and the Board’s continued support, given the continued cyclicality of the industry, shareholder feedback and Say-on-Pay results, our CEO has, over the years, voluntarily reduced his salary and renegotiated the terms of his agreement to be more favorable to shareholders. For example, in 2018, not only did he voluntarily amend his contract to cap TSR payout if TSR is negative, he also forfeited his 2018 TSR Award, with a grant date value of approximately $4 million. Since then, our CEO has reduced his target TSR award opportunity for each year by at least 50%, and, in 2020 alone, by 67%.
2026 Proxy Statement 55

Key Components of Our Compensation Approach and Considerations
The “Compensation Committee’s Responsiveness to What We Heard” section above details key feedback and actions taken based on our engagement with shareholders over the past year. During our conversations with shareholders, we emphasized several key components of Nabors’ executive compensation approach that make the Company distinct from its peers and the broader market. These key components are united by four overarching considerations:
How We Set Base Salary and Total Compensation Levels
The Compensation Committee strives to set base salary and performance-based compensation for our CEO and CFO in relation to the desired total mix of fixed versus at-risk pay.
Base salary is established by contractual obligations with our CEO, and in acknowledgement of Nabors’ complex, multi-business unit, global organizational structure. Companies similar in size to Nabors, based on measures of revenue and market capitalization, typically do not operate at a global scale. Nabors’ performance-based compensation is established according to Nabors’ global complexity and a substantial focus on technology-based, higher margin businesses, which now account for 19% of overall Adjusted EBITDA as of the fourth quarter of 2025, up from 8%, in the fourth quarter of 2017. The Compensation Committee thus sets base salary accordingly. Compared to its peers, Nabors’ CEO has the lowest percentage of total annual compensation opportunity that is non-performance based (with non-performance-based compensation defined as salary plus time-vested, non-performance-based RSUs). Our CEO does not receive non-performance-based RSUs.
This approach aligns total CEO compensation with the long-term interests of shareholders, balancing salary with 100% at-risk stock-based, performance-based compensation and competitive total compensation within the peer group. For further discussion of our incentive compensation program, (see “Nabors Leads Peers in Compensation Tied to Performance”).
Driving Long-Term Performance through Our Performance-Based Incentive Program
In our discussions with shareholders, the topic of long-term performance-based compensation was often discussed, including the one-year performance period for Nabors’ PSU program. We responded to shareholders questions surrounding the structure of the program and its alignment with long-term strategy. For a detailed discussion on our one-year performance period approach, see the “How We Approach Setting CEO and CFO Goals” section, below.
In the view of the Compensation Committee, Nabors’ LTI program drives long-term objectives and significantly aligns our NEOs with shareholders. CEO, CFO and, since 2023, Corporate Secretary
56 2026 Proxy Statement

compensation is tied to relative three-year TSR performance as well as a three-year ROIC performance metric, which is discussed in more detail below (see “Continuation of Multi-Year Performance Goal”) section, and the other component of our LTI program ties PSU payouts to performance goals measured on an annual basis.
The figure below demonstrates how Nabors’ LTI components have driven the long-term execution of our strategy. Metrics related to the development of our innovative NDS offering have led to a discernible upward trend over the last several years in the segment as a component of our total Adjusted EBITDA (See Figure 8, below). For 2025, NDS Adjusted EBITDA increased to 219.3 million (including the contribution from Quail Tools), a 66% improvement over 2024 which represented 24% of Nabors’ overall Adjusted EBITDA of $912.7 million. In addition, LTI metrics related to our balance sheet have led to significant deleveraging to ensure Nabors is positioned to pursue a disciplined capital allocation approach (See Figure 3, above).
Figure 8 Overview of Long-Term NDS Performance Achievements

Nabors Drilling Solutions Adjusted EBITDA Contribution

NDS Adjusted EBITDA as a % of Nabors Adjusted EBITDA continued to grow

($ millions)
Nabors Adjusted EBITDA
NDS Yearly Average % of Nabors Adjusted EBITDA
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
25%
20%
15%
10%
5%
0%
$544
$758
$805
$564
$482
$709
$915
$881
$913
6%
9%
11%
8%
12%
14%
14%
15%
24%
2017
2018
2019
2020
2021
2022
2023
2024
2025
Nabors adjusted EBITDA
NDS Yearly Average % of Nabors Adjusted EBITDA

How We Approach Setting CEO and CFO Goals
The Board has received feedback from shareholders regarding the Company’s approach to setting annual Performance Stock Unit goals and wants to take this opportunity to provide enhanced disclosure and rationale for its decision to continue to provide Performance Stock Units having an annual performance period. We would like to emphasize that, while Company PSUs are earned by achieving annual goals, the vesting and payout of those earned PSUs occur over a total of three years from the grant date, which further aligns the CEO’s interests with that of shareholders.
The Board recognizes the value that multi-year goals bring, such as aligning executive incentives with sustained performance and strategic goals over an extended period and encouraging executives to think and act like long-term stakeholders in the Company. The Board would like to highlight, however, that the CEO, while entitled to do so, has not sold a single share of the Company’s stock (excluding any shares tendered to satisfy tax withholding obligations upon vesting of certain share awards) since being appointed, despite having annual performance incentive goals.
It should be noted that multi-year objectives may come with disadvantages, such as increasing executive retention risk in a competitive market, and the risk that targets might become ineffective to drive Company performance due to changing business conditions,priorities or unforeseen events. To provide an example
2026 Proxy Statement 57

specific to our cyclical industry, implementing a multi-year goal to secure long-term rig contracts could place the Company at a disadvantage in the event the conditions quickly shift to a spot market environment more suitable for short-term agreements.
As our shareholders are aware, the oil and gas drilling industry is known for its extreme volatility and is subject to market factors, geopolitical tensions, price trends, industry dynamics, and gas price volatility, among others. While multi-year goals can provide a more comprehensive view of performance over time, the Board believes annual goals offer more immediate alignment with yearly business objectives and, in the context of a drilling company, where operational and market conditions can change rapidly, are more suitable for incentivizing and evaluating performance effectively. Furthermore, the Company’s goal setting strategies do not succumb to the common pitfalls that could exist with annual goals such as, short-termism or lack of long-term strategic alignment. The Company’s annual goals are consistently aligned year over year with a focus on achieving cohesive, long-term objectives.
The 2025 business achievements demonstrated the power of our approach to goal setting. The CEO has had goals of reducing the Company’s net debt, increasing NDS Adjusted EBITDA, and improving sustainability, including reducing emissions, for five years in a row now, with the annual nature of such goals allowing the Committee to increase the rigor every year. The consistent application of these goals significantly contributed to the successful results in 2025, with Nabors achieving 1) reduction in net debt by $554 million (26%) year-over-year; 2) increased NDS Adjusted EBITDA by more than 15% compared to 2024, which now accounts for nearly 20% of the Company’s annual Adjusted EBITDA, in each case, excluding contributions from Quail Tools, and 3) continued commitment to sustainable emissions reduction and reporting.
Notwithstanding the foregoing, the Board is attuned to the requests of shareholders and cognizant of the fact that multi-year goals have value as well. As a result of this, since 2023, the Board has incorporated a hybrid structure to the named executive officer’s and other members of the global management team’s performance incentives by continuing to issue a multi-year objective based on ROIC (See Continuation of Multi-Year Performance Goal, below).
In sum, due to the consistent and strategic way the Board approaches annual performance goal setting, coupled with the cyclical nature of our industry, we believe this hybrid performance compensation structure is best suited for our business and driving performance in the dynamic drilling sector.
Continuation of Multi-Year Performance Goal
In 2023, the Compensation Committee introduced a multi-year long-term incentive program for the CEO and certain other key officers of the Company. This new program was adopted in direct response to shareholder feedback over the years seeking additional multi-year performance measurement periods and goals.
The Compensation Committee is dedicated to balancing the CEO’s contractual annual performance award structure with the desire of several of our large institutional investors to implement longer term, measurable goals while also mitigating a potential increase in the CEO’s total quantum of pay. As a result, the Compensation Committee believes that it has balanced these constraints by providing this additional compensation objective in connection with its negotiations with the CEO on reductions to his pay during 2023, 2024 and 2025. Despite this additional award opportunity, the Compensation Committee was still able to negotiate a reduction exceeding $1 million in overall compensation during 2025.
In developing the program, the Compensation Committee studied practices among peers and analyzed several potential metrics for the new program, including their historical correlation to shareholder returns. As a result of this effort, the Compensation Committee selected ROIC as the metric for the 2023, 2024 and 2025 programs. Under these programs, ROIC performance is measured over a three-year period (the “Long-Term Performance Goal”). Average ROIC performance over this period will be assessed against pre-established goals. To address potential concerns that the Long-Term Performance Goal will lack rigor and be additive to the CEO’s total compensation simply with the passage of time, the Compensation Committee notes the robustness of the Long-Term Performance Goal as noted below that provides no payout opportunity for threshold, but rather only provides reward for achieving target or higher.
58 2026 Proxy Statement

For 2025, the Compensation Committee again granted a long-term performance award based on ROIC in response to additional feedback received from shareholders.
Executive Pay Opportunity is Highly Performance Based
We believe a differentiating feature of Nabors’ executive incentive compensation is that it is highly performance based. The Compensation Committee remains committed to maintaining CEO and CFO equity-based compensation that is 100% performance-based, without the usage of time-vesting RSUs (See Figure 9, below).
Figure 9 Nabors At-Risk Compensation Overview

(1)
Assumes payout at maximum contractual entitlement, and excludes Change in Pension Value, $19 million Special Bonus, Nonqualified Deferred Compensation Earnings, and All Other Compensation, as such categories would be reflected in the Proxy Statement’s Summary Compensation Table.

Nabors Leads Peers in Compensation Tied to Performance
In addition to having the highest percentage of pay at risk relative to our peers, Nabors is unique among its peers in not awarding any CEO or CFO compensation in the form of time-vested equity awards. 100% of Nabors’ LTI compensation is performance-based, vs. a median of only 60% being performance-based for our peer group. Figure 10 below shows a breakout of the compensation components for the CEO of Nabors and its peers.
Figure 10 CEO LTI Equity Compensation is 100% Performance Based

60% Peer Performance-Based Pay Median
% Performance-Based Pay
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
50%
50%
50%
50%
50%
50%
51%
60%
60%
60%
70%
70%
70%
80%
100%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
NABORS
% Performance-Based (as % of LTI)
%Time-Based

2026 Proxy Statement 59

Aligning Our CEO’s Total Direct Compensation with Performance
Nabors remains committed to aligning CEO pay with performance and, in 2025, we continued our ongoing efforts to deepen our program alignment with long-term shareholder value.
In our conversations with shareholders, we received positive feedback and encouragement for the measures taken to align executive compensation with performance. In recent years, we restructured the equity awards program in direct response to shareholder feedback by taking the following steps:
•
Capping the value of the CEO’s maximum payout under the TSR Shares at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned;

•	Capping the number of TSR Shares that may vest at the end of performance period at target if the Company’s TSR is negative; and
•	Negotiating overall reductions to contractually entitled TSR awards.
Our Benchmark Compensation Peer Group
Enhanced Disclosure Regarding Peer Group Development
In designing our executive compensation peer group, we adhere to the following philosophies and approaches:

1	Utilize a single peer group, as opposed to using different peer groups to assess performance and compensation
2	Business profiles that align closely with Nabors along services and market presence in one or more meaningful business lines
3	An analogous impact of market cycles and influences on supply and demand to help gauge both long-term and short-term performance comparisons
4	Similar legal and regulatory pressures relating to the diversity of geographies served and scope of operations
5	Related human capital issues, including those related to attracting and retaining talent from a common pool of individuals
6	Consistency among the peer group members, including prioritizing those companies reasonably similar in terms of key metrics, which allows for better, more accurate long-term analysis

Selection Process and Rationale
On an annual basis, the Compensation Committee reassesses our peer group to ensure that it continues to reflect our business mix, international scale, and competition for talent. In recent years, Nabors has expanded its offerings in technology and the energy transition, a fundamental shift in our business model and long-term strategy. Given this fundamental shift, the Compensation Committee continues to monitor the peer group to ensure it reflects Nabors’ core long-term strategy.
60 2026 Proxy Statement

Figure 11 Nabors Peer Group Selection Process

(1)
The 2025 Peer group consists of Expro Group Holdings, Flowserve Corporation, Halliburton Company, Helmerich & Payne, SLB, NOV, Noble Corporation, Baker Hughes, Patterson-UTI Energy, Precision Drilling Corporation, TechnipFMC, Transocean, Valaris, and Weatherford International.

We believe Nabors is in a unique situation at the crossroads of the following criteria: size, business mix, industry and market focus, geographical presence, and addressable talent pool. We are confident that the time spent developing and expanding Nabors’ peer group in partnership with our independent, outside compensation consultant produced a peer group that takes into account Nabors’ unique positioning. The Compensation Committee reviews the peer group at least annually and more frequently, as necessary, taking into consideration macro events affecting the number of peers in our group and the potential growth impact our technology and energy transition businesses may have on future benchmarking. A breakdown of the Compensation Committee’s peer group selection process is illustrated in Figure 11, above.
Some of the criteria used by the Compensation Committee to establish the peer group includes:

Changes to Peer Group in Response to Shareholder Feedback
Following a review in early 2026, the Compensation Committee, in response to shareholder feedback, elected to modify the peer group for the 2026 performance period. The Committee’s rationale for such modifications is detailed below.
In prior proxy statements, the Compensation Committee has articulated its view that inclusion of select larger market capitalization companies can be appropriate where those companies reflect the scope, complexity and leadership demands of Nabors’ business and where Nabors competes directly with such companies for executive talent. The Compensation Committee continues to believe that market capitalization, while an important reference point, should not be the sole determinant of peer suitability.
2026 Proxy Statement 61

During the most recent review cycle, the Compensation Committee considered feedback received from shareholders as well as proxy advisory firms, including Glass Lewis and Institutional Shareholder Services (“ISS”), which noted that certain peer companies included in the prior peer group had significantly larger market capitalizations than Nabors and, as a result, could contribute to upward pressure on compensation outcomes. While the Compensation Committee did not view this feedback as indicating that the prior peer group was inappropriate, it determined that certain refinements would enhance alignment with evolving governance expectations and external peer group methodologies.
After careful consideration, following a review in 2026 with our independent, outside consultant, the Compensation Committee, in response to shareholder feedback, approved changes to the peer group, commencing in 2026, to better align with Nabors’ current size, operating profile, and external governance expectations.
Two new peer companies were added, Liberty Energy, Inc. (“LBRT”) and Oceaneering International, Inc (“OII”) that:
•	Operate within Nabors’ core industry and/or closely related sectors;
•	Exhibit revenue, market capitalization, and organizational complexity that are more closely aligned with Nabors;
•	Appear in, or are consistent with, the peer groups identified by Glass Lewis and ISS for Nabors; and
•	Represent relevant competitors for executive talent.
•	Five of Nabors’ existing peers used OII in their peer groups and OII shared six peers with Nabors as of their most current proxy statement filed in 2025.
•	Four of Nabors’s existing peers used LBRT in their peer groups and LBRT shared seven peers with Nabors (including OII) as of their most current proxy statement filed in 2025.
Two larger companies, Baker Hughes Company and SLB N.V., that had been included in prior years based on their relevance to Nabors’ business complexity and talent competition, were removed. While the Compensation Committee continues to believe that the inclusion of larger peers can be appropriate in certain circumstances, it determined that removing these companies would:
•	Reduce the number of peers with market capitalizations and scale materially larger than Nabors’;
•	Address external concerns regarding peer group balance; and
•	Enhance transparency and consistency with proxy advisory firm benchmarking frameworks.
The Compensation Committee emphasizes that these removals do not reflect a change in its underlying philosophy regarding the relevance of larger peers, but rather a pragmatic refinement intended to respond to shareholder feedback and governance best practices.
62 2026 Proxy Statement

Compensation Dos and Don’ts
In 2025, we continued to adhere to compensation practices that strengthen the alignment between the compensation of our executive officers, Company performance and shareholder returns:

What We Do	What We Don’t Do

Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and absolute metrics; a significant portion of executive pay is performance-based or “at risk”
No buyout or exchange of underwater options, or repricing of underwater stock options without shareholder approval
Share ownership policy aligns executive officer interests with those of shareholders	No excise tax gross-ups in connection with a change-of-control
Cap total shareholder return (“TSR”) Share award payouts	No guaranteed bonuses
Hold an annual Say-on-Pay vote	No automatic share replenishment or “evergreen” provisions in our stock incentive plans
Shareholder engagement program in place with track record of making positive changes in response to shareholder feedback	No excessive perquisites without a compelling business rationale
Conduct market referencing of peer group companies, compensation surveys and market data to understand how our aggregate executive compensation compares to competitive norms	No ongoing time-based equity awards are granted to our CEO or CFO, rather, 100% is performance based
Maintain an independent Compensation Committee	No uncapped incentives
Work with an independent compensation consultant	No tax gross-ups in any future executive officer agreements

Role of the Compensation Committee
The Compensation Committee, which consists of three independent non-employee Directors, performs the following compensation-related functions:
•	Oversees the compensation of our senior leadership team;
•	Establishes, reviews and approves measurable goals applicable to the compensation of the CEO and CFO and the goals and objectives of the Company’s executive compensation programs;
•
Evaluates the performance of our CEO and reviews the performance of our senior leadership team members, drawing on its own judgement and observations and those of our CEO in evaluating the performance of such officers;

•	Administers our equity-based programs for senior leadership team members, and reviews and approves all forms of compensation (including equity grants);
•	Approves financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;
•	Oversees employment agreements between the Company and the executive officers;
•
Considers input from the Risk Oversight, Audit, Governance and Nominating and Technology & Safety Committees with respect to risk adjusted return and stakeholder considerations in evaluating performance objectives and incentives; and

•	Recommends to the Board the compensation program for the Board of Directors.
2026 Proxy Statement 63

The Compensation Committee may, in its discretion, decrease formula-driven awards and may also provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary developments that materially enhance the value of the Company or provide additional incentive compensation based on executive retention considerations. For further information about compensation of non-executives, see “Equity-Based Award Policy” below for a brief discussion of authority delegated to the CEO with respect to employee equity grants.
Role of the Independent Compensation Consultant
The Compensation Committee has the sole authority to retain, obtain the advice of, and terminate, any compensation consultant, independent legal counsel, or other advisors to assist the Compensation Committee in the discharge of its duties and responsibilities, including the evaluation of Director and executive compensation. In the discharge of its duties, the Compensation Committee relies on an independent consultant to:
•	Provide information and analysis on executive compensation trends and market developments;
•	Advise on potential peer group members to evaluate our CEO’s, CFO’s and Corporate Secretary’s compensation;
•	Review and analyze peer group information to assist with setting of executive compensation;
•	Review and analyze peer group information to assist with setting of independent Directors’ compensation;
•	Update the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and
•	Provide additional assistance, as requested by the Compensation Committee.
In 2021, the Compensation Committee engaged Pay Governance as its independent consultant to advise and assist the Committee with benchmarking the executive compensation program. The Compensation Committee evaluated Pay Governance’s independence during 2025 by considering a number of factors, including the six factors identified by the NYSE and the SEC independence guidelines. Based on these evaluations, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pay Governance’s engagement.
Role of Management
Certain of our executive officers and senior management provide input on business strategy and short-term and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers and senior management upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers and senior management, which is reviewed and considered by the Compensation Committee in determining each individual’s performance and resulting compensation.
64 2026 Proxy Statement

Detailed Compensation Overview: What We Pay and Why We Pay It
Our Key Components of Executive Compensation

Key Components of CEO and CFO Compensation(1)
Compensation Element		Settled In	Key Features	Objective	Performance Based	At Risk

FIXED	Base Salary	Cash	• Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent	• Reward the skill and expertise that our CEO and CFO contribute to the Company on a day-to-day basis
SHORT-TERM	Performance Based Short Term Incentive	Cash
•
Annual cash incentive program
•
Based primarily on two financial metrics:
  •
Adjusted EBITDA, a primary method used by analysts for evaluation of common shares
  •
CAPEX, prioritizes expenditures towards higher margin business segments

•
Designed to motivate executives to achieve annual financial goals and other business objectives and reward them accordingly
•
Focus on efficient and profitable operations, preservation of shareholder value, improvement in competitive position, and ability to further capitalize on opportunities for growth
•
Furthers shareholder alignment by placing significant annual compensation at risk
					✔	✔

LONG-TERM	TSR Shares	Equity
•
Earned based on relative TSR performance over a three-year period
•
No shares earned if relative performance is below the peer group 25th percentile, and must achieve at least 85th percentile to earn maximum
•
Capped at target if absolute TSR is negative
•
Maximum payout for CEO is capped at 5x the grant date value
•
Earned TSR Shares, if any, vest following conclusion of the applicable three-year performance period
				• Furthers shareholder alignment by tying significant compensation to achievement of strong relative total return performance over a multi-year period	✔	✔

	Performance Stock Units (PSUs)	Equity
•
Earned based on achievement of applicable performance goals established at the beginning of the performance period
•
Earned PSUs vest equally over a three-year term; earned PSUs above target settled in cash (for CFO, at Compensation Committee’s discretion)

•
Furthers shareholder alignment by tying significant compensation to achievement of strategic objectives critical to long-term growth
•
Vestings of PSU awards over a three-year period ties compensation to long-term shareholder interests
					✔	✔

	Long-Term Performance Share Units (LTPSUs)	Equity
•
Earned based on achievement of three-year financial metric
•
For 2023, 2024 and 2025, Return on Invested Capital (ROIC) metric
•
Earned LTPSUs, if any, vest following conclusion of the applicable three-year performance period
				• Furthers shareholder alignment over multi-year period by tying compensation to achievement of strategic objectives critical to long-term growth	✔	✔

(1)
Throughout this Proxy we reference non-GAAP measures, such as “Adjusted EBITDA”, “Adjusted EBITDA less CAPEX” and “net debt”, and other measures against which we gauge performance, liquidity, and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures.

2026 Proxy Statement 65

How We Determine Base Salary
Base salary is the single fixed element in our executives’ annual cash compensation.
Base salary levels are established taking into account Nabors’ complex, global organizational structure. Companies similar in size to Nabors, based on measures of revenue and market capitalization, typically do not operate at a global scale, but given the level of responsibility that comes with operating a global organization, the Compensation Committee believes our CEO’s base salary rate is appropriate.
The Compensation Committee may also take into account certain competitive factors, which sometimes include:
•	Compensation levels of similarly situated executives of other drilling contractors, and in oilfield services or other relevant sectors at companies in our peer group;
•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and
•	A newly-hired executive’s salary at their most recent place of employment.
2025 Annual Base Salary
In 2025 the Compensation Committee conducted a comprehensive review of the Company’s executive and key employee compensation structure. The review included consideration of shareholder feedback, benchmarking against industry peers, and analysis provided by the Committee’s independent compensation consultant. The Committee also evaluated broader market data and competitive compensation practices to assess the Company’s ability to attract and retain critical leadership talent.
Following this review, the Compensation Committee approved targeted adjustments to base salaries for certain key personnel to maintain competitive positioning in the marketplace and support long-term retention. As part of these actions, the CEO’s base salary remained unchanged at $1.75 million. In connection with his promotion and expanded leadership responsibilities, the new CFO’s base salary was increased from $450,000 to $625,000 to better align his compensation with market levels for comparable roles. The Corporate Secretary’s base salary was increased to $320,000.
As part of the Compensation Committee’s broader market assessment, base salaries for several critical positions were benchmarked against industry peer companies and relevant market data. As a result, base salaries for these roles were adjusted where appropriate and are now generally aligned with market median levels.
How We Determine Annual Cash Incentive
All of our CEO’s and CFO’s annual cash incentive awards are based on performance metrics. The annual cash incentive is targeted at 100% of the executives’ base salaries and capped at twice such amount. This cap of 2.0 times base salary is amongst the lowest of Nabors’ peers, which ranges from 1.98 to 3.50 times base salary. The metrics for earning the annual cash incentives are determined by the Compensation Committee at the beginning of the applicable performance year based on well-defined, measurable metrics. The Compensation Committee sets targets for achieving those goals:
•	Minimum threshold before any annual cash incentive can be earned;
•	Target award dollar amount to incentivize a specific desired performance level; and
•	Maximum goal which sets an appropriate limit on the potential annual cash incentive that can be earned through exceptional performance.
The performance measures are pushed down to the business units and functions to ensure all employees throughout the Company are focused on the same goals. At the end of the performance year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the pre-established annual performance goals. If actual performance results fall between payout levels, straight-line interpolation is used to determine the award payout. Adjustments to results are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment.
66 2026 Proxy Statement

How We Determine Long-Term Equity Incentives
For 2025, Long-Term Equity Incentives consisted of three core components: (1) TSR Shares, (2) Performance Stock Units, and (3) a Multi-Year Performance Unit Award. Importantly, 100% of the Long-Term Equity Incentives granted to our CEO and CFO during 2025 were 100% performance based. Each of these components is described in more detail below.

TSR Shares
Key Features	• Cliff vesting based on the Company’s TSR performance relative to the peer group measured over a three-year period
• Minimum performance criteria must be met in order for any TSR Shares to vest
• Number of shares that may vest at end of performance period are capped at target if our TSR performance is negative
• Aligns executive incentives with share performance while avoiding excessive payouts
• In response to shareholder feedback, the payout metrics for TSR awards shall be earned on a relative percentile basis instead of a ranking class to ensure payout is fully aligned with performance

How We Determine Our Performance-Based TSR Shares
With respect to the TSR Shares, the target value – 150% of our CEO’s contractual base salary and 100% of our former CFO’s contractual base salary – is awarded to our CEO and former CFO, each of whom then has the opportunity to earn up to 200% of the number of target TSR Shares granted based on performance during the performance period.
The number of TSR shares that can be earned based on three-year TSR rank is shown in the table below. However, if the Company’s absolute TSR is negative, the maximum payout is capped at target. Additionally, the CEO’s maximum payout is capped at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned. Any TSR Shares that are not earned at the end of the performance period are immediately forfeited.
In 2025, the Compensation Committee and the CEO again agreed to reduce his TSR Share award target grant date value to 50% of his total contractual target opportunity.

2025 TSR Grant
Award Payout Level	TSR Relative to the Peer Group at End of Performance Cycle	Percentage of Target Shares Earned
Maximum	85th Percentile or greater	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
No Payout	Below 25th Percentile	0%

TSR: TSR for the common shares of Nabors and each peer means the difference between (x) the average closing price for the 30 consecutive trading days prior to the start of the performance period, and (y) the average closing price for the last 30 consecutive trading days during such performance period, as adjusted for dividends paid during such performance cycle.
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How We Determine the Level of Performance Stock Units Earned

Performance Stock Units
Key Features
•
PSUs are earned based on one-year performance metrics (which metrics are intended to build toward long-term strategic initiatives), and subject to a 3-year vesting period following the grant date (with 1/3rd vesting on the first anniversary of the grant date and 1/3rd on each of the second and third anniversaries thereof). Earned units vest in equal increments subject to continued employment, even though the applicable performance goals were met.

• Subject to a maximum award amount.

•
This structure provides for a longer period of shareholder alignment, and an additional retention element, because the shares underlying the PSUs are not issued until the vesting term has been satisfied (i.e., both the performance and service elements have been satisfied).

•
PSUs are earned on an overall goal completion percentage, which is based on relative weighting of each individual goal performance achievement. For the 2025 performance cycle: 1) Threshold level performance required the achievement of at least one goal; 2) Target level performance required the achievement of the equivalent of 50% of all goals; and 3) Maximum level performance required achievement of all four goals for the CEO and all four goals for the CFO.

•
The target value of 200% of our CEO’s contractual base salary and 100% of our former CFO’s contractual base salary is awarded to our CEO and former CFO, each of whom then has the opportunity to earn 200% of the number of target PSUs granted based on the level of achievement of the established performance goals.

• The CEO (or the former CFO, at the discretion of the Compensation Committee) receives cash in respect of any Performance Stock Units earned above target.

Long Term Performance Stock Units
Key Features	• The Long-Term Performance Goal is measured as of the end of the performance period and, for 2025, the number of Long-Term PSUs (“LTPSUs”) that become “Earned LTPSUs” will be based on the following:
	ROIC Pay-out Opportunity	Percentage of LTPSUs Earned
	< 11%	0%
	11% (target)	100% of Target Number
	≥13% (maximum)	200% of Target Number

•
If the Long-Term Performance Goal is determined to be achieved between target and maximum level, then the percentage of LTPSUs that are earned shall be linearly interpolated on a straight-line basis between those two points. No LTPSUs shall be earned if actual performance is below target level.

•
“ROIC” for each fiscal year shall be calculated as the percentage equal to Adjusted Operating Income divided by the Average Invested Capital as those numbers are reported and calculated in accordance with the Company’s audited financial statements.

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2025 Performance Achievements
Assessment of 2025 Annual Cash Incentive Award Achievement
For 2023, 2024 and 2025, our CEO’s and former CFO’s annual cash incentive award was based on two financial metrics, “Adjusted EBITDA” and “CAPEX”, tracked as “Adjusted EBITDA less CAPEX”. In 2025, the Committee adopted a blended approach, weighting (i) Adjusted EBITDA less CAPEX at 80% and (ii) succession planning at 20%.
The Committee determined that continued emphasis on Adjusted EBITDA less CAPEX remains appropriate. Adjusted EBITDA less CAPEX aligns our financial discipline to target our capital spending to higher margin, lower capital-intensive business segments. All references to “CAPEX” in these measures exclude SANAD new build rig capex.
The addition of a succession planning component reflects a discrete strategic priority for 2025. This change was informed by shareholder feedback emphasizing the importance of leadership continuity and talent development. The Committee believes incorporating this metric strengthens alignment between executive incentives and the Company’s long-term sustainability without reducing the emphasis on financial performance. This metric is not intended to represent a permanent change to the program. The Committee will continue to evaluate the appropriate balance of financial and non-financial metrics in future years.

2025 Performance Achievements
Objective	Weight	Target Ranges	Performance Achieved	Cash Incentive Earned
Adjusted EBITDA less CAPEX	80%	• Threshold: $441.6M • Target: $552M • Maximum: $662.4M	The Company’s Adjusted EBITDA less CAPEX for 2025 was $532M versus $593M in 2024.	Performance was less than the Target but exceeded the Threshold. Thus, the cash incentive earned was approximately $1.3M for the CEO.
Succession Planning for Management	20%		The CEO implemented a thorough succession plan for the management team	The objective was achieved. Thus, the earned amount was $0.7 million.

Shareholders may note that the Adjusted EBITDA less CAPEX target for 2025 was lower than the Adjusted EBITDA less CAPEX actual for 2024. The Committee emphasizes that the EBITDA less CAPEX target year-over-year between 2024 and 2025 was increased by $45 million, illustrating the continued rigor of the goal. In addition, the targeted EBITDA year-over-year between 2024 and 2025 was increased by $87 million and was also higher than the 2024 actual by $116 million.
The Committee notes that the CAPEX portion of the metric is more challenging to forecast in our industry. Nabors operates in the highly volatile, deeply cyclical oilfield services drilling industry. As a result, Nabors’ annual budget is prospectively focused and is set by relying on considerations including then-current and futures prices of crude oil and natural gas, term vs. spot rig contract composition, rig day rate pricing, availability of and participation in suitable tenders for new business and success of bidding, and market projections for global drilling demand. In addition, budgeted Adjusted EBITDA and CAPEX can vary greatly depending on the geomarket – in the case of Nabors – primarily the Lower 48 and International geomarkets. At the beginning of Fiscal 2025, the Compensation Committee evaluated the number of contracted rigs and associated terms and pricing, new tenders and likelihood of success and market outlook to determine the 2025 Adjusted EBTIDA and CAPEX. As an example, when setting the Adjusted EBITDA target for 2025, the Compensation Committee noted that the Lower 48 market rig count in 2024 was trending downward from an average of 68.6 rigs to 64 rigs at the end of 2024. The 2025 average Lower 48 market rig count was 60.5, approximately 11.8% below the 2024 average. The price of WTI crude oil, as indicated by Generic 1st Crude Oil, WTI on Bloomberg, was in a downward trend from April $86.91 through early December $67.20. Early in 2025, this measure resumed its downward trend The NYMEX Crude Oil 12 Month Strip Index declined from $81.95 in April 2024 to $57.06 at the end of 2024. These downward trends were guiding factors in the Compensation Committee’s decision to set the Adjusted EBITDA target for 2025, below the actual Adjusted EBITDA for 2024.
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Our Corporate Secretary’s annual cash incentive is based on the achievement of quantitative and qualitative performance goals established at the beginning of the annual performance period. For 2025, his performance goals included targeted shareholder outreach and improvements to corporate governance and compliance programs. His actual cash incentive payout for 2025 performance was $125,000.
TSR Shares Earned (Granted in January 2023 and Earned over 3 Years Based on Total Shareholder Return Relative to Our Peers)
Based on the Company’s share performance for the 2023 – 2025 performance period, the Company’s ranking for TSR Shares granted in January 2023 was below threshold for that period and resulted in a multiplier of 0% being applied to the target grant of TSR Shares. Therefore, the CEO payout was 0 restricted shares, and the Corporate Secretary’s payout was 0 restricted shares. The former CFO’s TSRs were paid out at 10,196 restricted shares, in accordance with his employment agreement due to his qualified retirement.
LTPSUs Earned (Granted in January 2023 and Earned over 3 Years Based on Return on Invested Capital)
For 2023, the Long-Term Performance Goal was measured based on the Company’s ROIC performance for the 2023 – 2025 performance period. The target for the goal was 12% average ROIC over three years, which would have paid out at 100% of the LTPSUs granted. To achieve maximum payout, the performance needed to equal or exceed 14%, which would result in a multiplier of 200% being applied to the target. The Company’s actual performance achieved was 14.3% for the three-year average ROIC, which exceeded the maximum metric of 14.0% and resulted in a maximum payout.
Therefore, the CEO’s payout was 16,420 shares, the new CFO’s payout was 2,736 shares, and the Corporate Secretary’s payout was 1,642 shares. The former CFO was not entitled to a payout of his LTPSUs under his award agreement due to his retirement prior to completion of the performance period.
Assessment of 2025 Performance Stock Units Achievement (Granted in January 2025 and Earned in 2025 Based on 2025 Performance)
For the 2025 performance cycle, our CEO had five performance goals as set forth in the table below. Consistent with the request of shareholders, the goals are all more prescriptive and weighted heavily toward financial performance, deployment of new technologies and continued improvement in emissions reporting and human capital targets. The threshold value of each identified target goal is 80% of the target amount and the maximum is 120% of the identified target amount. The results are prorated up and down within those amounts and in no event will the sum of the calculated percentages exceed 100%. The percentage is multiplied by the maximum number of shares listed in the CEO’s PSU Agreement.
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CEO Performance Goals and 2025 Achievement

2025 CEO Performance Goals and Achievements
	Performance Goal and Rationale	Degree of Achievement Determined (out of 100%)	Goal Weighting
1	Achieve at least $196M reduction in net debt excluding: 1) any distributions of cash to Saudi Aramco and any CAPEX related to the SANAD In-Kingdom new build rigs incurred in 2025. Rationale: Part of long-term corporate objective to reduce financial leverage and associated risks and increase shareholder value.	120%	30%
2	NDS Financial Metrics (20% overall weighting) Achieve 2025 Adjusted EBITDA for NDS and Rig Technologies of $265M (10%) Achieve third-party global NDS revenue increase of 9% over 2024 revenue of $122.9m (10%) Rationale: Increase profit in these low capital intensity, high margin businesses. Actual Adjusted EBITDA for NDS and Rig Technologies in 2024 was $161.8M.	87%	20%
3	International Financial Performance (20% overall weighting) Improve average international margin per rig per day to $17,250, subject to a $340 reduction per day for any days that Mexico rigs are not working (10%) Achieve a reduction in the $76 million amount in the SANAD budget for CAPEX on the Nabors leased rigs to $68.4mm (10%) Rationale: To grow margins among our international rig fleet and reduce CAPEX on rigs being leased into our SANAD joint venture.	110%	20%
4	Financial Performance (20% weighting) Achieve Lower 48 Adjusted EBITDA less CAPEX amount of $219m (10%) Increase Nabors’ retained earnings by $50m (10%) Rationale: Improve financial performance of the business through efficiencies and gains in operational performance.	60%	20%
5
Sustainability (10% weighting)
Climate (2.5% weighting)
Conduct a survey with vendors totalling 90% in spend to determine number and percentage of vendors who publicly disclose Scope 1 and 2 emissions. Of these vendors, Nabors will publicly disclose at least 80% in FY2025. (Note: Includes only vendors’ publicly disclosed category.)
Scope 3 Emissions (2.5% weighting)
Build out a roadmap for capturing and disclosing Scope 3 emissions in all relevant category types for the top 80% of Nabors’ vendors.
People (5% weighting)
Achieve a reduction with High Performers + Technical/Functional Experts’ voluntary turnovers to less than or equal to 22%.
Rationale: Align business objectives and performance with broad stakeholder base and a specific response to shareholder request to tie executive compensation to ESG goals.
		100%	10%

CEO Payout Results for 2025 Performance Units: The overall percentage achieved is the weighted average of the percentage completed for each goal, or 97.39%. Pursuant to the terms of the 2025 Performance Stock Units Agreement, achievement of 97.39% results in a payout level of 194.78% of the target amount (57,293 Performance Stock Units) being achieved, for a total of 111,599 Performance Stock Units being earned. This payout level reflects the following payout slopes applicable to the Performance Stock Units: weighted average of the percentage completed for each goal at 50% results in 100% of the target number of Performance Stock Units being earned, and a weighted average of the percentage
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completed for each goal at 100% results in 200% of the target number of Performance Stock Units being earned, with linear interpolation between points.
For the 2025 performance cycle, our former CFO had the 5 performance goals set forth in the table below. Consistent with the request of shareholders, the goals are weighted more heavily toward financial performance. The threshold value of each identified target goal is 80% of the target amount and the maximum is 120% of the identified target amount. The results are prorated up and down within those amounts and in no event will the sum of the calculated percentages exceed 100%. The percentage is multiplied by the maximum number of shares listed in the former CFO’s PSU Agreement.
Former CFO Performance Goals and 2025 Achievement

2025 CFO Performance Goals and Achievements
	Performance Goal and Rationale	Degree of Achievement Determined (out of 100%)	Goal Weighting
1	Achieve at least $196M reduction in net debt excluding: 1) any distributions of cash to Saudi Aramco and any CAPEX related to the SANAD In-Kingdom new build rigs incurred in 2025. Rationale: Part of long-term corporate objective to reduce financial leverage and associated risks and increase shareholder value.	120%	20%
2
	NDS Financial Metrics (20% overall weighting) Achieve 2025 Adjusted EBITDA for NDS and Rig Technologies of $265M (10%) Achieve third-party global NDS revenue increase of 9% over 2024 revenue of $122.9m (10%) Rationale: Increase profit in these low capital intensity, high margin businesses. Actual Adjusted EBITDA for NDS and Rig Technologies in 2024 was $161.8M.	87%	20%
3
	International Financial Performance (20% overall weighting) Improve average international margin per rig per day to $17,250, subject to a $340 reduction per day for any days that Mexico rigs are not working (10%) Achieve a reduction in the $76 million amount in the SANAD budget for CAPEX on the Nabors leased rigs to $68.4mm (10%) Rationale: To grow margins among our international rig fleet and reduce CAPEX on rigs being leased into our SANAD joint venture	110%	20%
4
	Financial Performance (25% weighting) Collect the PEMEX Receivables (10%) Achieve Lower 48 Adjusted EBITDA less CAPEX amount of $219m (5%) Increase Nabors’ retained earnings by $50m (5%) Refinance Parker Debt (5%) Rationale: Restructure debt to reduce near term capital markets exposure.	84%	25%
5
	CFO Succession (15% overall weighting) Non-deal road show to analysts and investors to introduce Miguel Rodriguez to the Nabors’ investor community (5%) Arrange three investor conferences and prepare Miguel Rodriguez accordingly (5%) Host a Virtual Analyst/Investor Day with Miguel Rodriguez (5%) Rationale: To support CFO succession planning activities and introduce the future CFO to the Company’s investor community to aid in the CFO transition process.	67%	15%

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Former CFO Payout Results for 2025 Performance Units: The overall percentage achieved is the weighted average of the percentage completed for each goal, or 94.39%. Pursuant to the terms of the 2025 Performance Stock Units Agreement, achievement of 94.39% results in a payout level of 188.78% of the target amount (12,277 Performance Stock Units) being achieved, for a total of 17,383 Performance Stock Units being earned, prorated to September 30, 2025. This payout level reflects the following payout slopes applicable to the Performance Stock Units: weighted average of the percentage completed for each goal at 50% results in 100% of the target number of Performance Stock Units being earned, and a weighted average of the percentage completed for each goal at 100% results in 200% of the target number of Performance Stock Units being earned, with linear interpolation between points.
Restricted Stock Award to the Corporate Secretary
The Corporate Secretary received a long-term equity-based compensation award in the form of restricted shares that vest over time. In 2025, he received a long-term equity incentive award in the form of restricted shares on February 18, 2025, the number of which was determined by applying a multiplier of 1.0 to his annual cash incentive for 2024, which was $100,961, and dividing the product by $46.08, which was the value of our shares on the grant date. Based on this calculation, he was granted 2,191 restricted shares, with restrictions lapsing ratably over four years.
Restricted Stock Award to Mr. Rodriguez
Mr. Rodriguez received a long-term equity-based compensation award in the form of restricted shares that vest over time. In 2025, he received a long-term equity incentive award in the form of restricted shares on February 18, 2025, the number of which was determined by applying a multiplier of 1.6 to his annual cash incentive for 2024, which was $148,226, and dividing the product by $46.08, which was the value of our shares on the grant date. Based on this calculation, he was granted 5,148 restricted shares, with restrictions lapsing ratably over four years.
2025 Special Cash Bonuses for Transformative Strategic Transactions
In 2025, the Compensation Committee approved cash bonuses for the CEO, other NEOs and certain other members of the senior management team in connection with the successful execution of two transactions – the acquisition of Parker Wellbore and the subsequent divestiture of Quail Tools (collectively, the “Transactions”) which are discussed in detail above in the Section entitled Exceptional Strategic Transactions. The Compensation Committee determined that the Transactions materially contributed to a reduction in Nabors’ outstanding net debt by approximately $554 million or 26% since the end of 2024. These bonuses were approved outside of the Company’s annual incentive program and were intended to recognize performance that was not contemplated by, or fully reflected in, the Company’s existing incentive arrangements.
In recognition for his extraordinary efforts, Mr. Petrello received an aggregate in special cash bonuses of $19 million. Messrs. Restrepo, Rodriguez, and Andrews received an aggregate in special cash bonuses of $200,000, $600,000 and $150,000, respectively, in each case, in recognition of their respective roles and contributions to the transactions.
Committee Rationale
Shareholders have consistently emphasized the importance of deleveraging and improving the Company’s capital structure. Under the leadership of Mr. Petrello, the Company executed two complex transactions that directly addressed these priorities and resulted in a material reduction of outstanding debt, improved leverage metrics, reduced future interest expenses and enhanced financial flexibility.
The Compensation Committee determined that a special bonus was warranted because:
•	The transactions required significant executive leadership, negotiation, and execution over an extended period;
•	The outcomes achieved were discrete, measurable, and directly responsive to shareholder feedback regarding debt reduction;
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•	The scope and impact of the transactions significantly exceeded the performance assumptions underlying the CEO’s annual and long-term incentive awards; and
•
The unprecedented value delivered to shareholders could not be fully captured through the Company’s regular incentive metrics or equity award structure. Absent the special bonus, the CEO’s 2025 total compensation would have declined year-over-year despite his leadership in executing these transformational transactions that have materially enhanced long-term shareholder value and which have been overwhelmingly affirmed by shareholders during our outreach.

Form of Award
In determining the appropriate form of compensation, the Compensation Committee considered incorporating the transaction outcomes into future incentive awards but concluded that a one-time cash bonus was the most appropriate mechanism given that the transactions were completed and delivered immediate cash consideration and durable financial benefits to the Company.
Non-Recurring, and No Recent Precedent
The Compensation Committee emphasizes that these bonuses were exceptional awards tied to specific, completed transactions and do not establish a precedent for future compensation decisions. The Company has not granted a transaction-based special bonus to the CEO in over a decade, and the Committee does not intend to do so in the ordinary course.
The Committee views these awards as limited to the unique facts and circumstances of the Transactions. Ongoing executive compensation will continue to be determined under the Company’s annual and long-term incentive programs, which emphasize performance-based incentives and alignment with long-term shareholder value creation.
Responsiveness to Shareholder Feedback
The Committee notes that the feedback from shareholders on the Transactions has been overwhelmingly positive. The Committee believes that recognizing management actions that directly addressed shareholder-identified priorities—particularly material debt reduction—supports alignment between executive compensation decisions and shareholder interests, and accordingly, the Committee approved these bonuses in the context of ongoing shareholder engagement.
The Committee will continue to evaluate the Company’s compensation program and adjust, as appropriate, to strengthen pay-for-performance alignment and governance practices.
Equity-Based Award Policy
The Company has established an Equity-Based Award Policy that applies to the grant of all long-term equity incentive awards, including to our executive officers. Here is how this policy works in practice:
•	The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership within the first sixty days of each year.
•
The Compensation Committee delegates authority to the CEO, subject to predetermined caps, to approve equity awards to non-executive employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees.

•
In connection with the appraisal review and compensation adjustment process for 2025, and in accordance with the compensation plan and metrics approved by the Compensation Committee, the CEO was delegated authority to grant up to an aggregate amount of $10.7 million in restricted shares to non-executive officer employees.

•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting.
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Clawback Policy
On November 10, 2023, the Board adopted a clawback policy compliant with the requirements of the NYSE (the “Clawback Policy”). The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation “received” (i.e., earned) by officers during the three fiscal years that precede the date on which the Company determines it is required to prepare a “Big R” or “little r” accounting restatement. The Clawback Policy applies to those officers of the Company as defined in Rule 16a-1(f) of the Exchange Act and applies to incentive-based compensation (i.e., compensation that is earned in whole or in part based on the attainment of financial performance measures). A copy of the Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Other Benefits and Perquisites
All of our employees, including our named executive officers, may participate in health, pension and welfare benefit and other plans. Our named executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, our CEO and CFO receive additional benefits under the terms of their respective agreements, as described below.
Severance and Other Payments
Severance protection can play a valuable role in attracting and retaining key executive officers and ensuring that they remain focused on the interests of the Company and our shareholders. Accordingly, we provide such protection for our CEO and CFO under various circumstances.
Termination Resulting from Death or Disability. Our CEO’s employment agreement provides that in the event of his death or Disability: (i) all restricted shares outstanding (including all unvested TSR shares at target) shall vest on the vesting date; (ii) all outstanding options shall vest and remain exercisable for the remainder of the term; (iii) any amounts previously earned but unpaid, including a pro-rated portion of his annual cash incentive shall be payable; (iv) all unvested Performance Stock Units and unearned LTPSUs shall become vested (provided that (a) if the date of such termination occurs after the conclusion of the performance period but prior to the final determination of performance, then the number of earned Performance Stock Units and earned LTPSUs shall be determined based on actual performance, and (b) if the date of such termination occurs prior to the conclusion of the performance period, then the earned Performance Stock Units and earned LTPSUs shall be deemed to equal 200% of the target Performance Stock Units or LTPSUs, respectively, pro-rated for the portion of the performance period during which our CEO was employed) and (v) he and his family shall remain covered under Company health plans until the later of the date he receives equivalent coverage under another employer or the death of him and his spouse. Mr. Petrello also will continue to be eligible for certain other benefits for three years following his termination resulting from Disability. He also is entitled to all amounts under the Executive Deferred Compensation Plan.
Our former CFO’s employment agreement was substantially similar to our CEO’s employment agreement.
Our new CFO does not have an employment agreement. Instead, Mr. Rodriguez’s executive severance agreement provides that in the event of his death or disability the following becomes payable through the date of termination: (i) salary earned through the date of termination, (ii) accrued but unused vacation, (iii) any unreimbursed expenses incurred and (iv) any vested benefits under any deferred compensation plan or tax qualified retirement plan of the Company (collectively, the “Accrued Benefits”). As it relates to the treatment of equity and equity-based awards that he is entitled to pursuant to his performance-based incentive compensation awards (i.e., TSRs and PSUs) in his capacity as CFO, the CFO’s severance agreement refers to each respective award agreement. In the event of the CFO’s death or disability, (i) fifty percent (50%) of the unvested TSR Shares shall become vested immediately; (ii) all earned Performance Stock Units that remain unvested shall immediately become vested (provided that (a) if the date of termination occurs prior to the conclusion of the performance period for a particular PSU award, then the CFO shall forfeit all PSUs for that period and (b) if the date of such termination occurs after the conclusion of the performance period for such PSU award but prior to the performance determination date, then the earned PSUs shall be deemed to equal the number of earned PSUs determined based on actual
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performance); (iii) all unearned LTPSUs shall be forfeited pursuant to the award agreement and (iv) all unvested shares under restricted stock awards shall vest. Under the CFO’s Executive Deferred Compensation Plan, the CFO is entitled to the entire amount under the plan, payable in a lump sum payment. The CFO and his family shall remain covered under Company health plans for a period of up to twenty-four (24) months following termination.
Termination by Executive for Constructive Termination without Cause, for Good Reason, or by the Company without Cause. In the event of a Constructive Termination without Cause, or if he is terminated by the Company without Cause, our CEO’s employment agreement provides for severance benefits substantially similar to those set forth above under ‘‘Termination Resulting from Death or Disability.” In addition, he would be entitled to 2.99 times the average of his base salary and annual cash incentive during each of the last three completed fiscal years.
Our former CFO’s employment agreement was similar, except that he and his family were entitled to receive continued health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death.
Our new CFO’s severance agreement does not include a Constructive Termination without Cause provision; only a provision for Termination Without Cause or Termination by the CFO for Good Reason. In the event of such termination, our new CFO’s severance agreement provides for (i) the Accrued Benefits (as defined above) (ii) an amount equal to one times the sum of his then current annual base salary (iii) a pro rata portion of any annual cash bonus payable at target and (iv) he shall remain covered under Company health plans for a period of up to twenty-four (24) months following termination. Under the CFO’s Executive Deferred Compensation Plan, the CFO is entitled to the vested and prorated unvested amounts under the plan, payable in a lump sum payment. As it relates to the treatment of equity and equity-based awards that he is entitled to pursuant to his performance-based incentive compensation awards (i.e. TSRs and PSUs) in his capacity as CFO, the CFO’s severance agreement refers to each respective award agreement. In the event of the CFO’s termination without cause or termination by the CFO for Good Reason he is entitled to: (i) fifty percent (50%) of the unvested TSR Shares shall become vested immediately; (ii) all earned Performance Stock Units that remain unvested shall immediately become vested (provided that (a) if the date of termination occurs prior to the conclusion of the performance period for a particular PSU award, then the CFO shall forfeit all PSUs for that period and (b) if the date of such termination occurs after the conclusion of the performance period for such PSU award but prior to the performance determination date, then the earned PSUs shall be deemed to equal the number of earned PSUs determined based on actual performance) and (iii) all unearned LTPSUs and unvested restricted stock awards shall be forfeited pursuant to the respective award agreement.
Termination by the Company for Cause or by Written Voluntary Resignation. Our CEO’s employment agreement provides for: (i) base salary through the date of termination; (ii) vesting of all unvested restricted stock that was granted in connection with the annual incentive (if any); (iii) the vesting of all unvested options granted in connection with the annual incentive (if any), which (in addition to any stock options vested prior to the date of termination) shall remain exercisable for the remainder of its term; (iv) forfeiture of all unvested TSR Shares, Performance Stock Units and unearned LTPSUs; (v) payment of all amounts previously earned but unpaid; and (vi) in connection with a voluntary resignation only, continuation of health benefits for him and his family until the death of him and his spouse. He also is entitled to other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.
Our former CFO’s employment agreement provided for: (i) base salary through the date of termination; (ii) forfeiture of unvested TSR Shares and Performance Stock Units; (iii) payment of all amounts previously earned but unpaid, and (iv) other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.
Our new CFO’s severance agreement provides for payment of the Accrued Benefits (as defined above) and other or additional benefits in accordance with applicable plans or programs in effect at the time of termination. Under the CFO’s Executive Deferred Compensation Plan, in the case of voluntary resignation on or after the vesting date, the CFO is entitled to the vested amounts and in the case of termination for
76 2026 Proxy Statement

cause, the CFO forfeits his entire interest (including any portion that has previously become vested) under the plan. As it relates to the treatment of equity and equity-based awards that he is entitled to pursuant to his performance-based incentive compensation awards (i.e. TSRs and PSUs) in his capacity as CFO, the CFO’s severance agreement refers to each respective award agreement. In the event of the CFO’s termination for cause or termination by the CFO without Good Reason: (i) he shall forfeit any TSRs to the extent the restrictions on those shares have not lapsed as of the date his employment is terminated, (ii) he shall forfeit any PSUs subject to the award that remain unvested as of the termination date of the CFO’s employment and (iii) all unearned LTPSUs and unvested restricted stock awards shall be forfeited pursuant to the respective award agreement.
Termination after Expiration Date of Employment Agreement. Our former CFO’s employment agreement provided that if he remained employed beyond the expiration date, and his employment was then terminated as a result of his death or Disability, or by the Company without Cause, he would have been entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at target; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family received health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. He also was entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement and our new CFO’s severance agreement does not include a similar provision.
Termination due to Qualified Retirement. On March 19, 2025, our former CFO notified the Company of his intention to retire on September 30, 2025. Effective October 1, 2025, our former CFO resigned from his position. Pursuant to the former CFO’s employment agreement, he provided at least 200 days’ notice to the Company of his resignation, and accordingly was entitled to and received the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at maximum levels; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. He also was entitled to all vested amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement and our new CFO’s severance agreement does not address this scenario.
Change in Control. In the event of a Change in Control with no termination of employment, our CEO’s agreement provides that all unvested equity awards shall vest. TSR Shares shall be earned at maximum levels pursuant to the respective award agreements. Earned Performance Stock Units and earned LTPSUs shall become vested as of the date of such Change in Control if our CEO remains continuously employed through the date of such Change in Control; provided that, if such Change in Control occurs prior to the determination of performance, the unearned Performance Stock Units and LTPSUs shall be deemed to equal 200% of target.
Our former CFO’s employment agreement provided that his unvested TSR Shares would vest at the maximum level, and other equity awards would be treated in a manner consistent with other executive direct reports of the CEO.
Pursuant to our new CFO’s severance agreement, in the absence of a termination of employment, there is no payout to the CFO due to a Change in Control. In the event of a termination of employment during the Change in Control Protection Period, which is the period ending twenty-four months after a Change in Control, the CFO is entitled to the following: (i) the Accrued Benefits (as defined above) (ii) an amount equal to two times the sum of his then current annual base salary (iii) two times the target annual cash bonus amount for the year in which the termination occurs (without pro-ration) and (iv) he shall remain covered under Company health plans for a period of up to twenty-four (24) months following termination. As it relates to the treatment of equity and equity-based awards that he is entitled to pursuant to his performance-based incentive compensation awards (i.e. TSRs and PSUs) in his capacity as CFO, the CFO’s severance agreement refers to each respective award agreement. In the event of a Change in Control, where an acquirer assumes or exchanges the award for an equivalent replacement award of the acquirer on substantially the same terms and conditions, or where the award otherwise continues in accordance with its existing terms and conditions in connection with such Change in Control, and CFO’s employment is terminated by the Company (or an acquirer) without Cause or by the CFO for Good Reason, in each such case, during the CIC Protection Period (as defined in the CFO’s severance agreement), then (a) all earned
2026 Proxy Statement 77

PSUs subject to the award (or its applicable replacement award) shall become vested as of the date of the termination if the CFO remains continuously employed by the Company from the date of grant through the date of such Change in Control; or if such Change in Control of the Company occurs prior to the end of the performance period, the award (or its applicable replacement award) shall be deemed to be earned at an amount equal one hundred percent (100%) of the PSUs subject to the award and shall become vested as of the termination date; (b) all TSR Shares subject to the award (or its applicable replacement award) for which the performance cycle has ended shall be earned pursuant to the applicable award agreement and become vested as of the date of the termination if the CFO remains continuously employed by Company from the date of grant through the date of such Change in Control; or if such Change in Control of the Company occurs prior to the end of the performance cycle, the award (or its applicable replacement award) shall be deemed to be earned at an amount equal one hundred percent (100%) of the restricted shares subject to the award and shall become vested as of the termination date; and (c) all earned LTPSUs subject to the award shall become vested as of the date of the termination if he remains continuously employed by the Company from the date of grant through the date of such Change in Control; or if such Change in Control occurs prior to the end of the performance period, the award shall be deemed to be earned at an amount equal one hundred percent (100%) of the LTPSUs subject to the award and shall become vested as of the termination date. Other equity awards of the new CFO, including restricted stock awards, would be treated in a manner consistent with other executive direct reports of the CEO.
The executives would be entitled to all vested amounts under the Executive Deferred Compensation Plan if the Change in Control satisfies applicable U.S. Treasury regulations and the Board takes action to liquidate the plan.
Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.
Life Insurance and Other Perquisites
In addition to salary and annual cash incentive, our CEO receives group life insurance, various split-dollar life insurance policies, reimbursement of business-related expenses, and various perquisites (including personal use of company aircraft subject to income imputation rules). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under our CEO’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to our CEO equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Our CFO also receives group life insurance, reimbursement of business-related expenses and various perquisites available to senior leaders of the Company generally.
Retirement Plans
Our CEO and CFO are eligible to participate in the following retirement plans:
•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and
•
Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual cash incentive and to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.
78 2026 Proxy Statement

Executive Plan
Under our Executive Deferred Compensation Plan (the “Executive Plan”), we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Our CEO and new CFO have elected to participate in this fund, partially and fully, respectively, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account.
Pursuant to our CEO’s employment agreement, at the end of each calendar quarter through March 31, 2020, the Company credited $300,000 to an account for him under this plan. These credits have continued after March 31, 2020, consistent with his employment agreement and in accordance with the terms of the plan. These deferred amounts, together with earnings thereon, were fully distributed to him when he reached age 70. In 2025 the Compensation Committee determined to continue these quarterly credits. These deferred amounts, together with earnings thereon, shall be distributed to him upon termination of employment for any reason other than cause. He will forfeit his account balance under this plan upon termination of employment for cause.
Our new CFO is also eligible to participate in the Executive Plan on the same basis as other senior leaders. In 2025, the Compensation Committee elected to credit $150,000 to his account under the Executive Plan in 2025. During 2025, our former CFO retired and in accordance with his employment agreement received a distribution equal to contributions made from 2017 through 2022, together with earnings thereon and in accordance with the agreements under the plan.
Term of Employment
Our CEO’s employment agreement provided for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to him, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a Constructive Termination without Cause. Upon consideration of losing the strategic vision of the CEO as described above, as well as costs associated with unilaterally amending or terminating the CEO’s employment agreement, the Compensation Committee recommended to the independent members of the Board that no action be taken to terminate or amend the agreement at the end of 2025. Neither our CEO nor the Company provided notice of termination and accordingly, the agreement renewed for another year.
On March 19, 2025, William Restrepo, who served as the Company’s CFO for eleven years, notified the Company of his intention to retire on September 30, 2025. Effective October 1, 2025, Mr. Restrepo resigned from his position.
Our new CFO, Miguel Rodriguez, was appointed effective October 1, 2025. Mr. Rodriguez has a severance agreement instead of an employment agreement and thus there is no term of employment.
Share Ownership and Holding Guidelines
To further align executive and shareholder interests, each of our Named Executive Officers are required to own a minimum amount of Company common stock with an acquisition value equal to a specified multiple of their annual base salary. Furthermore, the CEO is required to retain vested shares and shares issued from exercise of options for twelve months.
2026 Proxy Statement 79

Role	Guidelines
Chief Executive Officer	6x Base Salary
Chief Financial Officer	3x Base Salary
Other Named Executive Officers	1x Base Salary

Our guidelines are administered as follows:
•
A named executive officer’s ownership of unvested time-based restricted common shares (including RSUs and RSAs) count toward satisfying the stock ownership requirements. A named executive officer’s ownership excludes (a) unearned performance-based restricted stock (including TSRs), (b) shares of common stock underlying unearned performance-based restricted stock units (including PSUs and LTPSUs), (c) unexercised stock options and (d) unexercised stock appreciation rights.

•
Each named executive officer is expected to achieve ownership requirements within five years from the date of his or her first appointment as a named executive officer, or from the time the ownership guidelines, as may be amended from time to time, became applicable, whichever occurs later, unless an earlier term is required by virtue of an employment agreement.

•
Each named executive officer subject to the guidelines must retain 50% of the net shares they acquire upon the exercise of stock options and after the vesting of TSRs, PSUs, LTPSUs, RSUs and RSAs, after payment of applicable taxes, until they achieve the required ownership level.

•
“Acquisition value” for purposes of any share ownership requirement means, for shares, the market closing price on the date of grant or purchase. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

•
As of the Record Date for the Annual Meeting, all Named Executive Officers met their stock ownership requirements. In particular, the CEO owns over 21 times the required minimum ownership or approximately 126 times his base salary, the CFO owns the required minimum ownership, and the Corporate Secretary owns the required minimum ownership.

Hedging Policy and Practices
The Company’s Insider Trading Policy prohibits all officers, Directors and employees from trading in put and call options on, and short sales of, the Company’s shares. The Company’s full Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025.
Risk Assessment
The Compensation Committee reviews with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short-term and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.
Tax Considerations – Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to the Company’s “covered employees” as defined under Section 162(m). An exception to this deduction limitation was previously available for compensation that qualified as “performance-based compensation”, so long as such compensation met certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, the exception for performance-based compensation is no longer available, effective for taxable years beginning after December 31, 2017, unless the compensation is paid pursuant to a written, binding contract in effect as of November 2, 2017, that qualifies for transition relief under the new tax legislation. As a result, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible. The Compensation Committee considers the deductibility of compensation as one of many factors in connection with designing our executive compensation programs.
80 2026 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consists of Ms. Beder (Chair) and Messrs. Chase and Kotts, all of whom are determined by the Board to be independent non-employee Directors. None of these Directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules. No executive officer of the Company serves as a member of the Compensation Committee of the Board of Directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a Director. In addition, none of our executive officers serves as a member of the Compensation Committee of the Board of Directors of any entity that has one or more of its executive officers serving as a member of our Board.
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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below summarizes the total compensation reported for each of our named executive officers under SEC rules for the years ended December 31, 2025, 2024, and 2023.

Name	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total $
Anthony G. Petrello Chairman of the Board, President and CEO	2025	1,750,000	19,000,000	5,352,354	2,049,275	—	1,484,474	29,636,103
	2024	1,750,000	—	5,662,538	3,239,111	47,130	1,447,824	12,146,803
	2023	1,750,000	—	5,562,922	1,575,968	7,486	1,437,658	10,334,034
Miguel A. Rodriguez Chief Financial Officer	2025	489,038	1,300,000	662,239	275,000	7,167	202,378	2,935,822
William J. Restrepo Former Chief Financial Officer	2025	582,692	200,000	2,835,080	—	22,828	739,913	4,380,513
	2024	750,000	—	2,018,351	1,388,276	30,126	734,485	4,921,238
	2023	750,000	—	2,225,382	675,415	3,483	738,130	4,392,410
Mark D. Andrews Vice President and Corporate Secretary	2025	304,731	150,000	375,961	125,000	—	178,350	1,134,042
	2024	285,000	—	365,461	100,958	—	176,078	927,497
	2023	282,115	—	406,961	90,420	—	166,741	946,237

(1)	Represents salary earned during the applicable year. As an employee of the Company, Mr. Petrello does not receive any additional compensation for his service as a Director.
(2)
In 2025, each of Mr. Petrello, Mr. Rodriguez, Mr. Restrepo, and Mr. Andrews received special cash bonuses in recognition of their leadership and role in the Transactions (as defined above). For more detail, please see the “2025 Special Cash Bonuses for Transformative Strategic Transactions” section in the CD&A, above. In addition, during 2025 Mr. Rodriguez received a retention bonus granted in 2022 that cliff vested in March in the amount of $500,000 and a promotion bonus in the amount of $200,000 upon his appointment as Chief Financial Officer.

(3)
The amounts shown in the “Stock Awards” column reflect the grant-date fair value of stock awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method, using the assumptions detailed in the footnotes of our audited financial statements. Performance Stock Units are awarded at target value. Performance Stock Units are reflected in the table above based on target achievement of the applicable performance objectives, which was the probable outcome of achievement as of the applicable grant date. The maximum possible payout for Performance Stock Units granted in fiscal 2025, based on grant date fair value, is $8,050,882 for Mr. Petrello, $450,000 for Mr. Rodriguez, $1,403,752 for Mr. Restrepo, and $150,000 for Mr. Andrews. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 13, 2026. The amount included in the stock awards amount above for Mr. Restrepo includes the incremental fair value, calculated in accordance with FASB ASC Topic 718, arising from the modification and accelerated vesting of previously granted TSR equity awards (in the amount of $1,253,928). Under SEC disclosure rules, the incremental fair value of the modification is required to be reported in the Summary Compensation Table; however, this modification does not constitute the grant of any additional stock awards.

(4)
The annual cash incentives of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Key Components of Executive Compensation—How We Determine Annual Cash Incentive.”

(5)
The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2025, above-market earnings represent the difference between the 6% interest rate earned under this plan and 5.36%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2025. Nonqualified deferred compensation activity for 2025 is detailed in the table under “Nonqualified Deferred Compensation” below.

82 2026 Proxy Statement

(6)	The amounts in the “All Other Compensation” column of this table consists of the following:

Name	Year	Insurance Benefits ($)(a)	Club Memberships ($)	Imputed Life Insurance ($)(b)	Other ($)(c)	401(k) Company Match ($)	Total $
Anthony G. Petrello	2025	0	0	18,879	1,448,095	17,500	1,484,474
Miguel A. Rodriguez	2025	0	30,000	1,213	153,665	17,500	202,378
William J. Restrepo	2025	0	30,166	5,263	686,984	17,500	739,913
Mark D. Andrews	2025	0	0	0	178,350	0	178,350

(a)
Economic benefit related to a split-dollar life insurance arrangement was $61,195 for Mr. Petrello for 2025. These amounts are reimbursed to the Company. The benefit as projected on an actuarial basis was $0 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

(b)	Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello, Restrepo and Rodriguez.
(c)
The amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000, incremental variable operating costs to the Company attributable to unreimbursed flights for his personal use of corporate aircraft of $215,950, and an executive life insurance benefit of $32,145. The amount in this column for Mr. Rodriguez includes contributions to the Executive Plan of $150,000. The amount attributable in this column for Mr. Restrepo includes contributions to the Executive Plan of $450,000 and incremental variable operating costs to the Company attributable to unreimbursed flights for his personal use of corporate aircraft of $78,347, a retirement gift from the Company valued at approximately $64,000 and the related tax gross up and certain severance and perquisites in connection with Mr. Restrepo’s retirement, including Cobra payments amounting to $73,762. The amount in this column for Mr. Andrews includes a housing allowance of $48,000, reimbursement of dependent education of $27,300, reimbursement of Bermuda payroll taxes of $68,611, as well as company matching contributions to a Bermuda pension plan, reimbursement of club membership, and Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

2026 Proxy Statement 83

Grants of Plan-Based Awards
The table below shows information about plan-based awards, including possible payouts for annual cash incentives under the Annual Incentive Plan, TSR Shares, PSUs, LTPSUs and Restricted Shares, in each case as granted during the year ended December 31, 2025.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony G. Petrello
Annual Cash Incentive		1,400,000	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A
TSR Shares	1/1/2025	N/A	N/A	N/A	10,743	21,485	42,970	N/A	1,326,914
Performance Stock Units	1/1/2025	N/A	N/A	N/A	11,459	57,293	114,586	N/A	3,275,440
Long Term Performance Stock Units	2/18/2025	N/A	N/A	N/A	0	16,276	32,552	N/A	750,000
Miguel A. Rodriguez
Annual Cash Incentive		312,500	500,000	750,000	N/A	N/A	N/A	N/A	N/A
Restricted Shares	2/18/2025	N/A	N/A	N/A	N/A	N/A	N/A	5,148	237,220
Long Term Performance Stock Units	2/18/2025	N/A	N/A	N/A	0	4,883	9,766	N/A	225,000
Restricted Shares	10/1/2025	N/A	N/A	N/A	N/A	N/A	N/A	4,807	200,019
William J. Restrepo
Annual Cash Incentive		600,000	750,000	1,500,000	N/A	N/A	N/A	N/A	N/A
TSR Shares	1/1/2025	N/A	N/A	N/A	6,138	12,277	24,554	N/A	879,279
TSR Shares	10/1/2025	N/A	N/A	N/A	N/A	N/A	N/A	52,725	1,253,928
Performance Stock Units	1/1/2025	N/A	N/A	N/A	2,455	12,277	24,554	N/A	701,876
Mark D. Andrews
Annual Cash Incentive		96,000	160,000	224,000	N/A	N/A	N/A	N/A	N/A
TSR Shares	2/18/2025	N/A	N/A	N/A	1,733	3,467	6,933	N/A	200,000
Restricted Shares	2/18/2025	N/A	N/A	N/A	N/A	N/A	N/A	2,191	100,961
Long Term Performance Stock Units	2/18/2025	N/A	N/A	N/A	0	1,628	3,256	N/A	75,000

Mr. Petrello:
TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2025, based upon the Company’s relative share performance measured over 2025 – 2027. In 2023, 2024 and 2025 the Compensation Committee and the CEO agreed to reduce his TSR Share award to 50%, 50%, and 50%, respectively, of his total opportunity provided for under his Employment Agreement.
Performance Stock Units: These PSUs were granted in January 2025 and were eligible to be earned by Mr. Petrello based on the achievement of the performance goals established for the year 2025, as determined by the Compensation Committee. Following the end of the performance period, 194.78% of the target number of PSUs granted were determined to have been earned. The number of earned PSUs that are payable in share-settled stock units is 57,293, which vest ratably over three years beginning in 2026. The remaining 54,306 performance stock units were settled in cash pursuant to the terms of the applicable award agreement.
84 2026 Proxy Statement

Long-Term Performance Stock Units: These Long-Term PSUs were granted in February 2025 and are eligible to be earned by Mr. Petrello at the end of the three-year period beginning January 1, 2025, based upon the Company’s return on invested capital (“ROIC”) metric, as determined by the Compensation Committee.
Mr. Rodriguez:
Restricted Shares: The 5,148 Restricted Shares granted in February 2025 will vest ratably over four years beginning in 2026, subject to continued employment. The 4,807 Restricted Shares granted in October 2025 in connection with Mr. Rodriguez appointment as Chief Financial Officer will vest ratably over three years beginning in 2026, subject to continued employment.
Long-Term Performance Stock Units: These Long-Term PSUs were granted in February 2025 and are eligible to be earned by Mr. Rodriguez at the end of the three-year period beginning January 1, 2025, based upon the Company’s return on invested capital (“ROIC”) metric, as determined by the Compensation Committee.
Mr. Restrepo:
TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2025, based upon the Company’s relative share performance measured over 2025 – 2027. In connection with Mr. Restrepo’s retirement, effective September 30, 2025, pursuant to his employment agreement, these TSR Shares became fully vested on October 1, 2025. The amount reported for TSR Shares for Mr. Restrepo on October 1, 2025, reflects the incremental fair value, calculated in accordance with FASB ASC Topic 718, arising from the modification and accelerated vesting of previously granted TSR equity awards. Under SEC disclosure rules, the incremental fair value of the modification is required to be reported in the Grant of Plan Based Awards Table; however, this modification does not constitute the grant of any additional stock awards. Because the awards are reported based on their incremental fair value, the table reflects the adjustment resulting from the modification rather than a new grant.
Performance Stock Units: These PSUs were granted in January 2025 and were eligible to be earned by Mr. Restrepo based on the achievement of the performance goals established for the year 2025, as determined by the Compensation Committee. Following the end of the performance period, 188.78% of the target number of PSUs granted were determined to have been earned, subject to proration up to September 30, 2025, Mr. Restrepo’s retirement date. The number of earned PSUs that are payable in share-settled stock units is 17,105, which fully vested in January 2026 in accordance with Mr. Restrepo’s employment agreement. The remaining 278 performance stock units were settled in cash pursuant to the terms of the applicable award agreement.
Mr. Andrews:
TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2025, based upon the Company’s relative share performance measured over 2025 – 2027.
Long-Term Performance Stock Units: These Long-Term PSUs were granted in February 2025 and are eligible to be earned by Mr. Andrews at the end of the three-year period beginning January 1, 2025, based upon the Company’s return on invested capital (“ROIC”) metric, as determined by the Compensation Committee.
Restricted Shares: These Restricted Shares vest ratably over four years beginning in 2025, subject to continued employment.
(1) Reflects the grant-date fair value of stock awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method, using the assumptions detailed in the footnotes of our audited financial statements. Restricted Shares are valued at the market price on the date of grant. Performance Share Units are reflected in the table above based on target achievement of the applicable performance objectives, which was the probable outcome of achievement as of the applicable grant date. The maximum possible payout for performance share units granted in fiscal 2025, based on grant date fair value, is $8,050,882 for Mr. Petrello, $450,000 for Mr. Rodriquez, $1,403,752 for Mr. Restrepo, and $150,000 for Mr. Andrews. For a discussion of the assumptions and methodologies
2026 Proxy Statement 85

used in calculating the grant date fair value of these awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 13, 2026.
Option Exercises and Shares Vested
The following table provides additional information regarding stock options that were exercised and stock awards that vested during 2025 for our named executive officers.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony G. Petrello	0	0	32,466	1,856,081
Miguel A. Rodriguez	0	0	2,935	141,314
William J. Restrepo	0	0	75,308	3,237,741
Mark D. Andrews	0	0	913	43,909

For Mr. Restrepo, upon his qualifying retirement, the realized value on vesting includes the accelerated vesting of his earned but outstanding Performance Stock Units and TSR Shares following his qualified retirement on September 30, 2025 in accordance with his employment agreement. The total amount of Performance Stock Units vested upon Mr. Restrepo’s retirement was 12,773. The total amount of TSR Shares vested upon Mr. Restrepo's retirement was 52,725.
86 2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year End
The following table shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2025. The amounts reflected as market value are based on the closing price of our common shares of $54.30 on December 31, 2025, as reported on the NYSE.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares that Have Not Vested ($)

Anthony G. Petrello(1)	1/1/2023					5,016	272,369	N/A	N/A
	5/18/2023					N/A	N/A	16,420(2)	891,606(2)
	1/1/2024					N/A	N/A	7,864(3)	427,015(3)
	1/1/2024					27,961	1,518,282	N/A	N/A
	4/1/2024					N/A	N/A	8,605(4)	467,252(4)
	1/1/2025					57,293	3,111,010	N/A	N/A
	1/1/2025					N/A	N/A	10,743(3)	583,345(3)
	2/18/2025					N/A	N/A	16,276(4)	883,787(4)
William J. Restrepo	1/1/2025					17,105(7)	928,802	N/A	N/A
Miguel A. Rodriguez(1)	2/11/2022					686(5)	37,250(5)	N/A	N/A
	2/15/2023					603(6)	32,743(6)	N/A	N/A
	2/15/2023					1,134(5)	61,576(5)	N/A	N/A
	5/18/2023					N/A	N/A	2,736(2)	148,565(2)
	2/19/2024					1,987(5)	107,894(5)	N/A	N/A
	4/1/2024					N/A	N/A	2,008(4)	109,034(4)
	2/18/2025					5,148(5)	279,536(5)	N/A	N/A
	2/18/2025					N/A	N/A	4,883(4)	265,147(4)
	10/1/2025					4,807(6)	261,020(6)	N/A	N/A
Mark D. Andrews(1)	2/11/2022					241(5)	13,086(5)	N/A	N/A
	2/15/2023					454(5)	24,652(5)	N/A	N/A
	5/18/2023					N/A	N/A	1,642(2)	89,161(2)
	2/19/2024					796(5)	43,223(5)	N/A	N/A
	2/19/2024					N/A	N/A	875(3)	47,513(3)
	4/1/2024					N/A	N/A	860(4)	46,698(4)
	2/18/2025					N/A	N/A	1,733(3)	94,102(3)
	2/18/2025					2,191(5)	118,971(5)	N/A	N/A
	2/18/2025					N/A	N/A	1,628(4)	88,400(4)

(1)
Each of Mr. Petrello’s and Mr. Andrews’s TSR Share awards vest three years from the date of grant, based on our relative TSR performance compared to our peer group, subject to additional limitations as set forth in their respective award agreements. Earned Performance Stock Units for Mr. Petrello vest ratably over three years following the date of original grant. Each of Mr. Petrello’s, Mr. Rodriguez’s, and Mr. Andrews’s Long-term Performance Stock Units (“LTPSU”) granted in 2023, 2024 and 2025 vest at the end of the three-year period ending December 31, 2025, December 2026, and December 31, 2027, respectively, based on the Company’s ROIC performance compared to the target ROIC as set forth in their respective award agreements.

(2)	Number of shares and payout values determined to be earned at maximum as of December 31, 2025 and accordingly, reported at 100% of maximum potential payout.
(3)	Number of shares and payout values assume payout at 25% of maximum potential payout.
(4)	Number of shares and payout values assume payout at 50% of maximum potential payout.
(5)	Mr. Andrews’s and Mr. Rodriguez’s restricted shares vest in equal instalments on the first four anniversaries of the date of grant.
(6)	Mr. Rodriguez’s restricted shares vest in equal instalments on the first three anniversaries of the date of grant.
(7)	The number of earned PSUs that are payable to Mr. Restrepo in share-settled stock units, which fully vested in January 2026 in accordance with Mr. Restrepo’s employment agreement upon his retirement.
2026 Proxy Statement 87

Nonqualified Deferred Compensation
Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2025.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawal/ Distribution ($)(1)	Aggregate Balance at Last Fiscal Year End ($)
Anthony G. Petrello	—	1,200,000	81,134	(25,803)	1,255,331
Miguel A. Rodriguez	—	150,000	72,836	—	1,206,167
William J. Restrepo(1)	—	450,000	290,699	(1,499,798)	3,568,721
Mark D. Andrews	—	—	—	—	—
(1)
On September 30, 2025, Mr. Restrepo retired and is eligible to receive under his employment contract, six months post-retirement, a one-time payment equal to vested contributions made up to 2022, together with earnings thereon and in accordance with the agreements under the plan. The ending balance reflected above represents the estimated payment amount to be received as of December 31, 2025 and the withdrawal amount represents the unvested contributions made during 2023 to 2025, together with unvested earnings thereon that were forfeited under this employment agreement.

88 2026 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following table reflects potential payments to executive officers on December 31, 2025 for termination under various scenarios. The amounts shown assume the termination was effective on December 31, 2025, and the stock award amounts reflected are based on the closing price of our common shares of $54.30 on December 31, 2025, as reported on the NYSE. The payments described below for Mr. Petrello and Mr. Rodriguez are governed by their respective employment, severance and equity award agreements and the terms of the Executive Plan. Mr. Andrews does not have an employment agreement or participate in the Executive Plan.

Name	Termination Scenario	Cash Severance ($)	Option Awards ($)	Stock Awards ($)	Executive Plan ($)	Welfare Benefits ($)	Other ($)	Total ($)
Anthony G. Petrello	Change in Control(1)	—	0(6)	20,785,491(2)	1,255,331(3)	—	—	22,040,822
	Termination upon Executive’s Death or Disability During Term of Employment(4)	2,049,275(5)	0(6)	13,912,173(7)	1,255,331(3)	162,937(8)	185,573(9)	17,565,289
	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	15,080,651(11)	0(6)	15,485,491(7)	1,255,331(3)	162,937(8)	185,573(9)	32,169,983
	Termination by Company for Cause(12) or by Voluntary Resignation	2,049,275(5)	0(6)	0(13)	0(3)(14)	162,937(8)	—	2,212,212(15)
Miguel A. Rodriguez	Change in Control(1)	—	N/A	—	305,658(3)	—	N/A	305,658
	Involuntary Termination in Connection with a Change in Control(1)(12)	2,250,000(17)	N/A	148,565(19)	305,658(3)	27,087(8)	N/A	2,731,310
	Termination upon Executive’s Death or Disability During Term of Employment(4)	—	N/A	928,584(16)	1,206,167(3)	27,087(8)	N/A	2,161,838
	Termination without Cause(12) or Termination without Good Reason (10)	1,125,000(18)	N/A	148,565(19)	688,530(3)	27,087(8)	N/A	1,989,182
	Termination by Company for Cause (Other than for Good Reason)(12) or by Voluntary Resignation	—	N/A	0(13)	0(3)(14)	0	N/A	0(15)
Mark D. Andrews	Termination upon Executive’s Death or Disability During Term of Employment(4)	N/A	N/A	288,333(16)	N/A	N/A	N/A	288,333

(1)
Assumes no termination of employment. The term “Change in Control”, as applicable to Mr. Petrello is defined in his employment agreement and, as applicable to Mr. Rodriguez is defined in his severance agreement.

(2)
For Mr. Petrello, includes the value of all unvested (a) Performance Stock Units (“PSUs”), each at 100% of the amount outstanding (b) TSR Shares at maximum value as per the respective 2024 and 2025 award agreement, except on account of 2023 TSR Shares that would have otherwise been earned at zero on December 31, 2025 and (c) Long Term Performance Stock Units (“LTPSUs”) at maximum value.

(3)
A description of the Executive Plan is set forth above in “Nonqualified Deferred Compensation.” In the event of a Change in Control, the above assumes the requirements of the applicable U.S. Treasury regulations are met and the Board has taken action to liquidate the Executive Plan.

(4)
Under the respective employment and severance agreements for Mr. Petrello and Mr. Rodriguez, “Disability” is defined as the executive’s physical or mental inability to perform substantially his duties and responsibilities under the agreement, with or without reasonable accommodation, for a period of

2026 Proxy Statement 89

180 consecutive days or a period of 180 days in any calendar year, as determined by an approved medical doctor. Under the Company’s Amended and Restated 2016 Stock Plan for Mr. Andrews and Rodriguez, “Disability” herein shall mean, but only with respect to the income so affected, (i) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.
(5)
Upon death or Disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Petrello is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Petrello in 2025.

(6)	Mr. Petrello would be entitled to exercise stock options following termination for the remaining life of the respective awards. Currently, Mr. Petrello has no outstanding stock options.
(7)
Includes the value of all unvested (a) PSUs, each at 100% of the amount outstanding, and (b) unvested TSR Shares at maximum value for Mr. Petrello, except on account of 2023 TSR Shares that would have otherwise been earned at zero on December 31, 2025, and (c) for Mr. Petrello, unvested LTPSUs at maximum value, except in the case of Death or Disability, prorated from date of grant.

(8)
For Mr. Petrello, amount represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his spouse, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 16 years as of December 31, 2025. For Mr. Rodriguez, amount represents the present value of the continuation of participation in the Company’s group health plan by Mr. Rodriguez and his eligible dependents for a period of twenty-four months.

(9)
Represents an estimated value of $185,573 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination.

(10)
The term “Constructive Termination Without Cause” as applicable to Mr. Petrello, is defined in his employment agreement. “Good Reason” as applicable to Mr. Rodriguez, is defined in his severance agreement.

(11)
Pursuant to his employment agreement, Mr. Petrello has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $13,031,376 which is 2.99x the average sum of Mr. Petrello’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2025, and (ii) $2,049,275, which is the value of the annual cash incentive earned by Mr. Petrello in 2025.

(12)
Under Mr. Petrello’s employment agreement, “Cause” is defined as a good faith determination by the vote of at least 75% of the independent members of the Board that one or more of the following has occurred (in each case subject to reasonable notice and opportunity to cure): (i) Mr. Petrello has pleaded guilty or no contest, or is convicted of a felony or a crime involving moral turpitude; (ii) there are facts and applicable law showing demonstrably that Mr. Petrello has materially breached a material obligation under his agreement; or (iii) Mr. Petrello knowingly violated any state or federal securities laws.

Under Mr. Rodriguez’s severance agreement, “Cause” is defined as (a) Mr. Rodriguez’s willful and continued failure (other than as a result of physical or mental illness or injury) to perform the executive’s material duties to the Company (it being understood that actions taken by Mr. Rodriguez in good faith and in furtherance of the best interests of the Company will not be deemed to be willful for this purpose), which continues beyond ten (10) business days after a written demand for substantial performance is delivered to Mr. Rodriguez by the Board (which demand shall identify and describe such failure with sufficient specificity to allow Mr. Rodriguez to respond); (b) willful or intentional conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company, which is not cured within ten (10) business days after written notice of the conduct is delivered to Mr. Rodriguez by the Company (which notice shall identify and describe such conduct with sufficient
90 2026 Proxy Statement

specificity to allow him to respond); (c) conviction of, or a plea of guilty or nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof, or a misdemeanor involving moral turpitude; (d) a material violation of the Company’s code of conduct, subject to reasonable notice and opportunity (and, in any event, at least ten (10) business days from when written notice of the violation is delivered to Mr. Rodriguez by the Company) to cure (if curable, without being inconsistent with the interests of the Company, as reasonably determined in good faith by the Board); or (e) Mr. Rodriguez’s material breach of the severance agreement or any other material agreement with the Company, which is not cured within ten (10) business days after written notice of the breach is delivered to Mr. Rodriguez by the Company (which notice shall identify and describe such breach with sufficient specificity to allow Mr. Rodriguez to respond).
(13)	Assumes a termination for Cause. In the event of a Voluntary Resignation, this amount would be $8,742,083 for Mr. Petrello and would be $148,565 for Mr. Rodriguez.
(14)	Assumes a termination for Cause. In the event of a Voluntary Resignation, this amount would be $1,255,331 for Mr. Petrello and this amount would be $305,658 for Mr. Rodriguez.
(15)	Assumes a termination for Cause. In the event of a Voluntary Resignation this amount would be $12,209,626 for Mr. Petrello and this amount would be $454,223 for Mr. Rodriguez.
(16)	Amount includes the value of all unvested (a) restricted Shares, each at 100% of the amount outstanding, and (b) unvested and earned 2023 LTPSUs.
(17)	Amount includes two times the sum of (a) base salary and (b) target bonus for 2025.
(18)	Amount includes the sum of (a) base salary and (b) target bonus for 2025.
(19)	Amount includes the value of unvested and earned 2023 LTPSUs.
(20)
For Mr. Restrepo, upon his qualifying retirement, the realized value on vesting includes the accelerated vesting of his earned but outstanding Performance Stock Units and TSR Shares following his qualified retirement on September 30, 2025 in accordance with his employment agreement. The total amount of Performance Stock Units vested on October 1, 2025, upon Mr. Restrepo’s retirement, was 12,773 shares valued at $522,033 and 17,105 earned Performance Stock Units outstanding as of December 31, 2025 vested in January 2026 valued at $928,802. The total amount of TSR Shares vested on October 1, 2025, upon Mr. Restrepo's retirement, was 52,725 valued at $2,154,871. Additionally, he received Cobra severance in the amount of $73,762.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Petrello. The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio. To identify the median compensated employee in 2023, we determined that, as of December 31, 2023, our population consisted of approximately 11,000 employees worldwide, excluding 539 employees—or 5% of our total employee population as permitted by the SEC’s de minimis exemption—from the following countries: Indonesia (198), Kuwait (93), Venezuela (7) and Russia (241). Using this population, we reviewed all elements of compensation for the annual period ending December 31, 2023, including actual cash compensation consisting of base salary (for salaried employees) and rate of pay (for hourly employees), overtime (where applicable) and annual bonus. For annual bonus amounts, we assumed the 2023 annual bonus (paid in 2024) to be the same as 2023. We annualized base pay for those permanent employees who did not work for the entire 12-month period. We used exchange rates as of December 31, 2023, to convert the cash compensation of non-U.S. employees to U.S. currency. We did not exclude employees who joined the Company from acquired companies. For 2023, we determined that our median compensated employee is a field mechanic working in Colombia.
In 2025, this employee had total compensation of $57,656 (using the same calculation used to determine our CEO’s compensation in the Summary Compensation Table, as described above). The ratio of our CEO’s total compensation to the compensation of this median employee is 514:1.
2026 Proxy Statement 91

Pay-Versus-Performance
The following table presents certain information regarding compensation paid to Nabors’ CEO and other NEOs, and certain measures of financial performance, for the five years ended December 31, 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table total for Non-CEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based on:		Stated in Thousands
					Total Shareholder Return of Nabors	Peer Group Total Shareholder Return(5)	Net Income (Loss) $(6)	Adjusted EBITDA $(7)
2025	29,636,103	32,952,823	2,816,792	2,758,282	93.25	206.86	286,624	912,667
2024	12,146,803	11,330,707	2,924,368	2,521,131	98.18	186.86	(176,084)	881,335
2023	10,334,034	(1,879,135)	2,669,324	(584,182)	140.19	213.44	(11,784)	915,157
2022	10,789,762	30,117,200	2,588,615	5,325,474	265.96	207.05	(350,261)	709,392
2021	9,984,321	18,318,728	2,123,611	2,932,914	139.26	125.16	(572,925)	481,940

(1)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Petrello, in the Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022 and 2021. Mr. Petrello served as CEO for each of the years presented.

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to our CEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO during the applicable year. See the table below for more details.

(3)
The dollar amounts reported are the average amounts of total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022 and 2021. For each of the years presented for 2021 through 2024, reflects compensation information for Mr. Andrews and Mr. Restrepo, our non-PEO NEOs for those years. In 2025, the amounts reported is the average compensation amounts for Mr. Andrews, Mr. Restrepo and Mr. Rodriguez, our non-PEO NEOs for that year.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to our non-CEO NEOs for the applicable year. For each of the years presented, reflects compensation information for Mr. Andrews and Mr. Restrepo, our non-PEO NEOs for the years 2021 through 2024. For 2025, the amounts reported is the average of compensation amounts for Mr. Andrews, Mr. Restrepo and Mr. Rodriguez, our non-PEO NEOs for that year.

(5)
Reflects cumulative total shareholder return of the Dow Jones US Oil Equipment & Services Index (“DJUSOESI”), as of December 31, 2025. The DJUSOESI is the peer group used by the Company for purposes of Item 201(e)(1)(ii) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)
Adjusted EBITDA represents net income (loss) adjusted for income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. For a reconciliation of net income attributable to the Company on a GAAP basis to Adjusted EBITDA, see Annex A.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

Year	Summary Compensation Table for CEO ($)	Reported Value of Equity Awards for CEO ($)(1)	Equity Award Adjustments for CEO ($)(2)	Reported Change in the Actuarial Present Value of Pension Benefits for CEO ($)(3)	Pension Benefits Adjustments for CEO $(3)	Compensation Actually Paid to CEO $
2025	29,636,103	(5,352,354)	8,669,074	0	0	32,952,823
2024	12,146,803	(5,662,538)	4,846,442	0	0	11,330,707
2023	10,334,034	(5,562,922)	(6,650,247)	0	0	(1,879,135)
2022	10,789,762	(4,560,545)	23,887,983	0	0	30,117,200
2021	9,984,321	(4,503,129)	12,837,536	0	0	18,318,728

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the “Stock Awards” column in the SCT for each applicable year.
(2)	See table below for applicable adjustments. No awards vested in the year they were granted.
(3)	Our CEO only participates in a 401(k) and Nonqualified Executive Deferred Compensation Plan.
92 2026 Proxy Statement

Fair Value of Equity Awards for CEO	2025 $	2024 $	2023 $	2022 $	2021 $
As of year-end for awards granted during the year	8,069,413	5,921,698	3,389,800	14,669,230	10,201,921
Year-over-year increase (decrease) of outstanding and unvested awards granted in prior years	451,148	(1,182,561)	(9,520,812)	8,175,298	1,976,273
Increase (decrease) from prior fiscal year–end for awards that vested during the year, measured as of the vesting debt	148,513	107,305	(592,945)	999,593	611,033
Dividends Paid on Unvested Shares and Stock Options	0	0	73,710	43,862	48,309
Total Equity Award Adjustments	8,669,074	4,846,442	(6,650,247)	23,887,983	12,837,536

To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO Named Executive Officers” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO NEOs for each applicable year, as reported in the SCT for that year:

Year	Average Reported Value of Summary Compensation Table for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non- CEO NEOs ($)(1)	Average Equity Award Adjustments for Non-CEO NEOs ($)(2)	Average Reported Change in the Actuarial Present Value of Pension Benefits for Non- CEO NEOs ($)(2)	Average Pension Benefits Adjustments for Non-CEO NEOs $(3)	Average Compensation Actually Paid to Non- CEO NEOs $
2025	2,816,792	(1,291,093)	1,232,583	0	0	2,758,282
2024	2,924,368	(1,191,906)	788,669	0	0	2,521,131
2023	2,669,324	(1,316,172)	(1,937,334)	0	0	(584,182)
2022	2,588,615	(937,370)	3,674,229	0	0	5,325,474
2021	2,123,611	(848,078)	1,657,381	0	0	2,932,914

(1)
Represents the average of the grant date fair value of the equity awards to our named executive officers (other than our CEO), as reported in the “Stock Awards” column in the SCT for each applicable year.

(2)	See table below for applicable adjustments.
(3)	Our named executive officers (other than our CEO) only participate in a 401(k) and Nonqualified Executive Deferred Compensation Plan.

Fair Value of Equity Awards for Non-CEO NEOs	2025 $	2024 $	2023 $	2022 $	2021 $
As of year-end for awards granted during the year	717,425	956,406	483,858	2,276,260	1,363,948
Increase for awards granted during the year and that vested during the year measured as of the vesting date	334,507	0	0	0	0
Year-over-year increase (decrease) of outstanding and unvested awards granted in prior years	60,904	(177,998)	(1,239,581)	1,281,721	217,721
Increase (decrease) from prior fiscal year-end for awards that vested during the year, measured as the vesting date	119,747	10,261	(1,188,456)	110,083	67,231
Dividends Paid on Unvested Shares and Stock Options	0	0	6,845	6,165	8,481
Total Equity Award Adjustments	1,232,583	788,669	(1,937,334)	3,674,229	1,657,381

2026 Proxy Statement 93

Pay-for-Performance Alignment
The following table identifies the four most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2025, calculated in accordance with Item 402(v) of Regulation S-K, to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted EBITDA
Adjusted Free Cash Flow
Total Shareholder Return
Net Debt Reduction

The charts on the following page reflect that the CAP over the five-year period ended December 31, 2025 aligns to trends in Nabors’ TSR, net income and Adjusted EBITDA results over the same period.
In addition, the chart titled “Nabors TSR vs DJ US Oil Equipment & Services Index” reflects Nabors’ TSR over this five-year period.
94 2026 Proxy Statement

Compensation Actually Paid and Nabors Cumulative TSR

($ millions)
(whole $'s)
CAP for CEO, CAP for Other NEOs
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Investment Value
2021
2022
2023
2024
2025
CAP for CEO
CAP for Other NEOs
Investment Value

Compensation Actually Paid and Net Income (Loss)

($ millions)
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
CAP for CEO, CAP for Other NEOs
$400
$250
$100
$(50)
$(200)
$(350)
$(500)
$(650)
$(800)
Net Income (Loss)
2021
2022
2023
2024
2025
CAP for CEO
CAP for Other NEOs
Net Income (Loss)

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Compensation Actually Paid and Adjusted EBITDA

($ millions)
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
CAP for CEO, CAP for Other NEOs
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
Adjusted EBITDA
2021
2022
2023
2024
2025
CAP for CEO
CAP for Other NEOs
Adjusted EBITDA

Nabors TSR vs. DJ US Oil Equipment & Services Index

(whole $'s)
Value of Initial $100 investment
$300
$250
$200
$150
$100
$50
$0
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
Nabors Total Shareholder Return
DJ US Oil Equipment & Services Index

96 2026 Proxy Statement

Proposal 4	Approval of Amendment No. 5 to the Company’s Amended and Restated 2016 Stock Plan
The Board of Directors recommends that you vote “FOR” Proposal 4, THE APPROVAL OF AMENDMENT NO. 5 TO THE AMENDED AND RESTATED 2016 STOCK PLAN

The Amended and Restated Nabors Industries Ltd. 2016 Stock Plan was approved by shareholders at the 2020 annual general meeting, amendments to such plan were approved by shareholders at the 2021, 2022, 2024 and 2025 annual general meetings (as so amended, the “Amended 2016 Stock Plan”). The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interest of the Company and our shareholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future shareholders.
Given recent volatility in the industry, along with the challenges in hiring and retaining high-performing talent, the Board has determined that the current number of common shares available for grants under the Amended 2016 Stock Plan may not be sufficient to meet the objectives of our compensation program going forward. If Amendment No. 5 is not approved at our 2026 annual general meeting, we may not have enough shares available under the Amended 2016 Stock Plan to cover all of the equity awards expected to be granted in 2027. See “—Background and Purposes of the Proposal” below for more information. Accordingly, on April 22, 2026, the Board unanimously approved, subject to shareholder approval, an amendment to the Amended 2016 Stock Plan (“Amendment No. 5”) in order to increase the number of shares available for grant under the Amended 2016 Stock Plan by an additional 457,000 shares. Amendment No. 5 does not make any other changes to the Amended 2016 Stock Plan.
At the 2026 annual general meeting, our shareholders will be asked to approve Amendment No. 5. If approved by our shareholders, Amendment No. 5 will become effective as of the date of the 2026 annual general meeting. If the proposed Amendment No. 5 is not approved by our shareholders, then the Amended 2016 Stock Plan will remain in effect in its present form.
Background and Purpose of the Proposal
The Amended 2016 Stock Plan is the only active shareholder-approved plan used to grant equity-based compensation awards. As of April 2, 2026, there were 274,039 shares remaining for issuance under the Amended 2016 Stock Plan. If Amendment No. 5 is approved by shareholders, an additional 457,000 shares would be reserved for issuance under the Amended 2016 Stock Plan (the “New Shares”), with the maximum number of shares available for issuance of awards under the Amended 2016 Stock Plan following the date of shareholder approval being equal to (i) the New Shares, plus (ii) the number of shares available for issuance under the Amended 2016 Stock Plan as of immediately prior to the date of shareholder approval of Amendment No. 5, plus (iii) any shares that again become available for awards under the Amended 2016 Stock Plan in accordance with the terms of the plan.
We are operating in a particularly challenging business climate at this time. As a result, it is critical to our future operational success that we have the ability to structure compensation programs that will attract and retain highly skilled personnel. Granting equity awards is a necessary and powerful tool for us to attract and retain the personnel we need in order to promote our long-term growth and move our business forward, while simultaneously aligning the interests of employees and non-employee Directors with our shareholders.
This year the Board has continued to take steps to preserve shares available for grant under the Amended 2016 Stock Plan by granting Performance Stock Units to the CEO and CFO that may either vest 100% in cash or shares or, in the case of the CEO grant, vest in cash or shares up to target payout but only in cash for any payout above target. Although employees received restricted stock awards in 2026, if Amendment No. 5 is not approved at our 2026 annual general meeting, we may not have enough shares available under the Amended 2016 Stock Plan to cover all of the employee and executive equity awards in 2027. If we are unable to adequately provide long-term equity compensation to incentivize our employees, or to provide annual equity grants as part of compensation to our non-employee Directors, we may lose key personnel to competitors, which would be detrimental to our operations. The Board, therefore, is requesting that
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shareholders approve the proposed Amendment No. 5 at this year’s annual general meeting in order to avoid the possibility that there will be an insufficient number of shares available under the Amended 2016 Stock Plan for grants to be made in 2026 and 2027.
For additional information for share-based awards previously granted under our equity compensation plans, please see Note 6 to our consolidated financial statements in our 2025 Annual Report. As of April 2, 2026, there were 15,959,743 common shares outstanding. The closing price for one common share on the New York Stock Exchange as of April 2, 2026 was $79.99.
In considering the New Shares to be issued under the Amended 2016 Stock Plan if Amendment No. 5 is approved, the Board encourages you to consider the following:
As of April 2, 2026, dilution attributed to the Company’s equity compensation plans was approximately 5.43% and would increase by approximately 2.29% upon the reserve of the New Shares. “Dilution” is measured as the sum of the total number of shares available for grant and shares outstanding under all equity awards (vested and unvested), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the average annual dilution was 6.18%, 6.28%, and 5.40% (for 2025, 2024, and 2023, respectively).
Over the past three years, the Company has had a very low “burn rate” for its equity compensation. As calculated for internal purposes, the burn rate over the last three years was 2.20% for 2025, 1.53% for 2024, and 1.92% for 2023, respectively. We believe that our three-year average burn rate is well below the levels recommended by shareholder advisory groups for Russell 3000 companies in the Energy sector (Global Industry Classification Standard Code 10).
Over the past three years, the overhang rate for the Company’s equity compensation plans was 4.28%, 4.83%, and 4.14%, for 2025, 2024, and 2023, respectively. The “overhang rate” for the Company’s equity compensation plans measures the total number of stock options outstanding under all plan awards, plus the number of shares available for future plan awards, as a percentage of the weighted average number of common shares outstanding. We believe that our three-year average overhang rate of 4.42% is within the levels recommended by shareholder advisory groups.
Summary of Amendment No. 5’s Changes to the Amended 2016 Stock Plan
Amendment No. 5 amends the Amended 2016 Stock Plan by increasing the number of common shares available for issuance under the Amended 2016 Stock Plan by 457,000 shares (otherwise referred to herein as the New Shares). If Amendment No. 5 is not approved, the Amended 2016 Stock Plan will remain in place and the New Shares will not be added to the shares available for delivery pursuant to the Amended 2016 Stock Plan.
Description of the Amended 2016 Stock Plan
The following is a brief description of the principal features of the Amended 2016 Stock Plan.
General
Under the Amended 2016 Stock Plan, if a stock option expires or is cancelled or terminated, or if any shares underlying any other Award is forfeited, the common shares underlying the stock option or other Award (including stock options or other Awards granted under the Amended 2016 Stock Plan) will again be available under the Amended 2016 Stock Plan. In addition, to the extent common shares are withheld to satisfy tax withholding obligations with respect to Awards other than a stock option or stock appreciation right (including Awards other than stock options or stock appreciation rights granted under the Amended 2016 Stock Plan), then the number of shares so withheld will again be available for delivery with respect to Awards under the Amended 2016 Stock Plan. If common shares are tendered or surrendered as payment for the exercise of a stock option or a stock appreciation right or are withheld to satisfy tax withholding obligations related to stock options or stock appreciation rights (including stock options and stock appreciation rights granted under the Amended 2016 Stock Plan), then the number of shares so tendered, surrendered or withheld will not be available for delivery with respect to Awards under the Amended 2016 Stock Plan.
To the extent required by law or applicable stock exchange rules, no individual Award (other than Awards that may be paid or settled solely in cash) may be granted under the Amended 2016 Stock Plan with
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respect to a number of shares that exceeds 1% of the Company’s total issued and outstanding shares as of the date of grant. In addition, the total amount of compensation (including both cash and equity-based Awards) payable to non-employee Directors is limited to $750,000 per non-employee Director per calendar year. In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the Amended 2016 Stock Plan provides that the appropriate adjustments will be made, including to the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to outstanding Awards.
Types of Awards
The following Awards may be granted under the Amended 2016 Stock Plan:
•	stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”);
•	restricted shares;
•	restricted stock units;
•	stock appreciation rights; and
•	stock bonuses.
These Awards are described in more detail below.
Administration
The Amended 2016 Stock Plan is administered by the Board or, at the discretion of the Board, a Committee of the Board. The Board has delegated administration of the Amended 2016 Stock Plan to the Compensation Committee of the Board. For convenience, the administrator of the Amended 2016 Stock Plan will be referred to below as the Committee.
The Committee may, subject to the provisions of the Amended 2016 Stock Plan, determine the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares to be made subject to Awards and the exercise price, as applicable. The Committee may determine other terms and conditions that shall apply to Awards, interpret the Amended 2016 Stock Plan and prescribe, amend and rescind rules and regulations relating to the Amended 2016 Stock Plan. To the extent permitted by applicable law, the Committee may delegate to any of our employees (or a committee of employees) the authority to grant Awards to our employees who are not our executive officers or Directors. The terms and conditions of each Award granted under the Amended 2016 Stock Plan will be set forth in a written award agreement.
The Committee in its discretion may condition payment under the Award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria, or other criteria, as applied to an Award recipient under the Amended 2016 Stock Plan and/or a division, business unit or line of business of the Company or its subsidiaries:
•	Income before federal taxes and net interest expense;
•	Achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;
•	Completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;
•	Working capital, generally defined to include receivables;
•	Inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;
•
Earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

•
Earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest

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and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;
•	The growth in the value of an investment in the common shares assuming the reinvestment of dividends; or
•	Reduction in operating expenses.
For any year or other performance period, the performance criteria may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.
Eligibility
Awards may be granted under the Amended 2016 Stock Plan to all employees and consultants of the Company or its subsidiaries or affiliates and to non-employee members of the Board, in each case, as selected by the Committee in its sole discretion. As of December 31, 2025, approximately 13,900 employees (including our NEOs) and seven non-employee members of the Board were eligible to participate in the Amended 2016 Stock Plan.
Awards may be granted under the Amended 2016 Stock Plan from time to time in substitution for Awards held by employees, non-employee Directors or service providers of other companies who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing company, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions otherwise set forth in the Amended 2016 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are made.
Options
Stock options granted under the Amended 2016 Stock Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not an incentive stock option). The exercise price of a stock option granted under the Amended 2016 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value (or, in the case of an ISO held by a 10% holder of the Company’s voting securities, 110% of the fair market value) of a common share (determined generally as the closing price per common share of the Company on the date of grant). Subject to the terms of the Amended 2016 Stock Plan, stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee will also determine the maximum duration of the period during which the option may be exercised, which may not exceed ten years from the date of grant. Stock options are generally not transferable other than by will or the laws of descent and distribution or as approved by the Committee.
The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:
•	In cash or cash equivalents;
•	By the surrender of previously acquired common shares currently held by the participant; or
•	To the extent permitted by applicable law, through a “cashless exercise” procedure acceptable to the Committee.
Restricted Stock
The Amended 2016 Stock Plan provides for Awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Subject to the terms of the Amended 2016 Stock Plan, such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted shares, a participant granted restricted shares will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares).
100 2026 Proxy Statement

Restricted Stock Units
The Amended 2016 Stock Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the Award. Subject to the terms of the Amended 2016 Stock Plan, vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee.
Stock Appreciation Rights (“SARs”)
The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be not less than the fair market value of a common share. The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Subject to the terms of the Amended 2016 Stock Plan, freestanding SARs may be exercised upon the terms and conditions imposed by the Committee in its discretion. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.
Stock Bonuses
The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee. As with other Awards under the Amended 2016 Stock Plan, and subject to the exceptions described herein, the vesting period for stock bonuses shall not be less than one year.
Change in Control
The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding Award that is not yet fully vested and exercisable will lapse in part or in full.
Termination of Employment
Unless otherwise determined by the Committee in an award agreement, (a) upon a termination of a participant’s employment or service other than for cause or resignation, respectively, a participant’s vested options will expire upon the earlier of the option expiration date or the 90th day following the termination date, and (b) if a participant’s employment or service is terminated for cause or resignation, respectively, all options, whether vested or unvested, will be forfeited and cancelled as of the termination date. In addition, if a participant’s employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant’s options will expire upon the earlier of the option expiration date or the date such participant ceases to be a member of the Board. The effect of a termination of a participant’s employment on other types of Awards will be set forth in the applicable award agreement.
Minimum Vesting Period
Each award granted under the Amended 2016 Stock Plan shall be subject to a vesting period of at least one year. However, this limitation does not prohibit accelerated vesting of awards in the event of a “corporate change” (as defined in the Amended 2016 Stock Plan), a change in control of the Company, or in connection with certain terminations of employment or service. In addition, this limitation does not apply to awards granted up to a maximum of 5% of the shares available for issuance under the Amended 2016 Stock Plan.
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Tax Withholding
The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including a reduction of the amount of shares otherwise issuable or delivered pursuant to an Award by the amount of the applicable taxes.
Amendment and Termination
The Board of Directors may modify or terminate the Amended 2016 Stock Plan or any portion of the plan at any time, except that an amendment that requires shareholder approval in order for the Amended 2016 Stock Plan to continue to comply with any applicable law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment to the Amended 2016 Stock Plan or an award agreement that reduces the exercise price of any outstanding option, and any amendment that would increase the non-employee Director compensation limit, will also be subject to the approval of our shareholders. No awards may be granted under the Amended 2016 Stock Plan on or after June 4, 2034. However, Awards granted prior to either time may continue after such time in accordance with their terms.
New Plan Benefits
The terms and number of options or other Awards to be granted in the future under the Amended 2016 Stock Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, Directors or other eligible employees cannot be determined at this time, although the Company intends to make Awards to such groups under the Amended 2016 Stock Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.
While the Amended 2016 Stock Plan permits the grant of stock options, no stock option awards have been granted under the Amended 2016 Stock Plan as of April 2, 2026.
Current Awards Outstanding
Set forth below is information as of April 2, 2026, regarding shares currently outstanding under the Amended 2016 Stock Plan, and the 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”). The Company made its annual award grant to employees during the first quarter of 2026.

	2016 Stock Plan	1999 Plan	Total	Weighted Average

Stock options outstanding	—	12,056	12,056	N/A
Weighted average exercise price	—	$ 277.36	N/A	$ 277.36
Weighted average remaining contractual life	—	2.79 years	N/A	2.79 years
Restricted stock outstanding (unvested)	779,422	—	779,422	N/A
Shares remaining for grant	274,039(1)	19,064	293,103	N/A

(1)	Any remaining shares under the 2016 Plan will be available for grant until June 3, 2034. We do not anticipate making any material grants between April 2, 2026 and June 2, 2026.
For additional information regarding share-based awards previously granted, please see Note 6 to our consolidated financial statements in our 2025 Annual Report.
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Securities Authorized for Issuance Under Equity Compensation Plans
The following tables provides information about our equity compensation plans (the 1999 Plan and the Amended 2016 Stock Plan) as of December 31, 2025 and April 2, 2026, respectively:
As of December 31, 2025

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	0	$0	413,625
Equity compensation plans not approved by security holders	12,694	$286.54	18,426
Total	12,694		432,051

As of April 2, 2026

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	0	$0	274,039
Equity compensation plans not approved by security holders	12,056	$277.36	19,064
Total	12,056		293,103

Following is a brief summary of the material terms of the plans that have not been approved by our shareholders. Unless otherwise indicated, (1) each plan is administered by an independent committee appointed by the Company’s Board; (2) the exercise price of options granted under each plan must be no less than 100% of the fair market value per common share on the date of the grant of the option; (3) the term of an award granted under each plan may not exceed 10 years; (4) options granted under the plan are nonstatutory options (“NSOs”) not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”); and (5) unless otherwise determined by the Committee in its discretion, options may not be exercised after the optionee has ceased to be employed by the Company.
1999 Stock Option Plan for Non-Employee Directors
The 1999 Plan reserves for issuance up to 60,000 common shares of the Company pursuant to the exercise of options granted under the plan. The plan is administered by the Board or a Committee appointed by the Board. Eligible Directors may not consider or vote on the administration of the plan or serve as a member of the Committee. Options may only be granted under the plan to non-employee Directors of the Company. Unless otherwise provided in the 1999 Plan, options granted under the 1999 Plan vest and become non-forfeitable on the first anniversary of the date of grant, provided that the optionee has continued to serve as a Director until the applicable vesting date. The Board typically grants fully vested options to Directors who choose to receive them in lieu of quarterly Director retainer fees. In the event of termination of an optionee’s service as a Director by reason of voluntary retirement, declining to stand for re-election or becoming a full-time employee of the Company or a subsidiary of the Company, all unvested options granted under the 1999 Plan automatically expire without becoming exercisable, and all vested but
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unexercised options continue to be exercisable until their stated expiration date. All unvested options automatically vest and become non-forfeitable as of the date of a non-employee Director’s death or disability and remain exercisable for two years from the date of the death of the optionee or until the stated expiration date, whichever is earlier. In the event of the termination of an optionee’s service as a Director by the Board for cause or the failure of such Director to be re-elected, the administrator of the plan in its sole discretion can cancel the then-outstanding options of the optionee, including options that have vested, and those options automatically expire and become non-exercisable on the effective date of the termination.
Certain Federal Income Tax Consequences of Options and Other Awards
The following is a brief summary of the current United States federal income tax consequences of Awards under the Amended 2016 Stock Plan to participants who are subject to United States tax. This summary is not intended to be complete and does not describe state, local or foreign tax consequences, or the effect of the alternative minimum tax. In addition, certain Awards that may be granted pursuant to the Amended 2016 Stock Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. The description included herein is not intended to be tax guidance to participants in the Amended 2016 Stock Plan.
Stock Options and SARs
Participants will not realize taxable income upon the grant of a stock option or SAR. Upon the exercise of a NSO or a SAR, a participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common shares received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any common shares received pursuant to the exercise of a NSO or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common shares acquired as a result of the exercise of a NSO or SAR, any appreciation (or depreciation) in the value of the common shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common shares must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a participant will not recognize taxable income, although the excess of the fair market value of the common shares received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock.
A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
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The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held common shares (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a NSO or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NSO or ISO exercise price (although a participant would still recognize ordinary compensation income upon exercise of a NSO in the manner described above). Moreover, that number of common shares received upon exercise which equals the number of previously held common shares surrendered in satisfaction of the NSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held common shares surrendered in satisfaction of the NSO or ISO exercise price. Any additional common shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The Amended 2016 Stock Plan generally prohibits the transfer of stock options other than by will or according to the laws of descent and distribution, but the Committee could permit the transfer of stock options (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of NSOs should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of NSOs (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a NSO is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested NSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NSO at the time of the gift. The value of the NSO may be affected by several factors, including the difference between the exercise price and the fair market value of the shares, the potential for future appreciation or depreciation of the shares, the time period of the NSO and the illiquidity of the NSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion, as applicable, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NSO will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested NSOs has not been extended to unvested NSOs. Whether such consequences apply to unvested NSOs or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards
A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or common shares in settlement of the restricted stock unit, as applicable, in an amount equal to the cash or the fair market value of the common shares received.
A recipient of a restricted share award or stock bonus generally will be subject to tax at ordinary income tax rates on the fair market value of the common shares when it is received, reduced by any amount paid by the recipient; however, if the common shares are not transferable and are subject to a substantial risk of
2026 Proxy Statement 105

forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common shares (i) when the common shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Code (in each case reduced by any amount paid by the recipient). If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a restricted share award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common shares received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse; provided, however, with respect to restricted shares for which a valid election is made under Section 83(b) of the Code, the capital gains holding period in those shares will commence on the date the shares are received. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation
In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2016 Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees
The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended 2016 Stock Plan will be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.
106 2026 Proxy Statement

ADDITIONAL INFORMATION
General Information
This Proxy Statement and the proxy card/voting instructions are being furnished to all shareholders beginning on or about April 22, 2026, in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the Annual Meeting.
In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.
Meeting Information
We will hold the Annual Meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Daylight Time on Tuesday, June 2, 2026, unless adjourned or postponed. Directions to the Annual Meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.
Who Can Vote & Record Date
All shareholders of record at the close of business on April 2, 2026 (the “record date”), are entitled to vote, in person at the Annual Meeting or by proxy, on each matter submitted to a vote of shareholders at the Annual Meeting. On the record date, 15,959,743 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes 1,161,283 shares held by certain of our Bermuda subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the Annual Meeting.
Meeting Attendance
Only record or beneficial owners of the Company’s common shares as of the record date may attend the Annual Meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners who hold their shares through a broker, dealer, or other nominee must also present evidence of share ownership, such as a recent brokerage account or bank statement, as well as present a legal proxy from their broker. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the Annual Meeting.
Important Notice Regarding Internet Availability of Materials
Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2025, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed or otherwise delivered, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.
2026 Proxy Statement 107

Householding
The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.
Proxy Solicitation
We have retained Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, for a fee of approximately $20,000, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our Directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.
Voting Information
Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the Annual Meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.
Submitting voting instructions for shares held in your name. As an alternative to voting in person at the Annual Meeting, you may direct your vote for the Annual Meeting by telephone or via the Internet or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. We encourage you to vote via telephone or the internet prior to the Annual Meeting in order to ensure that your vote is recorded in a timely manner. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.
Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and bring it to the Annual Meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. NYSE member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the Annual Meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.
Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a Director. Because Directors are elected by a plurality of votes and there are only seven nominees for the eight Director positions, withheld votes will have no effect on the election of Directors. On the other
108 2026 Proxy Statement

proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the Annual Meeting, and your abstention will have the effect of a vote against the proposal.
Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the Annual Meeting to the Corporate Secretary in person or the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) actually voting in person at the Annual Meeting. Please note that merely attending the Annual Meeting will not, by itself, constitute a revocation of a proxy.
Dissenters’ Rights of Appraisal. There are no dissenter or appraisal rights relating to the matters to be acted on at the Annual Meeting.
Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a Director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

Voting Item	Vote Required to Elect or Approve	Treatment of Abstentions and Broker Nonvotes
Election of Directors
Each Director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with their election must tender their conditional resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.
No effect
Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares
Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay)
Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.
Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect
Amendment No. 5 to the Amended and Restated 2016 Stock Plan	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Shareholder Matters
Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.
There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.
2026 Proxy Statement 109

2027 Shareholder Proposals
Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 Annual General Meeting of shareholders (including the inclusion of a Director nominee submitted pursuant to our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders) must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 24, 2026. Shareholder proposals not received by such date will be considered untimely under the SEC’s Rule 14a-8. We will not be required to include any such untimely proposal in our proxy materials.
To comply with universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than our nominees must have provided notice that sets forth the information required by Rule 14a-19 no later than April 5, 2027.
As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. December 24, 2026, is also the date by which up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years may nominate and include in our proxy materials nominees representing up to 20% of the Board, as more completely detailed in our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders available at www.nabors.com.
In accordance with our Bye-laws, in order to be properly brought before the 2027 Annual General Meeting, a notice of the matter the shareholder wishes to present must be delivered to or mailed and received at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda or to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s Annual Meeting (provided, however, that if the 2027 Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual General Meeting is mailed or public disclosure of the date of the Annual General Meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 4, 2027 and no later than April 2, 2027.
Other Matters
Other than the presentation of the annual audited financial statements for the Company’s 2025 fiscal year, the Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.
NABORS INDUSTRIES LTD.

Mark D. Andrews
Vice President & Corporate Secretary
Dated: April 22, 2026
110 2026 Proxy Statement

ANNEX A
DEFINITIONS:
Definitions Regarding Reconciliation
“Adjusted EBITDA” is defined as net income (loss) adjusted for income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is used in the calculation of CEO and former CFO compensation.
“Adjusted EBITDA” by Segment represents adjusted operating income (loss) plus depreciation and amortization.
“Adjusted free cash flow” represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets and before cash paid for acquisition related costs. Management believes that adjusted free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the Company’s ability to generate cash flow, after reinvesting in the Company’s future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.
“Adjusted gross margin per day” represents Adjusted gross margin divided by the total number of rig revenue days during the period.
“Adjusted gross margin” by segment represents Adjusted operating income (loss) plus general and administrative costs, research and engineering costs, plus depreciation and amortization.
“Adjusted operating income” represents Operating Revenues less the sum of Direct Costs, General & Administrative Expenses, Research & Engineering Expenses and Depreciation & Amortization.
“Rig revenue days” represents the number of days the Company’s rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned. Daily rig revenue represents operating revenue, divided by the total number of rig revenue days during the period.
“Net debt” is calculated as total debt minus the sum of cash and cash equivalents and short-term investments.
Each of these terms is a non-GAAP measure and should not be used in isolation or as a substitute for amounts reported in accordance with GAAP. However, we evaluate the performance of the Company, operating segments and compensation based on several criteria, including these non-GAAP measures, because we believe that these financial measures accurately reflect, and provide additional insight to investors on, the Company’s ongoing profitability, performance and liquidity.
Other Definitions
“Average Invested Capital” shall be the average of Net Debt + Equity, as those numbers are reported and calculated in accordance with the Company’s financial statements as filed with the SEC, as of the beginning and end of the Period, and each quarter end between those dates.
“F”, means Field, and includes the cost of employees who are assigned to a specific job (e.g., employees assigned to a specific rig).
“Field” employees are assigned to a specific rig, whereas FS employees are assigned to a yard/warehouse. SGA employees are not assigned to any rig.
“GRI” means Global Reporting Initiative, an independent, international organization that provides a global common language to communicate business impacts.
“SASB” means Sustainability Accounting Standard Board, a non-profit organization, founded in 2011 to develop sustainability accounting standards with the intent of standardizing reporting of ESG data.
2026 Proxy Statement A-1

“SGA” and “FS” are employees in administrative job codes or field support job codes, i.e., all non-Field employees.
RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in thousands)	Year ended December 31,
Reconciliation of Adjusted EBITDA	2023	2024	2025
Net income (loss)	49,904	(87,987)	374,433
Income tax expense (benefit)	79,220	56,967	163,095
Income (loss) before income taxes	129,124	(31,040)	537,528
Investment income (loss)	(43,820)	(38,713)	(27,648)
Interest expense	185,285	210,864	215,366
Gain on disposition of Quail Tools	—	—	(413,962)
Gain on bargain purchase	—	—	(113,653)
Other, net	(726)	106,816	65,802
Adjusted operating income (loss)	269,863	247,927	263,433
Depreciation and amortization	645,294	633,408	649,234
Adjusted EBITDA	$915,157	$881,335	$912,667

Reconciliation of Adjusted EBITDA by Segment	Year ended Dec. 31, 2025 (in thousands)
	Adjusted operating income (loss)	Plus: Depreciation and amortization	Adjusted EBITDA
U.S. Drilling	$131,372	$250,534	$381,906
International Drilling	164,123	327,834	491,957
Drilling Solutions	167,282	52,040	219,322
Rig Technologies	8,274	11,179	19,453
Other reconciling items	(207,618)	7,647	(199,971)
Total	$263,433	$649,234	$912,667

(in thousands)	December 31,
Reconciliation of Net Debt to Total Debt	2023	2024	2025
Current debt	$629,621	$—	$377,492
Long-term debt	2,511,519	2,505,217	2,117,187
Total debt	3,141,140	2,505,217	2,494,679
Less: Cash and short-term investments	1,070,178	397,299	940,738
Net Debt	$2,070,962	$2,107,918	$1,553,941

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities	Year ended Dec. 31, 2025 (in thousands)
Net cash provided by operating activities	$693,266
Add: Capital expenditures, net of proceeds from sales of assets	(617,320)
Free cash flow	75,946
Cash paid for acquisition related costs	40,816
Adjusted free cash flow	$116,762

A-2 2026 Proxy Statement

Reconciliation of Adjusted Gross Margin	Year ended Dec. 31, 2025 (in thousands)
Lower 48 – U.S. Drilling
Adjusted operating income	$67,214
Plus: General and administrative costs	18,917
Plus: Research and engineering	4,031
GAAP Gross Margin	90,162
Plus: Depreciation and amortization	211,548
Adjusted gross margin	$301,710
Other – U.S. Drilling
Adjusted operating income	$64,158
Plus: General and administrative costs	2,285
Plus: Research and engineering	301
GAAP Gross Margin	66,744
Plus: Depreciation and amortization	38,986
Adjusted gross margin	$105,730
U.S. Drilling
Adjusted operating income	$131,372
Plus: General and administrative costs	21,202
Plus: Research and engineering	4,332
GAAP Gross Margin	156,906
Plus: Depreciation and amortization	250,534
Adjusted gross margin	$407,440

2026 Proxy Statement A-3

ANNEX B
AMENDMENT NO. 5 TO
AMENDED AND RESTATED
NABORS INDUSTRIES LTD.
2016 STOCK PLAN
WHEREAS, Nabors Industries Ltd. (the “Company”) has heretofore adopted the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Amended and Restated 2016 Stock Plan”); and
WHEREAS, the shareholders of the Company amended the Amended and Restated 2016 Stock Plan in certain respects at the Annual General Meeting held June 1, 2021 (“Amendment No. 1”); and
WHEREAS, the shareholders of the Company amended the Amended and Restated 2016 Stock Plan in certain respects at the Annual General Meeting held June 7, 2022 (“Amendment No. 2”); and
WHEREAS, the shareholders of the Company amended the Amended and Restated 2016 Stock Plan in certain respects at the Annual General Meeting held June 4, 2024 (“Amendment No. 3”); and
WHEREAS, the shareholders of the Company amended the Amended and Restated 2016 Stock Plan in certain respects at the Annual General Meeting held June 3, 2025 (“Amendment No. 4”); and
WHEREAS, the Company desires to amend the Amended and Restated 2016 Stock Plan in certain respects (“Amendment No. 5”), subject to approval by the Company’s shareholders.
NOW, THEREFORE, the Amended and Restated 2016 Stock Plan shall be amended as follows, subject to approval by the Company’s shareholders:
1. The first sentence of Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:
  “(a) Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i) 2,167,000 Common Shares, and (ii) the number of Common Shares available for issuance under the Plan as of immediately prior to the Effective Date, no more than 2,167,000 of which may be issued in the form of Incentive Stock Options.”
2. Section 19 of the Plan shall be deleted and the following shall be substituted therefor:
“This amended and restated Plan was adopted by the Board on April 20, 2020, was approved by the shareholders on June 2, 2020, was amended by the shareholders effective June 1, 2021 (“Amendment No. 1”), was again amended by the shareholders effective June 7, 2022 (“Amendment No. 2”), was again amended by shareholders effective June 4, 2024 (“Amendment No. 3”), was again amended by shareholders effective on June 3, 2025 (“Amendment No. 4”) and was again amended on April 22, 2026 to be effective upon shareholder approval.
No Award shall be granted pursuant to the Plan on or after June 4, 2034, the tenth anniversary of the date Amendment No. 3 was approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.”
3. As amended hereby, the Amended and Restated 2016 Stock Plan is specifically ratified and reaffirmed. This Amendment No. 5 is subject to, and shall become effective only upon, approval by the Company’s shareholders. Except as specifically amended by this Amendment No. 5, the Amended and Restated 2016 Stock Plan shall remain in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 5 to be executed this 22rd day of April 2026, to be effective as of the date the Company’s shareholders approve Amendment No. 5.

NABORS INDUSTRIES LTD.
By:	/s/ Mark D. Andrews
Mark D. Andrews Vice President & Corporate Secretary

2026 Proxy Statement B-1

ANNEX C
AMENDED AND RESTATED
NABORS INDUSTRIES LTD.
2016 STOCK PLAN (Conformed in accordance with Amendment Nos. 1, 2, 3, 4 and 5)
Section 1. Purpose of Plan; Prior Plan.
The name of this plan is the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses.
The Plan as set forth herein constitutes an amendment and restatement of the Company’s 2016 Stock Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Section 4(a) and for the required composition of the Committee, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date.
Section 2. Definitions.
For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:
(a)	“2013 Stock Plan” means the Company’s 2013 Stock Plan, as amended.
(b)	“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.
(c)	“Affiliate” means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.
(d)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus under the Plan.
(e)	“Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
(f)	“Board” means the Board of Directors of the Company.
(g)
“Cause” means, unless otherwise provided in the Award Agreement: (i) the conviction of a Participant for a crime involving fraud and/or moral turpitude or a felony; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of a Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of a Participant that causes material damage to the Company and/or its Affiliates’ reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by a Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by a Participant; (vi) the failure of a Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or (vii) the failure of a Participant to perform or observe any of the material terms or conditions of the Participant’s employment other than by reason of illness, injury or incapacity, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

2026 Proxy Statement C-1

(h)
“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(j)
“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) for so long as any Award remains outstanding under the Prior Plan that could qualify for the written binding contract exception set forth in section 13601(e)(2) of public law 115-97 (commonly referred to as the Tax Cuts and Jobs Act), “outside Directors” as defined in section 162(m) of the Code; and (iii) “independent Directors” within the meaning of section 303A.02 of the NYSE Listed Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to “Committee” shall mean the Board.

(k)	“Common Shares” means the common shares, par value $0.05 per share, of the Company.
(l)	“Company” means Nabors Industries Ltd., a Bermuda exempted company (or any successor corporation).
(m)	“Consultant” means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.
(n)	“Director” means a member of the Board who is not an Employee or Consultant (other than in that individual’s capacity as a Director).
(o)
“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term “Disability” herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

(p)	“Eligible Recipient” means an Employee, Director or Consultant.
(q)	“Employee” means an employee of the Company or an Affiliate.
(r)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(s)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
(t)	“Fair Market Value” of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such
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share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.
(u)	“Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.
(v)
“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(w)
“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(x)
“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(y)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.
(z)
“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(aa)
“Performance Goal” shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals shall be determined by the Committee and may be based upon, but shall not be limited to, one or more of the following performance criteria for the Company, or other performance period or any one or more of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year or other performance period, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

(bb)	“Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.
(cc)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.
(dd)	“Shares” means Common Shares and the common equity of any successor security.
2026 Proxy Statement C-3

(ee)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.
(ff)	“Stock Bonus” means the right to receive a Share granted pursuant to Section 10 hereof.
(gg)
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)
“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(ii)	“Ten Percent Owner” has the meaning set forth in Section 7(b).
(jj)
“Termination” when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

Section 3. Administration.
(a)
The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;
(ii)
to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus are to be granted hereunder to Participants;

(iii)	to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;
(iv)	to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;
(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and
(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.
(b)
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c)
The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator may exercise its discretion to reduce the amounts payable under any Award subject to Performance Goals, except in the case of Awards made under the Prior Plan that were intended to constitute “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017); provided, however, that the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to

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reflect the impact of extraordinary items not reflected in such Performance Goals, subject to any limitations under section 162(m) of the Code (prior to its amendment in 2017) and the Prior Plan with respect to awards granted under the Prior Plan that are intended to constitute “performance-based compensation.”
(d)
Except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an Employee, Employees or committee of Employees. Notwithstanding the foregoing, no delegation pursuant to this Section 3(d) shall be made to the extent that such delegation would cause Awards made under the Prior Plan that were intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) to fail to so qualify.

(e)
If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4. Shares Reserved for Issuance Under the Plan.
(a)
Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i)~~1,710,000~~ 2,167,000 Common Shares, plus (ii) the number of Common Shares available for issuance under the Plan as of immediately prior to the Effective Date, no more than ~~1,740,000~~ 2,167,000 of which may be issued in the form of Incentive Stock Options.

The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.
(b)
Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award (including awards granted under the Prior Plan). To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) are forfeited, or (iii) Shares are withheld from payment of an Award granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) other than an Option or Stock Appreciation Right granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, such Shares shall again be (or, in the case of awards granted under the 2013 Stock Plan, shall become) available for issuance in connection with future Awards granted under the Plan. To the extent that (A) payment for an Option upon exercise is made with Shares owned by the Optionee, (B) Shares are withheld from payment of an Option or Stock Appreciation Right in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (C) Shares are surrendered in payment of the exercise price or purchase price of an Option or Stock Appreciation Right, such Shares shall not be available for issuance in connection with future Awards granted under the Plan.

(c)
The maximum amount of compensation that may be awarded to any single Director in any calendar year (including Awards under the Plan, determined based on the fair value of such Award(s) calculated as of the grant date under applicable financial accounting rules, as well as any cash fees) shall be $750,000.

(d)
To the extent required by applicable law or stock exchange rules, in no event shall any individual Award (other than Awards that may by their terms be paid or settled solely in cash) be granted under the Plan with respect to a number of Shares that exceeds one percent of the Company’s total issued and outstanding Shares as of the date of grant (or such greater or lesser amount as may be required by applicable law or stock exchange rules as in effect from time to time).

2026 Proxy Statement C-5

(e)
Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied.

Section 5. Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of Common Shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of Shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced (but not below zero), in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.
Section 6. Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.
Section 7. Options.
(a)
General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)
Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

(c)
Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)
Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

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(e)
Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed cashless exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing. For example, the Administrator may permit an Optionee to pay all or a portion of the aggregate exercise price by withholding from the Shares issuable to the Optionee upon the exercise of the Option Shares with a Fair Market Value (determined as of the same day as the exercise of the Option) equal to all or a portion of the exercise price to be so paid.

(f)
Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 16 hereof.

(g)
Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

(h)
Termination of Employment or Service. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for any reason other than the Participant’s resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant’s resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

(i)
Continued Service as a Director. Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a Director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant’s Options shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

(j)
Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

2026 Proxy Statement C-7

Section 8. Restricted Stock.
(a)
General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Vesting Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b)
Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)
Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)
Vesting/Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. In no event shall the Vesting Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 16 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e)
Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Vesting Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Vesting Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f)
Termination of Employment or Service. The rights of Participants granted an Award of Restricted Stock upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason during the Vesting Period shall be set forth in the Award Agreement governing such Award.

Section 9. Restricted Stock Units.
(a)
Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of pre-established Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted

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Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.
(b)
Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company’s sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests.

(c)
Termination of Employment or Service. The rights of Participants granted a Restricted Stock Unit upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10. Stock Bonus Awards.
In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant’s salary or cash bonus equal to such Fair Market Value.
Section 11. Stock Appreciation Rights.
(a)
Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of pre-established Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b)
Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c)
Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d)	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.
(e)	SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.
2026 Proxy Statement C-9

(f)	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
(g)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
(ii)	the number of Shares with respect to which the SAR is exercised.
At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
Section 12. Vesting.
Each Award under the Plan that is granted on or after the Effective Date shall be subject to a vesting period of at least one year; provided, however, that this minimum vesting period shall not apply to (a) early vesting by reason of a “corporate change” (as defined in Section 13(c)), a change in control of the Company (as defined in the applicable Award Agreement), or a Termination of employment or service, or (b) any Awards granted up to a maximum of five percent of the Shares available for issuance under the Plan. An award made to a Director with a vesting period at least equal to the period from the annual shareholders’ meeting at which the Award is granted to the next annual shareholders’ meeting shall be considered to have a vesting period of at least one year.
Section 13. Effect of Corporate Change.
(a)
Board Action. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of a “corporate change” (defined in paragraph (c) below) or upon Termination of employment or service under specified circumstances during a specified period following such a corporate change, the Board shall have the authority in its sole discretion without the consent or approval of any Participant, to take any one or more of the following actions with respect to the Awards on such terms and conditions as it may determine, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:

(i)
the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)
the Board may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) as of a date specified by the Board or the Committee, in which event the Board or the Committee shall thereupon cancel such Awards, and the Company shall pay (or cause to be paid) to each Participant with respect to his or her surrendered and cancelled Awards an amount in cash or other property equal to the Fair Market Value of the Shares covered by such Awards as of the date of such surrender and cancellation, reduced (but not below zero), in the case of Options, by the Exercise Price(s) thereof, and in the case of Stock Appreciation Rights, the grant price(s) thereof, or by any other applicable purchase price;

(iii)
the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Vesting Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the corporate change or such other date as may be determined by the Board;

C-10 2026 Proxy Statement

(iv)	the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;
(v)	the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the corporate change; and
(vi)
the Board may make such adjustments to Awards then outstanding as the Board deems appropriate to reflect such corporate change and to prevent the dilution or enlargement of rights (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including without limitation, adjusting such an Award to provide that the number and class of shares of stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring entity, or a parent or subsidiary thereof, or other property (including, without limitation, cash) as determined by the Board in its sole discretion.

(b)
Notwithstanding the above provisions of this Section 13, the Board shall not be required to take any action described in the preceding provisions of this Section 13, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 13 shall be final, binding and conclusive with respect to the Company and all other interested persons. Further, nothing in this Section 13 shall be interpreted to preclude the Administrator from taking any action permitted pursuant to Section 5 hereof with respect to a corporate change that also constitutes a Change in Capitalization.

(c)
For purposes of this Section 13, the term “corporate change” shall mean (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of any entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) the individuals who, as of February 19, 2016, constitute members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that any individual becoming a Director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of the office as a Director occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board).

Section 14. Amendment and Termination.
(a)
The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law, or if such amendment would result in an increase to the maximum limitation on Director compensation set forth in Section 4(c) of the Plan.

(b)
Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant’s death, disability, or Termination of employment or service (other than the Participant’s Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under section 409A. No Award granted under the Prior Plan that was intended to qualify as “performance-based

2026 Proxy Statement C-11

compensation” under section 162(m) of the Code (prior to its amendment in 2017) shall provide or allow for vesting other than as permitted by such section. Subject to Section 4 and Section 13 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.
(c)
Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section 15. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 16. Withholding Taxes.
(a)
Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant, in each case having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. Notwithstanding the preceding provisions of this Section 16(a), withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Administrator (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative reporting or similar consequences) and (ii) authorizes withholding at such greater rates.

(b)
If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant that the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 17. General Provisions.
(a)
Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

(b)
All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the

C-12 2026 Proxy Statement

Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.
(c)
Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(d)
No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e)
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected, but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(f)	The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.
(g)
Awards may be granted under the Plan from time to time in substitution for awards held by employees, Directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

(h)	Section 409A.
(i)
The Plan is intended to comply with section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts payable hereunder comply with, or are exempt from, section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

(ii)
For purposes of section 409A of the Code and unless otherwise expressly provided in an Award Agreement, each payment made under the Plan and the Award Agreement shall be considered as a “separate payment” within the meaning of section 409A of the Code.

(iii)
In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the “deferral of compensation” under section 409A of the Code and the Treasury regulations promulgated thereunder, unless otherwise provided in the Award Agreement, “Termination” shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture), a “separation from service” within the meaning of Treasury regulation section 1.409A-1(h).

2026 Proxy Statement C-13

(iv)
In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a “deferral of compensation” and become payable on account of the “separation from service” (within the meaning of Treasury regulation section 1.409A-1(h)) of a Participant who as of the date of such separation from service is a “specified employee” (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant’s separation from service or (ii) the date of the Participant’s death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 17(h)(iv) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

Section 18. Shareholder Approval; Effective Date of Plan.
The Plan shall be effective as of the date of approval by the Company’s shareholders of Amendment No. ~~4~~5 (the “Effective Date”).
Section 19. Term of Plan.
This amended and restated Plan was adopted by the Board on April 20, 2020, was approved by the shareholders on June 2, 2020, was amended by the shareholders effective June 1, 2021 (“Amendment No. 1”), was again amended by the shareholders effective June 7, 2022 (“Amendment No. 2”), was again amended by shareholders effective June 4, 2024 (“Amendment No. 3”), ~~and~~ was again amended by shareholders effective June 3, 2025 ~~on April 23, 2025, to be effective upon shareholder approval~~ (“Amendment No. 4”) and was again amended on April 22, 2026, to be effective upon shareholder approval (“Amendment No. 5”).
No Award shall be granted pursuant to the Plan on or after June 4, 2034, the tenth anniversary of the date Amendment No. 3 was approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.
C-14 2026 Proxy Statement

NABORS

NABORS INDUSTRIES LTD.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84477-P42892 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NABORS INDUSTRIES LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tanya S. Beder
02) Anthony R. Chase
03) James R. Crane
04) John P. Kotts
05) Michael C. Linn
06) Anthony G. Petrello
07) David J. Tudor
08) John Yearwood

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1 and FOR proposals 2, 3 and 4.** If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information

2026 Annual General Meeting of Shareholders
June 2, 2026 at 10:00 a.m. CDT at
The Offices of Nabors Corporate Services, Inc.
515 West Greens Road
Houston, Texas 77067

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V84478-P42892

NABORS INDUSTRIES LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and Miguel A. Rodriguez, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on June 2, 2026, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE